UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK

IN RE PAYMENT CARD INTERCHANGE FEE AND MERCHANT DISCOUNT ANTITRUST LITIGATION This Document Applies to:	No. 05-md-01720 (BMC) (JAM)
Barry’s Cut Rate Stores, Inc., et al. v. Visa, Inc., et al., No. 05-md-01720 (E.D.N.Y.) (BMC) (JAM), also now known as DDMB, Inc., et al. v. Visa, Inc., et al., No. 05-md-01720 (E.D.N.Y.) (BMC) (JAM)

SUPERSEDING AND AMENDED CLASS SETTLEMENT AGREEMENT OF THE
RULE 23(b)(2) CLASS PLAINTIFFS AND THE DEFENDANTS

Table of Contents
Page
Preamble      1
Definitions      6
Effective Date      16
Rule 23(b)(2) Class      17
Rule 23(b)(2) Class Settlement Escrow Account      17
Payments to the Rule 23(b)(2) Class Settlement Escrow Account      19
Consideration Provided to Members of the Rule 23(b)(2) Class      22
Consideration Provided by the Visa Defendants      23
Limitations on Consideration Provided by the Visa Defendants      52
Consideration Provided by the Mastercard Defendants      53
Limitations on Consideration Provided by the Mastercard Defendants      83
Release and Covenant Not to Sue of the Rule 23(b)(2) Class      84
Motion for Approval of this Rule 23(b)(2) Class Settlement Agreement     93
Rule 23(b)(2) Class Settlement Notice and Objections      98
Termination      100
Continuing Court Supervision and Jurisdiction      102
Additional Terms and Conditions      104
APPENDIX A – MDL 1720 Actions     A-1
APPENDIX B – Rule 23(b)(2) Class Settlement Escrow Agreement      B-1
APPENDIX C – Notice Plan      C-1
APPENDIX D – Rule 23(b)(2) Class Notices      D-1
APPENDIX E – Rule 23(b)(2) Class Settlement Notice and Scheduling Order      E-1
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APPENDIX F – Rule 23(b)(2) Class Settlement Order and Final Judgment      F-1
APPENDIX G – Section IV of Final Judgment in United States v. American Express, et al.,
No. 10-CV-04496 (E.D.N.Y.) (NGG) (RER), as modified      G-1
APPENDIX H – Permissible Steering Scenarios      H-1
APPENDIX I – Counsel Names and Contact Information      I-1
APPENDIX J – Visa Applicable Credit Interchange Rates as of March 2025      J-1
APPENDIX K – Mastercard Applicable Credit Interchange Rates as of March 2025      K-1

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SUPERSEDING AND AMENDED CLASS SETTLEMENT AGREEMENT OF THE
RULE 23(b)(2) CLASS PLAINTIFFS AND THE DEFENDANTS
Subject to the approval of the Court, and as further set forth below, this Superseding and Amended Class Settlement Agreement of the Rule 23(b)(2) Class Plaintiffs and the Defendants (the “Superseding and Amended Rule 23(b)(2) Class Settlement Agreement”) is made as of the 10th day of November, 2025, by and between the Rule 23(b)(2) Class Plaintiffs defined below, individually and as representatives of the Rule 23(b)(2) Class defined below, the Rule 23(b)(2) Class Counsel defined below, the Visa Defendants defined below, and the Mastercard Defendants defined below.
WHEREAS, on June 22, 2005, Photos Etc. Corporation, Traditions Ltd., CHS Inc., and other plaintiffs filed a class action complaint captioned Photos Etc. Corp., et al. v. Visa U.S.A. Inc., et al., No. 05-cv-01007 (D. Conn.);
WHEREAS, the Photos Etc. Corp. action was subsequently consolidated for pretrial proceedings with additional putative class actions and individual plaintiff actions alleging similar or identical claims, in In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, No. 05-md-01720 (E.D.N.Y.);
WHEREAS, certain class plaintiffs and defendants entered into a Definitive Class Settlement Agreement, which was filed with the Court on October 19, 2012, and which sought certification of settlement classes under Federal Rules of Civil Procedure 23(b)(3) and 23(b)(2);
WHEREAS, the Court preliminarily and finally approved the Definitive Class Settlement Agreement in orders filed on November 27, 2012 and December 13, 2013, and certified a settlement class under Federal Rule of Civil Procedure 23(b)(3) from which opt-outs were permitted and a settlement class under Federal Rule of Civil Procedure 23(b)(2) from which opt-outs were not permitted;

WHEREAS, on June 30, 2016, the United States Court of Appeals for the Second Circuit vacated the Court’s class certification and approval of the Definitive Class Settlement Agreement;
WHEREAS, on November 30, 2016, the Court appointed the law firms of Robins Kaplan LLP, Berger Montague PC, and Robbins Geller Rudman & Dowd LLP to be interim co-lead counsel for a putative class of plaintiffs seeking class certification pursuant to Federal Rule of Civil Procedure 23(b)(3), and appointed Hilliard & Shadowen LLP, Grant & Eisenhofer P.A., Freed Kanner London & Millen LLC, and Nussbaum Law Group, P.C. to be interim co-lead counsel for a putative class of plaintiffs seeking class certification pursuant to Federal Rule of Civil Procedure 23(b)(2);
WHEREAS, on or about March 31, 2017, interim co-lead counsel for the putative Rule 23(b)(2) class, on behalf of named class plaintiffs that were not signatories to the Definitive Class Settlement Agreement, filed an action captioned Barry’s Cut Rate Stores, Inc., et al. v. Visa, Inc., et al., MDL No. 1720 Docket No. 05-md-01720 (E.D.N.Y.) (“Barry’s”), in In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, No. 05-md-01720 (E.D.N.Y.), which sought certification of a class pursuant only to Federal Rule of Civil Procedure 23(b)(2);
WHEREAS, on October 27, 2017, class plaintiffs that were signatories to the Definitive Class Settlement Agreement filed a Third Consolidated Amended Class Action Complaint, which sought certification of a class pursuant only to Federal Rule of Civil Procedure 23(b)(3);
WHEREAS, class plaintiffs and defendants entered into a Superseding and Amended Definitive Class Settlement Agreement of the Rule 23(b)(3) Class Plaintiffs and the Defendants, which was filed with the Court on September 18, 2018, which excluded from its release claims reflecting class members’ participation in Barry’s solely as to the injunctive relief claims alleged in that action;
WHEREAS, the Court preliminarily and finally approved the Superseding and Amended Definitive Class Settlement Agreement of the Rule 23(b)(3) Class Plaintiffs and the Defendants in orders filed on January 24 and December 13, 2019, and certified a settlement class under Federal Rule of Civil Procedure 23(b)(3) from which opt-outs were permitted;
WHEREAS, on March 15, 2023, the Second Circuit Court of Appeals affirmed the Court’s approval of the Superseding and Amended Definitive Class Settlement Agreement of the Rule 23(b)(3) Class Plaintiffs and the Defendants;
WHEREAS, on September 27, 2021, on the motion of the class plaintiffs in Barry’s, the Court certified a class under Federal Rule of Civil Procedure 23(b)(2) from which opt-outs were not permitted;
WHEREAS, in their complaint, the Rule 23(b)(2) Class Plaintiffs in Barry’s allege that the Visa Defendants and the Mastercard Defendants defined below separately engaged in conduct in violation of the Sherman Act (15 U.S.C. § 1 et seq.) and state antitrust law, alleging that those Defendants each adopted interchange rules and rates, and other network rules, which constituted unlawful price fixing and unreasonable restraints of trade, and monopolization, and which allegedly injured class plaintiffs in accepting Visa-Branded Cards and Mastercard-Branded Cards as payment for goods or services;
WHEREAS, Rule 23(b)(2) Class Plaintiffs and Rule 23(b)(2) Class Counsel have analyzed and conducted substantial discovery, including obtaining and analyzing more than 60 million pages of documents and reviewing transcripts of and participating in more than 550 depositions, and have carefully investigated and analyzed the facts and underlying events relating to the subject matter of their claims and the applicable legal principles;

WHEREAS, as a result of arm’s-length negotiations over several years, including numerous mediation sessions before Professor Eric Green, Rule 23(b)(2) Class Plaintiffs, the Visa Defendants, and the Mastercard Defendants entered into a Rule 23(b)(2) class settlement agreement, which was filed with the Court on March 26, 2024;
WHEREAS, on June 13, 2024, the Court held a hearing on preliminary approval of the March 26, 2024 Rule 23(b)(2) class settlement agreement;
WHEREAS, on June 25, 2024, the Court filed a Memorandum and Order finding that the Court was not likely to grant final approval to the Rule 23(b)(2) class settlement agreement and therefore denying preliminary approval;
WHEREAS, as a result of the prospect of continued litigation and further arm’s-length negotiations conducted since August 2024, including numerous mediation sessions before the Honorable James Orenstein, the Rule 23(b)(2) Class Plaintiffs and Defendants have entered into this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement;
WHEREAS, the Rule 23(b)(2) Class Plaintiffs and Rule 23(b)(2) Class Counsel have concluded, based upon their investigation, and taking into account the risks, uncertainties, burdens, and costs of further prosecution of their claims, and taking into account the substantial benefits to be received by the Rule 23(b)(2) Class as defined below pursuant to this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, and for the purpose of putting to rest all injunctive and related declaratory relief claims that were or could have been alleged in Barry’s, that a resolution and compromise on the terms set forth herein is fair, reasonable, adequate, and in the best interests of the Rule 23(b)(2) Class, and will improve competition;
WHEREAS, the Visa Defendants and Mastercard Defendants, for the purpose of avoiding the burden, expense, risk, and uncertainty of continuing to litigate the Rule 23(b)(2) Class Plaintiffs’ claims, and for the purpose of putting to rest all injunctive and related declaratory relief claims with the Rule 23(b)(2) Class Plaintiffs and the Rule 23(b)(2) Class that were or could have been alleged in Barry’s, desire to enter into this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement;
WHEREAS, the Rule 23(b)(2) Class Plaintiffs and their experts have contended that, even with effective reform of the Rules challenged in this Action, “the [competitive] adjustment will still require a significant period of time to reach the new more competitive equilibrium,” and that during this period of time “[i]t will be necessary for the Court to supervise the implementation of the maximum merchant fees.” Expert Report of Joseph E. Stiglitz (Oct. 5, 2018) ¶¶ 170, 173;
WHEREAS, the Defendants deny the allegations in the preceding paragraph, but in order to put to rest all injunctive and related declaratory relief claims with the Rule 23(b)(2) Class Plaintiffs and the Rule 23(b)(2) Class that were or could have been alleged in Barry’s, the Visa Defendants and Mastercard Defendants have agreed to the terms of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement;
WHEREAS, it is agreed that this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall not be deemed or construed to be an admission, concession, or evidence of any violation of any federal, state, or local statute, regulation, rule, or other law, or principle of common law or equity, or of any liability or wrongdoing whatsoever, by any of the Defendants, any of the Rule 23(b)(2) Class Released Parties defined below, or any of their alleged co-conspirators, or of the truth of any of the claims that the Rule 23(b)(2) Class Plaintiffs have asserted; and
WHEREAS, Rule 23(b)(2) Class Counsel represent and warrant that they are fully authorized to enter into this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement on behalf of the Rule 23(b)(2) Class Plaintiffs, and have consulted with and confirmed that all Rule 23(b)(2) Class Plaintiffs fully support and have no objection to this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement;
NOW, THEREFORE, without any admission or concession by the Rule 23(b)(2) Class Plaintiffs of any lack of merit to their allegations and claims, and without any admission or concession by the Defendants of any liability, wrongdoing, or lack of merit in their defenses, in consideration of the mutual covenants and terms contained herein, and subject to the approval of the Court, the Rule 23(b)(2) Class Plaintiffs, Rule 23(b)(2) Class Counsel, the Visa Defendants, and the Mastercard Defendants agree as follows:
Definitions
1.For the purposes of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, the following words and terms shall be defined to have the meanings set forth below, and all undefined words and phrases shall have their usual and customary meaning.
(a)“Action,” “this Action,” or “MDL 1720” means all actions that are now or previously were consolidated for pretrial proceedings in In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, No. 1:05-md-01720 (E.D.N.Y.), including without limitation Barry’s and the actions listed in Appendix A hereto.
(b)“Applicable Domestic Credit Transactions” include all U.S. domestic Credit Card transactions (i.e., transactions on U.S.-issued Credit Cards that are acquired at merchant locations in the U.S., including, e.g., transactions on Commercial Credit Cards, Premium Consumer Credit Cards, and Standard Consumer Credit Cards) subject to the Visa Defendants’ or Mastercard Defendants’ “Honor All Cards” Rule (as modified herein), except that for the Standard Consumer Credit Card rate reductions and posted rate caps referenced in Paragraphs 50-51 and 99-100 below, “Applicable Domestic Credit Transactions” shall include only rates applicable to (i) Credit Card transactions issued in and acquired at merchant locations in the 50 states of the U.S. and the District of Columbia, and (ii) Credit Card transactions issued in and acquired at merchant locations in Puerto Rico. “Applicable Domestic Credit Transactions” shall not include transactions in any channel in which merchant acceptance of a Credit Card is exclusive. Transactions on any existing Credit Cards subject to a network’s “Honor All Cards” Rule (as modified herein) are included in Applicable Domestic Credit Transactions regardless of any future change to their inclusion within that Rule. Transactions on any existing Credit Cards, or any new Credit Cards created in the future, that are not subject to a network’s “Honor All Cards” Rule (as modified herein), and for which merchant acceptance of such product or service is optional, are not Applicable Domestic Credit Transactions. By way of example, current optional Credit Card acceptance products or services include (i) Visa’s Commercial Choice Program, in which acceptance is optional and the merchant or supplier and cardholder or buyer must agree to the applicable interchange rate; (ii) Visa’s Installment Credential Standard, in which merchant acceptance is optional; (iii) Visa’s Installment Service, in which merchant acceptance is optional; (iv) Mastercard’s Buy Now Pay Later Installments Program, in which merchant acceptance is optional; (v) Mastercard’s Variable Interchange Programs, in which merchant acceptance is optional; and (vi) Mastercard’s IRD TK Commercial Interchange Program, which is Mastercard’s optional interchange rate designator program for commercial products associated with negotiated interchange rates that are agreed between issuers and acquiring processors or merchants.
(c)“Attorneys’ Fees and Expenses” means all attorneys’ fees and all costs and expenses, including any fees and costs for experts and consultants, and including any incentive or service awards to be paid to a Rule 23(b)(2) Class Plaintiff, that the Court awards to Rule 23(b)(2) Class Counsel or Rule 23(b)(2) Class Plaintiffs for work performed for the benefit of members of the Rule 23(b)(2) Class.

(d)“Bank Defendants” means Bank of America, N.A.; BA Merchant Services LLC (formerly known as National Processing, Inc.); Bank of America Corporation; Barclays Bank plc; Barclays Bank Delaware (formerly known as Juniper Bank); Barclays Financial Corp. (formerly known as Juniper Financial Corporation); Capital One Bank (USA), N.A.; Capital One, N.A. (as successor to Capital One F.S.B.); Capital One Financial Corporation; JPMorgan Chase Bank, N.A. (and as successor to Chase Bank USA, N.A. (and as successor to Chase Manhattan Bank USA, N.A.) and Washington Mutual Bank); Paymentech, LLC (as successor to Chase Paymentech Solutions, LLC); JPMorgan Chase & Co. (and as successor to Bank One Corporation and Bank One Delaware, N.A.); Citibank, N.A. (and as successor to Citibank (South Dakota), N.A.); Citibank, N.A.; Citicorp LLC (as successor to Citicorp); and Wells Fargo & Company (and as successor to Wachovia Bank N.A.).
(e)“Barry’s” or “Barry’s Cut Rate Stores, Inc., et al. v. Visa, Inc., et al.” means Barry’s Cut Rate Stores, Inc., et al. v. Visa, Inc., et al., MDL No. 1720 Docket No. 05-md-01720 (E.D.N.Y.) (also now known as DDMB, Inc., et al. v. Visa, Inc., et al., MDL No. 1720 Docket No. 05-md-01720 (E.D.N.Y.)).
(f)“Case Website” means the website established for the purposes of this Action, which is described in Appendix C below.
(g)“Class Administrator” means Epiq Systems, Inc., which shall effectuate and administer the Notice Plan, and which firm is unrelated to and independent of the Rule 23(b)(2) Class Plaintiffs and the Defendants within the meaning of Treasury Regulations § 1.468B-1(d) and § 1.468B-3(c)(2)(A).
(h)“Class Objection Period” means the period in which an Objector must file any objections to this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, which period is specified in Paragraph 126(f)(ii) below.

(i)“Court” means the United States District Court for the Eastern District of New York.
(j)“Credit Card” means any card, plate, or other payment code, device, credential, account, or service, even where no physical card is issued and the code, device, credential, account, or service is used for only one transaction or multiple transactions — including, without limitation, a plastic card, a mobile telephone or other mobile communications device, a fob, a home assistant or other internet-connected device, or any other current or future code, device, credential, account, or service by which a person, business, or other entity can pay for goods or services — that is issued or approved for use through a payment network and that may be used to access a line of credit or otherwise defer payment of debt or incur debt and defer its payment, including cards commonly known as credit cards, charge cards, commercial credit cards, corporate credit cards, fleet cards, or purchasing cards.
(k)“Commercial Credit Card” means a Credit Card issued in the United States as a means of payment for business-related goods and services and that is one of the following product types: Corporate, Business, Small Business, Platinum Business, Signature Business, Infinite Business, Purchasing, or Fleet (for Visa-Branded Credit Cards) or Corporate, Business, Executive Business, Business Plus, Professional, World Mastercard for Business, World Elite Mastercard for Business, Business World Legend, Corporate World Elite, Corporate Executive, Government Public Sector Commercial, Purchasing, or Fleet (for Mastercard-Branded Credit Cards), or any similar Visa Credit Card or Mastercard Credit Card issued during the term of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement. For the avoidance of doubt, the term “Commercial Credit Card” does not include any Debit Card.
(l)“Debit Card” means any card, plate, or other payment code, device, credential, account, or service, even where no physical card is issued and the code, device,

credential, account, or service is used for only one transaction or multiple transactions — including, without limitation, a plastic card, a mobile telephone or other mobile communications device, a fob, a home assistant or other internet-connected device, or any other current or future code, device, credential, account, or service by which a person, business, or other entity can pay for goods or services — that is issued or approved for use in the United States through a payment network to debit a cardholder’s asset or deposit account, or that otherwise is not a Credit Card, regardless of whether authentication is based on signature, personal identification number (or PIN), or other means (or no means at all), and regardless of whether or not the issuer holds the account (such as decoupled debit), including cards commonly known as signature or offline debit cards, PIN or online debit cards, gift cards, or other prepaid cards. For avoidance of doubt, the term “Debit Card” includes a commercial, small business, or similar debit card issued as means of payment for business-related goods and services, and that debits a cardholder’s asset or deposit account.
(m)“Defendants” means the Visa Defendants, the Mastercard Defendants, and the Bank Defendants.
(n)“Effective Date” means the date on which this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement becomes effective as provided in Paragraph 2 below.
(o)“Effective Interchange Rate” means all network-set default interchange fees (without regard to any network assessments or fees) assessed to acquirers in connection with Visa-Branded Credit Card or Mastercard-Branded Credit Card transactions authorized, cleared, and settled by the Visa Defendants or the Mastercard Defendants, respectively, including any individually-negotiated interchange reductions implemented as a result of an agreement between the network and a merchant, divided by the sales volume of the corresponding transactions. The “Effective Interchange Rate” is calculated net of returns and chargebacks. As to Visa-Branded

Credit Card or Mastercard-Branded Credit Card transactions involving individually-negotiated interchange reductions or rebates implemented as a result of an agreement between an issuer and a merchant or its acquirer, the “Effective Interchange Rate” is calculated using the network-set default interchange fees corresponding to those transactions.
(p)“Independent Auditor” means the independent-third party auditor selected by the Rule 23(b)(2) Class Counsel to undertake the activities described in Paragraphs 48, 52-53, 97, and 101-102 below.
(q)“Independent Auditor Expenses” means any expenses that the Court awards for the Independent Auditor to undertake the activities described in Paragraphs 48, 52-53, 97, and 101-102 below.
(r)“Mastercard-Branded Card” means any Credit Card or Debit Card that bears or uses the name Mastercard, Maestro, Cirrus, or any other brand name or mark owned or licensed by a Mastercard Defendant, or that is issued under any such brand or mark.
(s)“Mastercard Defendants” or “Mastercard” means Mastercard International Incorporated and Mastercard Incorporated, and each of their respective subsidiaries, successors, purchasers, and assigns (including an acquirer of all or substantially all of their respective assets, stock, or other ownership interests).
(t)“Merchant Education Expenses” means any expenses that the Court awards for education of members of the Rule 23(b)(2) Class as provided in Paragraphs 56-60 and 105-109 below.
(u)“Merchant Fee” means any amount that reduces from the face amount of a transaction the funds that a merchant receives in the settlement of a Credit Card or Debit Card transaction, or is otherwise charged to or paid by a merchant, or any interchange fee, network fee or assessment, or acquirer, issuer, or processor fee, including Visa’s Fixed Acquirer Network Fee.
(v)“Notice Costs” means any expenses that the Court awards for providing notice of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement to the Rule 23(b)(2) Class.
(w)“Notice Plan” means the plan for providing notice of the Barry’s action and this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement to members of the Rule 23(b)(2) Class, which is contained in Appendix C hereto.
(x)“Objector” means any person or entity with legal standing to object and that timely and properly submits a legally-cognizable objection to this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement in the manner provided in Paragraph 133 below.
(y)“Paragraph” or “Paragraphs” means one or more paragraphs of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement.
(z)“Premium Consumer Credit Card” means a Credit Card issued in the United States as one of the following product types: Signature, Signature Preferred, or Infinite (for Visa-Branded Credit Cards), or World, World High Value, World Legend, or World Elite (for Mastercard-Branded Credit Cards), or any similar Visa Credit Card or Mastercard Credit Card issued during the term of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement.
(aa)“Rule” means any rule, by-law, policy, standard, guideline, operating regulation, practice, procedure, activity, or course of conduct relating to any Visa-Branded Card or any Mastercard-Branded Card.

(bb)    “Rule 23(b)(2) Class Counsel” means Hilliard & Shadowen LLP, Grant & Eisenhofer P.A., Freed Kanner London & Millen LLC, and Nussbaum Law Group, P.C., which were appointed co-lead Rule 23(b)(2) Class Counsel in the Court’s Memorandum and Order filed in this Action on September 27, 2021.
(cc)    “Rule 23(b)(2) Class Plaintiffs” means Boss Dental Care; Runcentral, LLC; CMP Consulting Serv., Inc.; Generic Depot 3, Inc. (doing business as Prescription Depot); and PureOne, LLC (doing business as Salon Pure).
(dd)    “Rule 23(b)(2) Class Settlement Escrow Account” means the bank account established pursuant to the escrow agreement in Appendix B hereto, as provided in Paragraph 4 below.
(ee)    “Rule 23(b)(2) Class Escrow Agent” means The Huntington National Bank, which shall maintain, administer, and make payments from the Rule 23(b)(2) Class Settlement Escrow Account as provided in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement and Appendix B, and which shall be unrelated to and independent of the Rule 23(b)(2) Class Plaintiffs and the Defendants within the meaning of Treasury Regulations § 1.468B-1(d) and § 1.468B-3(c)(2)(A).
(ff)    “Rule 23(b)(2) Class” means the class certified by the Court’s order dated September 27, 2021 (ECF No. 8647), as modified by the Court’s order dated June 25, 2024 (ECF No. 9333), which consists of all persons, businesses, and other entities that accept Visa-Branded Cards and/or Mastercard-Branded Cards in the United States at any time during the period between December 18, 2020 and the date of preliminary settlement approval, and from which no exclusions are permitted.
(gg)    “Rule 23(b)(2) Class Settlement Notice and Scheduling Order” means the Court’s order providing for notice to the Rule 23(b)(2) Class and setting forth a schedule for an approval hearing on this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, which is described in Paragraph 126 below and is in substantially the form contained in Appendix E hereto.
(hh)    “Rule 23(b)(2) Class Settlement Order and Final Judgment” means the Court’s order approving this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement and the final judgment dismissing Barry’s with prejudice, which is described in Paragraph 127 below and is in substantially the form contained in Appendix F hereto.
(ii)    “Rule 23(b)(2) Class Released Parties” means the persons, businesses, or other entities described in Paragraph 115 below.
(jj)    “Rule 23(b)(2) Class Releasing Parties” means the persons, businesses, or other entities described in Paragraph 114 below.
(kk)    “Rule 23(b)(2) Class Notices” means the website and publication notices concerning the Barry’s action and this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement to be provided to members of the Rule 23(b)(2) Class, which are in substantially the form(s) contained in Appendix D hereto.
(ll)    “Settlement Approval Date” means the business day after all of the following conditions have been satisfied: (i) notice of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement has been provided to the members of the Rule 23(b)(2) Class as provided in Paragraphs 129-132 below and ordered by the Court; and (ii) the Court has entered the Rule 23(b)(2) Class Settlement Order and Final Judgment without substantial modification from the form contained in the attached Appendix F, including without modification of the definition of the Rule 23(b)(2) Class (from which exclusions are not permitted), and including without any modification of the release and covenant not to sue provided by the Rule 23(b)(2) Class.

(mm)    “Settlement Final Date” means the business day after all of the following conditions have been satisfied: (i) all conditions for the Settlement Approval Date have been satisfied; (ii) the Court has entered the Rule 23(b)(2) Class Settlement Order and Final Judgment without substantial modification from the form contained in the attached Appendix F, including without modification of the definition of the Rule 23(b)(2) Class (from which exclusions are not permitted), and including without any modification of the release and covenant not to sue provided by the Rule 23(b)(2) Class; (iii) in the event that there is an appeal from the Court’s Rule 23(b)(2) Class Settlement Order and Final Judgment, it is affirmed without substantial modification, including without modification of the definition of the Rule 23(b)(2) Class (from which exclusions are not permitted), and including without modification of the release and covenant not to sue provided by the Rule 23(b)(2) Class; and (iv) the Rule 23(b)(2) Class Settlement Order and Final Judgment is no longer subject to further court review by rehearing, appeal, petition for certiorari, or otherwise. The Rule 23(b)(2) Class Settlement Order and Final Judgment shall be deemed to be no longer subject to further court review either (x) seventy-five days after the Rule 23(b)(2) Class Settlement Order and Final Judgment has been entered by the Court if no notice, motion, or other document is filed within that time seeking any rehearing, reconsideration, vacatur, review, appeal, or any other action regarding the Rule 23(b)(2) Class Settlement Order and Final Judgment or this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, or (y) if any such notice, motion, or document is filed, then ten business days after the date on which all appellate and/or other proceedings resulting from any such notices, motions, or documents have been finally terminated or resolved without modification of the Rule 23(b)(2) Class Settlement Order and Final Judgment or this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement and in such a manner as to permit no further judicial action, challenge, modification, or review of the Rule 23(b)(2) Class Settlement Order and Final Judgment or this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement.
(nn)    “Standard Consumer Credit Card” means a Credit Card issued in the United States as one of the following product types: Traditional or Traditional Rewards (for Visa-Branded Credit Cards), or Core or Enhanced Value (for Mastercard-Branded Credit Cards), or any similar Visa Credit Card or Mastercard Credit Card issued during the term of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement.
(oo)    “Superseding and Amended Rule 23(b)(2) Class Settlement Agreement” means this Superseding and Amended Class Settlement Agreement of the Rule 23(b)(2) Class Plaintiffs and the Defendants, dated November 10, 2025, including all of its Appendices.
(pp)    “United States” or “U.S.” means all the States, territories, and possessions of the United States, the District of Columbia, the Commonwealth of Puerto Rico, and any political subdivision of the foregoing.
(qq)    “Visa-Branded Card” means any Credit Card or Debit Card that bears or uses the name Visa, Plus, Interlink, or any other brand name or mark owned or licensed for use by a Visa Defendant, or that is issued under any such brand or mark.
(rr)    “Visa Defendants” or “Visa” means Visa Inc., including Visa U.S.A. Inc. and Visa International (also known as Visa International Service Association), and each of their respective subsidiaries, successors, purchasers, and assigns (including an acquirer of all or substantially all of their respective assets, stock, or other ownership interests).
Effective Date
2.This Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall become effective on the business day on which all of the following conditions have been satisfied (the “Effective Date”):

(a)this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement has been approved by the Board of Directors of each of the Visa Defendants and, in relevant part, by the requisite vote of the members of Visa U.S.A. Inc. entitled to vote thereon;
(b)this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement has been approved by the Mastercard Defendants and, in relevant part, by the Bank Defendants in accordance with the agreement among themselves;
(c)the Rule 23(b)(2) Class Plaintiffs, Rule 23(b)(2) Class Counsel, the Visa Defendants, and the Mastercard Defendants have executed this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement;
(d)the Rule 23(b)(2) Class Plaintiffs, Rule 23(b)(2) Class Counsel, the Visa Defendants, and the Mastercard Defendants have established the Rule 23(b)(2) Class Settlement Escrow Account; and
(e)the Court has entered the Rule 23(b)(2) Class Settlement Notice and Scheduling Order without material modification from the form of the attached Appendix E.
Rule 23(b)(2) Class
3.The Rule 23(b)(2) Class Plaintiffs and Defendants stipulate and agree that, in paragraph 49 of the Complaint in Barry’s, the definition of the Class is amended to be the same as the Rule 23(b)(2) Class, and that the Rule 23(b)(2) Class Plaintiffs will seek an Order from the Court approving this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, that so amends the Complaint.
Rule 23(b)(2) Class Settlement Escrow Account
4.Within seven business days after the execution of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement:

(a)The Rule 23(b)(2) Class Counsel, the Visa Defendants, and the Mastercard Defendants shall establish the Rule 23(b)(2) Class Settlement Escrow Account pursuant to the terms of the escrow agreement provided in Appendix B hereto. Funds in the Rule 23(b)(2) Class Settlement Escrow Account shall be invested solely as provided in Appendix B hereto. The Rule 23(b)(2) Class Plaintiffs and Defendants agree that the Rule 23(b)(2) Class Settlement Escrow Account is intended to be and shall be treated as a Qualified Settlement Fund within the meaning of Treasury Regulation § 1.468B-1 and any analogous local, state, and/or foreign statute, law, regulation, or rule. No signature or approval from the Visa Defendants or the Mastercard Defendants shall be required for disbursement from the Rule 23(b)(2) Class Settlement Escrow Account.
(b)Rule 23(b)(2) Class Counsel and the Rule 23(b)(2) Class Escrow Agent shall provide counsel for the Visa Defendants and the Mastercard Defendants with the wire payment information, ACH payment information, taxpayer identification number, and Form W-9 for the Rule 23(b)(2) Class Settlement Escrow Account. Rule 23(b)(2) Class Counsel also will provide promptly thereafter any additional information that counsel for the Visa Defendants, the Mastercard Defendants, or the Bank Defendants may reasonably request in order to facilitate a wire or ACH transfer to the Rule 23(b)(2) Class Settlement Escrow Account.
5.Rule 23(b)(2) Class Counsel and Rule 23(b)(2) Class Plaintiffs hereby assign all rights to any Notice Costs, Attorneys’ Fees and Expenses, Independent Auditor Expenses, and Merchant Education Expenses to the Rule 23(b)(2) Class Settlement Escrow Account.
6.In no event shall any Defendant or any other Rule 23(b)(2) Class Released Party have any obligation, responsibility, or liability arising from or relating to the administration, maintenance, preservation, investment, use, allocation, adjustment, distribution, disbursement, or disposition of any funds in the Rule 23(b)(2) Class Settlement Escrow Account. Nor shall any

Defendant or any other Rule 23(b)(2) Class Released Party have any right to any interest or investment returns accruing on the funds in the Rule 23(b)(2) Class Settlement Escrow Account, except as provided in Paragraph 138(a) below.
7.No payments from the Rule 23(b)(2) Class Settlement Escrow Account, or any other use of the Rule 23(b)(2) Class Settlement Escrow Account, shall be made without the prior approval of the Court. All taxes with respect to any sums in the Rule 23(b)(2) Class Settlement Escrow Account, the administrative costs of paying such taxes, and any other costs of establishing, maintaining, or administering the Rule 23(b)(2) Class Settlement Escrow Account shall be paid from the Rule 23(b)(2) Class Settlement Escrow Account by the Rule 23(b)(2) Class Escrow Agent subject to the approval of the Court.
Payments to the Rule 23(b)(2) Class Settlement Escrow Account
8.Within ten business days after the Court’s entry of the Rule 23(b)(2) Class Settlement Notice and Scheduling Order, for Notice Costs and related expenses of $5,300,000: (a) the Visa Defendants shall pay by wire transfer into the Rule 23(b)(2) Class Settlement Escrow Account, from the litigation escrow account established under the Visa Defendants’ Retrospective Responsibility Plan, two-thirds of $5,300,000 (i.e., $3,533,333); and (b) the Mastercard Defendants and the Rule 23(b)(2) Class Released Parties identified in Paragraphs 115(c)-(q) below shall pay by wire transfer into the Rule 23(b)(2) Class Settlement Escrow Account one-third of $5,300,000 (i.e., $1,766,667) in accordance with the agreement among themselves regarding their respective shares. No Defendant shall be responsible for payment of any additional Notice Costs even if they exceed $5,300,000. In the event that the notice activities undertaken pursuant to this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement do not exhaust the $5,300,000 allocated for those activities, at the end of the period covered by the release and covenant not to sue set forth in this Superseding and Amended Rule

23(b)(2) Class Settlement Agreement, the Rule 23(b)(2) Class Counsel will file a motion requesting the Court to issue an order authorizing the cy pres distribution of the remaining funds. In no event shall any of the funds revert to the Defendants or any of the Rule 23(b)(2) Class Released Parties.
9.Within 20 business days after the Settlement Approval Date, for Merchant Education Expenses of $21,000,000: (a) the Visa Defendants shall pay by wire transfer into the Rule 23(b)(2) Class Settlement Escrow Account, from the litigation escrow account established under the Visa Defendants’ Retrospective Responsibility Plan, two-thirds of $21,000,000 (i.e., $14,000,000); and (b) the Mastercard Defendants and the Rule 23(b)(2) Class Released Parties identified in Paragraphs 115(c)-(q) below shall pay by wire transfer into the Rule 23(b)(2) Class Settlement Escrow Account one-third of $21,000,000 (i.e., $7,000,000) in accordance with the agreement among themselves regarding their respective shares. No Defendant shall be responsible for payment of any additional Merchant Education Expenses even if they exceed $21,000,000. In the event that the Merchant Education activities undertaken pursuant to this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement do not exhaust the $21,000,000 allocated for those activities, at the end of the period covered by the release and covenant not to sue set forth in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, the Rule 23(b)(2) Class Counsel will file a motion requesting the Court to issue an order authorizing the cy pres distribution of the remaining funds. In no event shall any of the funds revert to the Defendants or any of the Rule 23(b)(2) Class Released Parties.
10.Within 20 business days after the Settlement Approval Date, for Independent Auditor Expenses of $4,500,000: (a) the Visa Defendants shall pay by wire transfer into the Rule 23(b)(2) Class Settlement Escrow Account, from the litigation escrow account established under the Visa Defendants’ Retrospective Responsibility Plan, two-thirds of $4,500,000 (i.e.,

$3,000,000); and (b) the Mastercard Defendants and the Rule 23(b)(2) Class Released Parties identified in Paragraphs 115(c)-(q) below shall pay by wire transfer into the Rule 23(b)(2) Class Settlement Escrow Account one-third of $4,500,000 (i.e., $1,500,000) in accordance with the agreement among themselves regarding their respective shares. No Defendant shall be responsible for payment of any additional Independent Auditor Expenses even if they exceed $4,500,000. In the event that the Independent Auditor activities undertaken pursuant to this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement do not exhaust the $4,500,000 allocated for those activities, at the end of the period covered by the release and covenant not to sue set forth in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, the Rule 23(b)(2) Class Counsel will file a motion requesting the Court to issue an order authorizing the cy pres distribution of the remaining funds. In no event shall any of the funds revert to the Defendants or any of the Rule 23(b)(2) Class Released Parties.
11.Within 20 business days after district court approval of an application for Attorneys’ Fees and Expenses, for Attorneys’ Fees and Expenses up to $206,000,000: (a) the Visa Defendants shall pay by wire transfer into the Rule 23(b)(2) Class Settlement Escrow Account, from the litigation escrow account established under the Visa Defendants’ Retrospective Responsibility Plan, two-thirds of the approved amount up to $206,000,000 (i.e., up to $137,333,333), and (b) the Mastercard Defendants and the Rule 23(b)(2) Class Released Parties identified in Paragraphs 115(c)-(q) below shall pay by wire transfer into the Rule 23(b)(2) Class Settlement Escrow Account one-third of the approved amount up to $206,000,000 (i.e., up to $68,666,667) in accordance with the agreement among themselves regarding their respective shares. Subject to district court approval and to Paragraph 138(a) below, Rule 23(b)(2) Class Counsel shall be entitled to receive the interest and investment returns on the funds deposited for payment of Attorneys’ Fees and Expenses. No Defendant shall be responsible to Rule 23(b)(2)

Class Counsel or to Rule 23(b)(2) Class Plaintiffs for payment of any additional Attorneys’ Fees and Expenses even if they exceed $206,000,000.
12.Nothing in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall prevent the Rule 23(b)(2) Class Counsel from applying to the Court for permission to use any excess expense monies in the funds described in Paragraphs 8 or 10 above for the activities described in either of those Paragraphs.
13.The payments described in Paragraphs 8-11 above shall exhaust and fully satisfy any and all payment obligations under this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement of the Defendants and any other Rule 23(b)(2) Class Released Parties, and shall extinguish entirely any further obligation, responsibility, or liability to pay any notice expenses, attorneys’ fees, litigation costs, costs of administration, taxes, settlement sums, or sums of any kind to the Rule 23(b)(2) Class Settlement Escrow Account, or to the Rule 23(b)(2) Class, or to any of their respective counsel, experts, advisors, agents, or representatives, all of whom shall look solely to the Rule 23(b)(2) Class Settlement Escrow Account for settlement and satisfaction of such claims.
14.Defendants that make a payment to the Rule 23(b)(2) Class Settlement Escrow Account will issue Form 1099-MISC documents in the form and to the extent required. Rule 23(b)(2) Class Plaintiffs reserve their rights to seek appropriate relief from the Court in the event the payments described in Paragraphs 8-11 above are not timely made, including but not limited to relief consisting of immediate payment, interest, and penalties.
Consideration Provided to Members of the Rule 23(b)(2) Class
15.Members of the Rule 23(b)(2) Class shall receive no money payments, but shall receive the consideration set forth below. That consideration shall commence on the respective dates set forth below and extend for the duration of the release and covenant not to sue set forth in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement unless otherwise specified below. Nothing in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall impose any limitation upon any conduct of any Rule 23(b)(2) Class Released Party not expressly addressed below.
Consideration Provided by the Visa Defendants
16.All Visa Rules, by-laws, operating regulations, practices, policies, or procedures effecting its obligations in Paragraphs 18-55 below shall be enforced pursuant to Visa’s existing Rules and standards relating to compliance.
17.No later than sixty days after the Settlement Approval Date, and before any modifications of the Visa Defendants’ Rules necessary to effect Paragraphs 18-55 below become effective, the Visa Defendants shall (a) post on the Visa website a written notification that describes these modifications, (b) provide that written notification to all Visa issuers and acquirers in the United States, and (c) direct Visa acquirers in the United States to provide that written notification to all merchants with whom they have acquiring relationships.1 The Visa Defendants agree to provide Rule 23(b)(2) Class Counsel with an opportunity to offer comments on the language of that written notification.
Visa “No-Discounting” or “Non-Discrimination” Rules
18.The Visa Defendants shall continue to maintain their revised “no discounting” and “non-discrimination” Rules consistent with the terms of Section IV of the final judgment that the court entered on July 20, 2011 in United States v. American Express Co., et al., No. 10-CV-04496 (E.D.N.Y.), the text of which is attached as Appendix G (with the marked modifications described in Paragraph 19 below), and shall maintain technology sufficient for
1 Such notification from Visa’s acquirers to merchants may be combined with the notification required by Mastercard in Paragraph 66.

merchants to be able to work with their acquirers to identify the card product type (e.g., Visa Signature Preferred, Infinite, or Business) and category (e.g., Visa-Branded Commercial Credit Cards, Premium Consumer Credit Cards, Standard Consumer Credit Cards).
19.Within 90 days after the Settlement Approval Date, the Visa Defendants shall modify their “no discounting” and “non-discrimination” Rules to clarify that discounting at the issuer level—i.e., providing discounts that vary by the issuing financial institution of the Visa-Branded Credit Card or Visa-Branded Debit Card—is permitted, consistent with the modifications to Section IV of the final judgment as shown in Appendix G. For the avoidance of doubt, these amended Rules permit merchant steering in, among other circumstances, all of the circumstances described in Appendix H; Visa will not interpret any of its Rules to the contrary.
20.Nothing in Paragraphs 18-19 shall prevent the Visa Defendants from maintaining or promulgating Rules against non-factual brand denigration, including specifically Visa Core Rule 1.3.3.
Visa “Honor All Cards” Requirements
21.The Visa Defendants will continue to permit a merchant in the United States to accept or decline acceptance of all “Visa POS Debit Devices,” as defined pursuant to Visa’s settlement agreement in In re Visa Check/MasterMoney Antitrust Litigation, No. 96-CV-05238 (E.D.N.Y.), and subject to the requirements set forth therein.
22.Within 90 days after the Settlement Approval Date, the Visa Defendants shall modify their “Honor All Cards” Rules to permit a merchant in the United States to accept or decline acceptance of (i) all Visa-Branded Debit Cards, (ii) all Visa-Branded Commercial Credit Cards, (iii) all Visa-Branded Standard Consumer Credit Cards, and/or (iv) all Visa-Branded Premium Consumer Credit Cards, subject to the disclosure and reporting requirements in Paragraph 25 below.

23.Nothing in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, including Paragraphs 21 and 22, shall preclude the Visa Defendants from maintaining and enforcing an “Honor All Cards” Rule that requires merchants who choose to accept any Visa-Branded Card product category (i.e., POS Debit Device, Debit Card, Standard Consumer Credit Card, Premium Consumer Credit Card, Commercial Credit Card) to accept all such cards within that product category (e.g., Visa-Branded Commercial Credit Cards, Premium Consumer Credit Cards, Standard Consumer Credit Cards), regardless of issuing financial institution or product type (e.g., Visa Signature Preferred, Infinite, or Business).
24.Nothing in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall prevent the Visa Defendants from contracting with merchants not to decline acceptance of Visa-Branded Cards or any product category of Visa-Branded Cards as long as the agreement (i) is for a fixed duration, (ii) is not subject to an evergreen clause, (iii) is individually negotiated with the merchant or merchants organized in accordance with the provisions of Paragraph 44, and (iv) is supported by independent consideration.
25.Selective Acceptance Disclosure Requirements. A merchant that declines acceptance of any Visa-Branded Card product category, as stated in Paragraph 22, is subject to the following notification, disclosure, and reporting requirements.
(a)A merchant must provide the merchant’s acquirer with no less than thirty days’ advance written notice that the merchant intends to decline acceptance of certain Visa-Branded Cards, which notice shall identify: (i) the product category or categories that the merchant will decline to accept; and (ii) any payment facilitator, processor, or third-party agent the merchant may use to facilitate non-acceptance. Nothing in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall prevent the Visa Defendants from requiring acquirers to provide the foregoing information to the Visa Defendants upon the acquirers’ receipt of the information from merchants.
(b)A merchant must provide clear disclosure to its customers of its acceptance practices, at the point of interaction or sale with the customer, in a manner that does not disparage the brand, network, or the payment card product category being declined. By way of illustration and without limitation, disparagement does not include a merchant’s accurate statement in words or substance that the merchant prefers or requests that a cardholder pay with a Credit Card or Debit Card that has a lower cost of acceptance to the merchant than the payment card presented for payment by the cardholder. The information on the merchant’s acceptance practices at the point of interaction or sale must not state or suggest that the non-acceptance decision is being made by the network instead of the merchant.
(c)To facilitate Visa’s ability to engage and negotiate with merchants that may adopt selective acceptance, Visa shall amend its Rules governing acquirers to require acquirers to report to Visa bi-annually or at other reasonable intervals specified by Visa the non-acceptance practices of their merchants (other than non-acceptance of all Visa-Branded Credit Cards and Debit Cards), which reports may include, but are not limited to: (i) the product category or categories that a merchant has declined to accept; and (ii) any payment facilitator, processor, or third-party agent the merchant used to facilitate non-acceptance. The report shall be in a standard format supplied by Visa to the acquirer. For the avoidance of doubt, nothing in this Paragraph shall prevent Visa from requiring acquirers to provide other information to confirm non-acceptance practices are in compliance with Visa’s Rules.
26.Visual Product Identification. Within 90 days after the Settlement Approval Date, the Visa Defendants shall adopt or maintain requirements that issuers in the United States place visual identifiers on newly issued Commercial Credit Cards and Premium Consumer Credit

Cards, and either as a product identification or as part of a product name: (i) the words “Business,” “Corporate,” or “Commercial” for Commercial Credit Cards; and (ii) the words “Infinite” or “Signature” for Premium Consumer Credit Cards. In addition:
(a)the category identifier must be in clear and conspicuous letters on either side of the card (either appearing alone or before or after other words in a product name); and
(b)Visa Defendants will require issuers to comply with the category identification requirements with respect to all Visa Credit Cards issued 90 days or more after the Settlement Approval Date.
For the avoidance of doubt, a permissible category identifier that appears on a Visa-Branded Commercial Credit Card or Visa-Branded Premium Consumer Credit Card in the manner set forth in the applicable Visa Product Brand Standards (as of November 10, 2025) will satisfy the “clear and conspicuous” requirement of this Paragraph.
27.Visa shall have the right to use an alternative visual product identifier or an alternative scheme for product identification for a card product category (so long as it is not reasonably expected to cause cardholder or merchant confusion) upon providing at least 90 days’ advance notice to Rule 23(b)(2) Class Counsel.  Within the first 30 days of that period, Rule 23(b)(2) Class Counsel agree to consider such alternative product identifier or scheme in good faith, meet and confer with Visa as necessary, and to consider the use of such alternative visual identifier or scheme in good faith.  If Rule 23(b)(2) Class Counsel object within the 30-day period, Rule 23(b)(2) Class Counsel and Visa agree that Visa may submit the dispute to a mutually-acceptable mediator to determine whether the alternative product identifier or scheme is adequate to visually identify the product category at issue. If the mediator determines that the alternative product identifier or scheme is not adequate, Visa may file a motion with the Court in an effort to prove why the alternative product identifier or scheme is adequate to visually identify the product category at issue.  To the extent Rule 23(b)(2) Class Counsel do not timely object to the alternative identifier or scheme at the end of the 30-day period, Visa may announce the new visual identifier or scheme to merchants and other relevant stakeholders in a Visa Business News Publication or other equivalent method, and commence use of the alternative visual identifier 60 days after making such an announcement.  Visa and Rule 23(b)(2) Class Counsel likewise agree to discuss in good faith other limited, reasonable exceptions to these visual product identification requirements in instances where the purchase volume on the excepted Commercial Credit Cards or Premium Consumer Credit Cards is no more than 1% of Visa’s total U.S. credit volume. Notwithstanding the foregoing, Visa shall also have the right to make minor adjustments to the existing visual identifiers, so long as the identifier remains clear and conspicuous.
28.Electronic Product Identification. Within 90 days after the Settlement Approval Date, the Visa Defendants shall make available, free of any network charge to merchants or acquirers, technology sufficient for merchants to work with their acquirers to be able to identify the product category and type for a payment card at the point of sale and prior to authorization of the transaction so that a merchant may use the payment card product category to inform that merchant’s acceptance decision.
29.The Visa Defendants shall modify any other Rules as necessary to ensure that the changes set forth in Paragraph 22 above are also applicable to merchants located in all United States territories and possessions, and the Commonwealth of Puerto Rico.

30.The Visa Defendants shall not create default interchange rate structures that specifically target or penalize a specific merchant or have the effect of specifically targeting or penalizing a specific merchant with a higher default interchange rate relative to similarly situated merchants solely on the basis of such specific merchant declining acceptance of any particular Credit Card product category under Visa’s Rules. This provision is not intended to prohibit the Visa Defendants from establishing default interchange rate structures, subject to the Posted Interchange Rate Caps in Paragraph 51 below, generally available to similarly situated merchants where such merchants are eligible for a lower default interchange rate when all product categories are accepted (a “differential rate structure”). This provision does not prohibit the Visa Defendants from engaging in standard compliance actions if any merchant is not accepting any particular Credit Card product category in a manner non-compliant with Visa’s Rules.
(a)By way of example, Merchant X and Merchant Y are similarly situated merchants. If Merchant X elects not to accept Visa Commercial Credit Card transactions and Merchant Y does, the Visa Defendants could not create a default interchange structure or provision that specifically targets Merchant X with a higher credit interchange rate on the basis that Merchant X is selectively accepting Visa product categories. However, subject to the Posted Interchange Rate Caps described in Paragraph 51 below, the Visa Defendants could create a default interchange rate structure available to all merchants for the segment in which Merchant X and Merchant Y operate, with a higher default rate available (merchant choice not to accept) and a lower default rate available with eligibility based on merchants accepting all Visa Credit Card product categories. In this case Merchant X and Merchant Y could either choose not to accept all Visa Credit Card product categories, and be assessed the higher interchange rate (subject to the Posted Interchange Rate Caps described in Paragraph 51) or to accept all Visa Credit Card product categories and be subject to the lower interchange rate.

(b)Provided, however, that for the period of time from the expiration of the Posted Interchange Rate Caps described in Paragraph 51 below to the expiration of the release and covenant not to sue set forth in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, Visa shall not announce or implement a differential rate structure without providing 90 days’ advance notice to Rule 23(b)(2) Class Counsel.
Visa “All-Outlets” Rules and Non-Acceptance Pilots
31.The Visa Defendants will continue to permit a merchant to decline acceptance of all “Visa POS Debit Devices,” as defined pursuant to Visa’s settlement agreement in In re Visa Check/MasterMoney Antitrust Litigation, No. 96-CV-05238 (E.D.N.Y.). Visa Defendants will also permit a merchant to decline acceptance of (i) all Visa-Branded Debit Cards, (ii) all Visa-Branded Commercial Credit Cards, (iii) all Visa-Branded Standard Consumer Credit Cards, and/or (iv) all Visa-Branded Premium Consumer Credit Cards, at all outlets that operate under the same trade name or banner in the United States, even if that merchant has made a different acceptance decision for outlets that operate under a different trade name or banner within or outside of the United States. The Visa Defendants will not promulgate or implement any Rule inconsistent with the terms of this Paragraph for the duration of the release and covenant not to sue set forth in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement. Nothing herein shall prevent the Visa Defendants from retaining or promulgating any Rules that require a merchant, to the extent that the merchant accepts a product category of Visa-Branded Cards (i.e., “Visa POS Debit Devices,” Visa-Branded Debit Cards, Visa-Branded Commercial Credit Cards, Visa-Branded Standard Consumer Credit Cards, or Visa-Branded Premium Consumer Credit Cards) at any of the merchant’s outlets operating under a given trade name or banner in the United States, to accept all such cards within that product category at all outlets operating under that trade name or banner. Nothing herein shall prohibit the Visa Defendants from (a) using volume-based pricing and pricing incentives, or (b) contracting, including for more favorable pricing, with an individual merchant, a payment facilitator, a third-party agent, a processor, or merchants organized in accordance with the provisions of Paragraph 44, based on its acceptance at all outlets in the United States; provided, however, that the agreement (i) is for a fixed duration, (ii) is not subject to an evergreen clause, (iii) is individually negotiated, and (iv) is supported by independent consideration; and further provided that the Visa Defendants shall not require merchant acceptance at all outlets in connection with a volume-based incentive program made generally available to all merchants in the United States.
32.Within 90 days after the Settlement Approval Date, the Visa Defendants shall modify their Rules, and specifically Visa Core Rule 1.5.4.11 (Visa’s Uniform Services – Merchant Requirements), to clarify that merchants may engage in the acceptance practices as provided in Paragraph 22 above. The Visa Defendants shall also modify those Rules to permit a merchant to decline acceptance of all “Visa POS Debit Devices,” as defined pursuant to Visa’s settlement agreement in In re Visa Check/MasterMoney Antitrust Litigation, No. 96-CV-05238 (E.D.N.Y.), all Visa-Branded Debit Cards, all Visa-Branded Commercial Credit Cards, all Visa-Branded Standard Consumer Credit Cards, and/or all Visa-Branded Premium Consumer Credit Cards, at some but not all outlets that operate under the same trade name or banner in the United States, on a pilot basis, subject to the following:
(a)the non-acceptance pilot is limited to outlets within the same trade name or banner;
(b)the merchant does not engage in any such pilot for more than 180 days every 12 months, at no more than either (i) 20% of the merchant’s outlets within the same trade name or banner, or (ii) for a merchant that operates across at least five states, in all of the merchant’s outlets within the same trade name or banner in no more than two states, where the outlets in those two states account for no more than 50% of the merchant’s outlets; and
(c)the merchant provides Visa and the merchant’s acquirer with no less than 30 days’ advance written notice that the merchant intends to engage in the pilot program, which notice shall identify the outlets at which non-acceptance would occur. Alternatively, the merchant can provide a pilot rollout schedule that identifies the current plans for the pilot program.
33.Within 90 days after the Settlement Approval Date, the Visa Defendants shall modify their Rules to clarify that merchants do not need to employ the same types of permissible steering (i.e., steering in a manner otherwise permitted by the Rules, as modified herein) in all of their outlets.
Visa “Honor All Wallets” Requirements
34.Within 90 days after the Settlement Approval Date, the Visa Defendants shall further modify their “Honor All Cards” Rules to permit a merchant in the United States to accept some digital wallets at brick-and-mortar locations but decline others, subject to the following:
(a)any such non-acceptance must be of the digital wallet itself (i.e., regardless of the payment card brands within that digital wallet); and
(b)the merchant provides Visa with no less than 30 days’ advance written notice that the merchant intends to decline certain digital wallets and identifies the digital wallets for which acceptance shall be declined.
35.The Visa Defendants agree to maintain the network system coding and technological upgrades that merchants can use to work with their acquirers to implement Paragraph 34.

36.Within 90 days after the Settlement Approval Date, the Visa Defendants shall modify their “Honor All Cards” Rules to confirm that a merchant in the United States may enable some digital wallets for on-line transactions but not enable others; provided, however, that any such non-acceptance must be of the digital wallet itself (i.e., regardless of the payment card brands within that digital wallet).
37.For the avoidance of doubt, if a merchant decides to accept (i) a particular digital wallet and (ii) all Visa-Branded Cards of a particular product category, then the merchant must accept all such Visa-Branded Cards of that category that are provisioned within that digital wallet.
38.Rules of the Visa Defendants relating to permissible steering (i.e., steering in a manner otherwise permitted by the Rules, as modified herein) will apply to Visa-Branded Cards provisioned in digital wallets.
Visa “Surcharge” Rules
39.Within 90 days after the Settlement Approval Date, the Visa Defendants shall modify their “surcharge” Rules to permit a merchant in the United States to surcharge Visa-Branded Credit Card transactions at either (but not both) the “Brand Level” or the “Product Level,” as described in Paragraphs 40 and 41, subject to the disclosure and reporting requirements in Paragraph 42. For the avoidance of doubt, a merchant may surcharge only Visa-Branded Credit Cards of a particular product category or type, but the merchant may not surcharge the same transaction more than 3% (see Paragraph 41) by purporting to surcharge that transaction once at the Brand Level and once at the Product Level.
40.Permissible Brand Level Surcharging.
(a)A merchant that does not surcharge at the Product Level is permitted to add the same surcharge to all Visa Credit Card Transactions, regardless of the card’s issuer or product category or type, after accounting for any discounts or rebates offered by the merchant on Visa Credit Card Transactions at the point of sale; provided, however, the surcharge on each Visa Credit Card Transaction may not exceed the lesser of 3% or the merchant’s Visa Credit Card Cost of Acceptance.
(b)For purposes of this Paragraph:
(i)“After accounting for any discounts or rebates offered by the merchant at the point of sale” means that the amount of the surcharge for a Visa Credit Card is to include the amount of any discount or rebate that is applied to that card at the point of sale but that is not equally applied to all Visa Credit Card Transactions.
(ii)“Visa Credit Card Cost of Acceptance” is the average effective interchange rate plus the average of all fees imposed by the network upon acquirers or merchants, expressed as a percentage of the transaction amount, applicable to Visa Credit Card Transactions at the merchant for the preceding one or twelve months, at the merchant’s option. If a merchant cannot determine its Visa Credit Card Cost of Acceptance, then the merchant may consider its Visa Credit Card Cost of Acceptance to be 3% for purposes of this Paragraph.
(iii)“Visa Credit Card Transaction” is a transaction in which a Visa Credit Card is presented for payment and the transaction is subject to Visa’s Rules.
41.Permissible Product Level Surcharging.
(a)A merchant that does not surcharge at the Brand Level is permitted to add the same surcharge to all Visa Credit Card Transactions of the same product type (e.g., Visa Traditional, Visa Traditional Rewards, Visa Signature, Visa Signature Preferred, Visa Infinite, Visa Business Credit Card), regardless of the card’s issuer, after accounting for any discounts or rebates offered by the merchant at the point of sale; provided, however, the surcharge on each

Visa Credit Card Transaction may not exceed the lesser of 3% or the merchant’s Visa Credit Card Cost of Acceptance for that product.
(b)For purposes of this Paragraph:
(i)“After accounting for any discounts or rebates offered by the merchant at the point of sale” means that the amount of the surcharge for Visa Credit Cards of the same product type is to include the amount of any discount or rebate that is applied to that product at the point of sale but that is not equally applied to all Visa Credit Card Transactions of the same product type.
(ii)“Visa Credit Card Product Cost of Acceptance” is the average effective interchange rate plus the average of all fees imposed by the network upon acquirers or merchants, expressed as a percentage of the transaction amount, applicable to Visa Credit Card Transactions of a product type at the merchant for the preceding one or twelve months, at the merchant’s option. If a merchant cannot determine its Visa Credit Card Product Cost of Acceptance, including because the merchant cannot identify the specific Visa-Branded Card product and applicable interchange rate, using available electronic data with one swipe/dip/tap of the customer’s Credit Card, before authorizing the transaction at the point of sale, then the merchant may consider its Visa Credit Card Product Cost of Acceptance to be 3% for purposes of this Paragraph.
(iii)“Visa Credit Card Transaction” is a transaction in which a Visa Credit Card is presented for payment and the transaction is subject to Visa’s Rules.
42.Merchant Surcharging Notification, Disclosure, and Reporting Requirements. A merchant that applies either a Brand Level or Product Level Surcharge is subject to the following notification, disclosure, and reporting requirements.

(a)A merchant must provide the merchant’s acquirer with no less than 30 days’ advance written notice that the merchant intends to impose surcharges, which notice shall identify: (i) the merchant name and address, (ii) whether the merchant intends to impose surcharges at the Brand Level or the Product Level, (iii) for Brand Level surcharging, the amount of the surcharge that the merchant intends to apply, (iv) for Product Level surcharging, each Visa-Branded Credit product type that the merchant intends to surcharge and the amount of the surcharge that the merchant intends to apply on that product type, and (v) any payment facilitator, processor, or third-party agent the merchant may use to facilitate the imposition of the surcharge. Nothing in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall prevent the Visa Defendants from requiring acquirers to provide the foregoing information to the Visa Defendants upon the acquirers’ receipt of the information from merchants.
(b)A merchant must provide clear disclosure to its customers of its surcharging practices, at the point of interaction or sale with the customer, in a manner that does not disparage the brand, network, issuing bank, or the payment card product being used. By way of illustration and without limitation, disparagement does not include a merchant’s accurate statement in words or substance that the merchant prefers or requests that a cardholder pay with a Credit Card or Debit Card that has a lower cost of acceptance to the merchant than the payment card presented for payment by the cardholder. The information on the merchant’s surcharging practices at the point of interaction or sale must include (A) the Credit Cards for which the merchant assesses a surcharge; (B) the amount of any surcharge that the merchant imposes; and (C) a statement that the surcharge is being imposed by the merchant. The merchant must also provide clear disclosure of the dollar amount of the surcharge on the transaction receipt provided by the merchant to the customers.

(c)To facilitate Visa’s ability to engage and negotiate with merchants that may adopt surcharging, Visa shall amend its rules governing acquirers to require acquirers to report to Visa bi-annually or at other reasonable intervals specified by Visa the surcharging practices of their merchants, which reports may include, but are not limited to: (i) whether a merchant surcharged at the Brand Level or Product Level, (ii) for Brand Level surcharging, the amount of the surcharge that a merchant applied, (iii) for Product Level surcharging, each Visa-Branded Credit product type that a merchant surcharged and the amount of the surcharge that the merchant applied on that product type, and (iv) any payment facilitator, processor, or third-party agent a merchant uses to facilitate the imposition of the surcharge. The report shall be in a standard format supplied by Visa to the acquirer. For the avoidance of doubt, nothing in this Paragraph shall prevent Visa from requiring acquirers to provide other information to confirm surcharging is in compliance with Visa’s Rules.
(d)For the avoidance of doubt, nothing in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall prevent a merchant from employing a dual pricing program in which the merchant discloses to customers a total price for a transaction using a Visa Credit Card and a separate total price for a transaction using cash or another means of payment.
(e)For the avoidance of doubt, nothing in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall prevent a merchant from surcharging multiple product types (e.g., Visa Signature, Visa Infinite), that fall within the same product category (Visa-Branded Premium Consumer Credit Card), or from surcharging different product types at different amounts.
43.Additional Provisions.

(a)For the avoidance of doubt, nothing in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, including Paragraphs 39 to 41, shall preclude the Visa Defendants from maintaining their prohibition of surcharging at the issuer level, i.e., adding surcharges that are not the same, after accounting for any discounts or rebates offered by a merchant at the point of sale, for all Visa Credit Cards or all Visa Credit Cards of a given product type or category, based on the issuing financial institution.
(b)For the avoidance of doubt, a merchant in the United States may surcharge both Visa-Branded Credit Card transactions and Mastercard-Branded Credit Card transactions; may surcharge Visa-Branded Credit Card transactions, but not Mastercard-Branded Credit Card transactions, or vice-versa, at either the Brand Level or the Product Level, as defined above; and may surcharge Visa-Branded Credit Card transactions at the Brand Level, as defined above, and surcharge Mastercard-Branded Credit Card transactions at the Product Level, as defined above, or vice-versa.
(c)For the avoidance of doubt, a merchant may surcharge Visa Credit Cards under the terms of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement regardless of whether the merchant accepts or surcharges any other payment card(s), including without limitation Mastercard, American Express, or Discover cards.
(d)For the avoidance of doubt, nothing in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall prevent the Visa Defendants from contracting with merchants not to surcharge Visa-Branded Credit Cards or any product type or category of Visa-Branded Credit Card as long as the agreement (i) is for a fixed duration, (ii) is not subject to an evergreen clause, (iii) is individually negotiated with the merchant or merchants organized in accordance with the provisions of Paragraph 44, and (iv) is supported by independent consideration; provided, however, that nothing in this Superseding and Amended Rule 23(b)(2)

Class Settlement Agreement shall affect any right of the Visa Defendants to limit or decline acceptance of Visa-Branded Cards by a payment aggregator or payment services provider with a proprietary acceptance mark that surcharges or discriminates against Visa; provided further that nothing in the immediately prior clause affects the rights of properly-formed Merchant Buying Groups, by whomever formed or sponsored, described in Paragraphs 44-47 below.
(e)The Visa Defendants shall modify any other Rules as necessary to ensure that the changes set forth in this Paragraph above are also applicable to merchants located in all United States territories and possessions, and the Commonwealth of Puerto Rico.
(f)The Visa Defendants shall not create default interchange rate structures that specifically target or penalize a specific merchant or have the effect of specifically targeting or penalizing a specific merchant with a higher default interchange rate relative to similarly situated merchants solely on the basis of such specific merchant compliantly surcharging under Visa’s Rules. This provision is not intended to prohibit the Visa Defendants from establishing differential rate structures, that is, default interchange rate structures, subject to the Posted Interchange Rate Caps in Paragraph 51 below, generally available to similarly situated merchants where such merchants are eligible for a lower default interchange rate when no cardholder fee is assessed (e.g., no surcharge or convenience fee). Examples of such existing programs are the Utility Program and the Small Merchant Program. This provision does not prohibit the Visa Defendants from engaging in standard compliance actions if any merchant is surcharging in a manner non-compliant with Visa’s Rules.
(i)By way of example, Merchant X and Merchant Y are similarly situated merchants. If Merchant X elects to surcharge Visa Credit Card Transactions and Merchant Y does not, the Visa Defendants could not create a default interchange structure or provision that specifically targets Merchant X with a higher credit interchange rate on the basis that Merchant X is surcharging. However, subject to the Posted Interchange Rate Caps described in Paragraph 51 below, the Visa Defendants could create a default interchange rate structure available to all merchants for the segment in which Merchant X and Merchant Y operate, with a higher default rate available (merchant choice to surcharge) and a lower default rate available with eligibility based on merchants not surcharging. In this case Merchant X and Merchant Y could either choose to surcharge and be assessed the higher interchange rate (subject to the Posted Interchange Rate Caps described in Paragraph 51 below) or not surcharge and be subject to the lower interchange rate.
(ii)Provided, however, that for the period of time from the expiration of the Posted Interchange Rate Caps described in Paragraph 51 below to the expiration of the release and covenant not to sue set forth in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, Visa shall not announce or implement a differential rate structure without providing 90 days’ advance notice to Rule 23(b)(2) Class Counsel.
Buying Groups
44.Within 90 days after the Settlement Approval Date, the Visa Defendants shall modify their Rules to the extent necessary to remove any restrictions contained therein on merchants’ rights to organize Merchant Buying Groups that comply with the requirements of the FTC’s and DOJ’s “Antitrust Guidelines for Collaborations Among Competitors” dated April 2000, and any subsequent editions of that guidance; any other competition guidelines and policy statements of the FTC or DOJ; and any other applicable legal standards. As used in this Paragraph, a “Merchant Buying Group” means two or more merchants, which conform to the Visa Defendants’ requirements of “Merchants” under their Rules and that accept Visa-Branded

Cards, that form a group and incorporate as a not-for-profit corporation in any state in the United States for the purpose of negotiating with the Visa Defendants in conformance with this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, and that comply with the requirements of the FTC’s and DOJ’s “Antitrust Guidelines for Collaborations Among Competitors” dated April 2000, and any subsequent editions of that guidance; any other competition guidelines and policy statements of the FTC or DOJ; and any other applicable legal standards. The purpose of a Merchant Buying Group shall be to negotiate with the Visa Defendants on behalf of its member merchants on any proposal submitted in writing by the Merchant Buying Group to the Visa Defendants concerning interchange rates and rate categories; merchant rules; merchant fees; network practices and procedures; and any other aspect of the operation of the Visa Defendants that impacts merchants.
45.The Visa Defendants shall exercise their discretion and business judgment in good faith: (i) to consider each Merchant Buying Group proposal; (ii) to determine whether the proposal sets forth commercially reasonable benefits to merchants, consumers, the network, and all other stakeholders; and, if so, (iii) to conduct reasonable, bona fide negotiations with the Merchant Buying Group concerning the proposal.
46.In the event that any dispute arises with respect to Paragraphs 44-45, the parties will be subject to the jurisdiction of, and the dispute shall be resolved by, the Court presiding over this Action as part of the continuing jurisdiction of the Court over this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement and the Rule 23(b)(2) Class.
47.In the event of such dispute, the party raising the dispute shall be limited to seeking declaratory relief and no other form of relief. The declaratory relief available shall be limited to deciding whether: (i) the putative buying group is a properly organized, bona fide buying group that complies with all applicable legal standards; (ii) the Visa Defendants exercised their discretion and business judgment in good faith in determining whether the proposal set forth commercially reasonable benefits to merchants, consumers, the network, and all other stakeholders; and (iii) the Visa Defendants negotiated in good faith with the Merchant Buying Group. The parties, including all members of the Rule 23(b)(2) Class, waive all rights to appeal from any such determination of the Court. Upon resolution of the dispute by the Court, the losing party may be responsible for all attorneys’ fees and expenses of the prevailing party if the Court determines that the circumstances warrant such an award.
Visa Default Interchange on Applicable Domestic Credit Transactions
48.Average Effective Rate Limit.
(a)Commencing no earlier than four months following the Settlement Approval Date, with the timing to coincide with the typical cycle for updates to the Visa Defendants’ Rules and interchange rates—i.e., the Visa Business Enhancement Release issued in April and October—the Visa Defendants will implement a system-wide volume-weighted average Effective Interchange Rate on Applicable Domestic Credit Transactions that is at least ten basis points lower than the combined system-wide volume-weighted average Effective Interchange Rate on Applicable Domestic Credit Transactions on both Visa-Branded Credit Cards and Mastercard-Branded Credit Cards (the “Average Effective Rate Limit”).
(b)The Average Effective Rate Limit will continue for five years after it commences.
(c)Nothing in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall at any time restrict or otherwise limit the ability of the Visa Defendants to:
(i)implement a system-wide volume-weighted average Effective Interchange Rate on Applicable Domestic Credit Transactions that is lower than the Average Effective Rate Limit;

(ii)negotiate custom Credit Card interchange rate agreements with any merchant or any Merchant Buying Group at any rate level; except for exclusive acceptance transactions, transactions conducted pursuant to custom rate agreements (including as described in Paragraph 49 below) are Applicable Domestic Credit Transactions and will be included in the calculation of whether the Average Effective Rate Limit has been met;
(iii)modify published interchange rates on Applicable Domestic Credit Transactions at any time provided that such modifications comply with the Average Effective Rate Limit, Standard Consumer Credit Card Rate Reduction and Cap, and Posted Interchange Rate Cap referenced in this Paragraph and Paragraphs 50-51 below; and
(iv)introduce any new Credit Card product or service; if the product or service falls under the Visa Defendants’ “Honor All Cards” Rule, it will be included in the calculation of whether the Average Effective Rate Limit has been met and must comply with the Posted Interchange Rate Cap and Standard Consumer Credit Card Rate Reduction and Cap referenced in Paragraphs 50-51 below in the applicable product category (i.e., Visa-Branded Commercial Credit Cards, Visa-Branded Premium Consumer Credit Cards, or Visa-Branded Standard Consumer Credit Cards).
(d)The Independent Auditor will calculate the Average Effective Rate Limit based upon the 12-month period ending March 31, 2025.
(e)No later than 90 days after the Court’s entry of the Rule 23(b)(2) Class Settlement Notice and Scheduling Order, the Visa Defendants will make available to the Independent Auditor, who will in turn make available to Rule 23(b)(2) Class Counsel and their experts, reasonably requested data used by the Visa Defendants in the ordinary course of business, which data the Independent Auditor will use to calculate the system-wide volume-weighted average Effective Interchange Rate on Applicable Domestic Credit Transactions on Visa-Branded Credit Cards for the 12-month period ending March 31, 2025. The Visa Defendants will make knowledgeable personnel available to the Independent Auditor and to Rule 23(b)(2) Class Counsel and their experts to understand (i) the Visa Defendants’ systems that maintain such data, (ii) the process by which the data was retrieved from such systems, including selection of the data fields, and (iii) in general, the nature, source, and scope of such data. The Visa Defendants will cooperate with reasonable requests of the Independent Auditor and of Rule 23(b)(2) Class Counsel and their experts for documents, data, and other information necessary to evaluate the Visa Defendants’ compliance with requirements of this Paragraph.
(f)No later than 120 days after the Court’s entry of the Rule 23(b)(2) Class Settlement Notice and Scheduling Order, the Independent Auditor will inform the Visa Defendants and the Rule 23(b)(2) Class Counsel of the Average Effective Rate Limit that the Independent Auditor has calculated, and will provide them with sufficient data and other information to evaluate and provide any comments on the underlying calculation. Following that evaluation, the Independent Auditor will (i) determine the Average Effective Rate Limit, and (ii) submit to the Court a summary of its findings and any other information that the Court may request. The Independent Auditor’s determination of the Average Effective Rate Limit is final and binding unless disapproved by the Court. Any confidential information that the Independent Auditor may provide to the Court shall be filed under seal consistent with the sealing provisions of the operative Protective Order(s) described in Paragraph 147. In no event shall Rule 23(b)(2) Class Counsel or their experts have any responsibility, financial obligation, or liability whatsoever, including any legal liability, for any actions, judgments, determinations, or any purported errors made by the Independent Auditor, including but not limited to the calculation of the system-wide volume-weighted average Effective Interchange Rate.
49.Proportional Interchange Reduction for Merchants with Custom Credit Card Interchange Rate Agreements. For each merchant that has a custom Credit Card interchange rate agreement with Visa in effect both (i) when this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement is filed publicly and (ii) during the five-year period of the Average Effective Rate Limit, Visa will reduce the interchange rates on its Applicable Domestic Credit Transactions subject to that agreement, so that the merchant will receive a reduction of the interchange rates on those transactions in an amount proportional to the 10 basis-point reduction in the combined system-wide volume-weighted average Effective Interchange Rate on Applicable Domestic Credit Transactions on both Visa-Branded Credit Cards and Mastercard-Branded Credit Cards. The reductions in this Paragraph will commence upon the commencement of the Average Effective Rate Limit and extend until the earlier of (i) the expiration of the Average Effective Rate Limit or (ii) the expiration of the custom interchange rate agreement. For the avoidance of doubt, merchants with agreements for exclusive acceptance shall not be subject to this Paragraph.
50.Standard Consumer Credit Card Rate Reduction and Cap. Commencing simultaneously with the Average Effective Rate Limit and continuing for the duration of the release and covenant not to sue set forth in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, the Visa Defendants will reduce and not increase any posted interchange rates for Applicable Domestic Credit Transactions on Visa-Branded Standard Consumer Credit Cards above 125 (one hundred twenty-five) basis points (“Standard Consumer Credit Card Rate Reduction and Cap”). Nothing in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall at any time restrict or otherwise limit the ability of the Visa Defendants to implement posted interchange rates that are lower than the Standard Consumer Credit Card Rate Reduction and Cap.
51.Posted Interchange Rate Cap. For the duration of the Average Effective Rate Limit, the Visa Defendants will not increase any of their posted rates for Applicable Domestic Credit Transactions conducted with Visa-Branded Commercial Credit Cards, Visa-Branded Premium Consumer Credit Cards, or Visa-Branded Standard Consumer Credit Cards above Visa’s posted rates for Applicable Domestic Credit Transactions in such category effective as of March 31, 2025, which are attached as Appendix J (“Posted Interchange Rate Cap”). Nothing in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall at any time restrict or otherwise limit the ability of the Visa Defendants to implement posted interchange rates that are lower than the Posted Interchange Rate Cap.
52.Independent Verification/Certification.
(a)No less than 90 days prior to the commencement of the Average Effective Rate Limit, the Visa Defendants will provide to the Independent Auditor all of the following information:
(i)The new posted interchange rate schedules that will reflect, and will be used to implement, the Standard Consumer Credit Card Rate Reduction and Cap and the Posted Interchange Rate Cap.
(ii)Sufficient data to demonstrate how the Visa Defendants intend to satisfy the Average Effective Rate Limit for the first 12-month period, with such 12-month period commencing on the first day of the month after the Average Effective Rate Limit becomes effective under Paragraph 48(a). For purposes of clarity, if the Average Effective Rate Limit, Standard Consumer Credit Card Rate Reduction and Cap, and

Posted Interchange Rate Cap commence on April 15, 2026, then the 12-month period referenced in this Paragraph is May 1, 2026 to April 30, 2027.
(iii)A list of merchants and Merchant Buying Groups with transactions in any channel in which merchant acceptance of a credit product is exclusive such that the exclusive-acceptance transactions are excluded from the Average Effective Rate Limit, as well as verification that such exclusively-accepted transactions have been excluded from the system-wide volume-weighted average Effective Interchange Rate. Nothing in this Paragraph shall require the Visa Defendants to provide to the Independent Auditor the interchange rates or volume attributable to those merchants’ exclusive-acceptance transactions.
(b)Within 60 days following the expiration of the first 12-month period (with such period commencing on the first day of the month after the Average Effective Rate Limit becomes effective under Paragraph 48(a)), and on an annual basis thereafter for the period in which the Average Effective Rate Limit is in effect, the Visa Defendants will provide to the Independent Auditor all of the following information:
(i)The system-wide volume-weighted average Effective Interchange Rate on Applicable Domestic Credit Transactions for the prior 12-month period.
(ii)A list of merchants and Merchant Buying Groups with transactions in any channel in which merchant acceptance of a credit product is exclusive such that the exclusive-acceptance transactions are excluded from the Average Effective Rate Limit, as well as verification that such exclusively-accepted transactions have been excluded from the system-wide volume-weighted average Effective Interchange Rate. Nothing in this Paragraph shall require the Visa Defendants to provide to the Independent Auditor the interchange rates or volume attributable to those merchants’ exclusive-acceptance transactions.
(iii)Data sufficient to demonstrate compliance with the Interchange Adjustment Obligations below, as warranted.
(iv)A certification of compliance with the requirements of this section regarding the Average Effective Rate Limit provisions.
(c)Within 60 days following the expiration of the first 12-month period (with such period commencing on the first day of the month after the Average Effective Rate Limit becomes effective under Paragraph 48(a)), and on an annual basis thereafter for the period in which this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement is in effect, the Visa Defendants will provide to the Independent Auditor all of the following information:
(i)The system-wide volume of transactions on Visa-Branded Commercial Credit Cards, Premium Consumer Credit Cards, and Standard Consumer Credit Cards for each of the preceding 36-month, 24-month, and 12-month periods.
(ii)A certification of compliance with the requirements of this section regarding the Standard Consumer Credit Card Rate Reduction and Cap.
(d)Following the completion of each of its reviews, the Independent Auditor will submit to the Court a summary of its findings and any other information that the Court may request. The Independent Auditor’s findings as to the Visa Defendants’ compliance with the Average Effective Rate Limit and the Standard Consumer Credit Card Rate Reduction and Cap provisions in this section are final and binding unless disapproved by the Court. Any confidential information that the Independent Auditor may provide to the Court shall be filed under seal consistent with the sealing provisions of the operative Protective Order(s) described in Paragraph 147.

53.Interchange Adjustment Obligation. In the event that the data submitted to the Independent Auditor show that the Visa Defendants’ system-wide volume-weighted average Effective Interchange Rate for a 12-month period exceeds the Average Effective Rate Limit, the Visa Defendants will retroactively rebalance sufficient transactions within 120 days to a lower interchange level such that the system-wide volume-weighted average Effective Interchange Rate comes into compliance with the Average Effective Rate Limit. The Visa Defendants will rebalance transactions on posted interchange rates on a weighted, pro-rata basis for merchants, with such transactions to be rebalanced at the acquirer level. The Independent Auditor will submit to the Court a summary of its findings regarding any necessary reconciliation and rebalancing, and any other information that the Court may request. Any confidential information that the Independent Auditor may provide to the Court shall be filed under seal consistent with the sealing provisions of the operative Protective Order(s) described in Paragraph 147.
54.Anti-Circumvention. Nothing in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall prohibit the Visa Defendants from continuing to set default and custom interchange rates and network fees (i.e., fees other than interchange fees that the Visa Defendants assess to acquirers or issuers in connection with Visa-Branded Credit Card transactions, including the Visa Fixed Acquirer Network Fee), subject to the commitments in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement. The Visa Defendants will not circumvent or attempt to circumvent these commitments either directly or indirectly. For example, the Visa Defendants will refrain from implementing practices that have the equivalent object or effect of interchange rates, including specifically but not limited to implementing programs whereby the Visa Defendants systematically transfer Visa network fees assessed to acquirers and pass the economics to issuers. The Visa Defendants also will refrain from actions that have the effect of artificially reducing the calculated average Effective

Interchange Rate for Applicable Domestic Credit Transactions, for example, manipulating which credit products are or are not subject to the “Honor All Cards” Rule for the specific purpose of affecting the calculation of the average Effective Interchange Rate. Except for the anti-circumvention provisions stated herein, these provisions are not intended to limit or restrict the Visa Defendants’ ability to set issuer or acquirer fee programs, or negotiate custom fee incentives with any particular issuer, acquirer, or merchant, or sets of them. The Visa Defendants further agree that they will not defeat the benefits that merchants receive from the commitments in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement by increasing other network fees or Merchant Fees to restore the revenues that issuers lost from the interchange commitments herein. Notwithstanding this provision, the Rule 23(b)(2) Class Plaintiffs and Rule 23(b)(2) Class Counsel agree that the Visa Defendants need reasonably necessary flexibility in operating the Visa network to respond to market conditions in the ordinary course of business.
55.Posted Rate Transparency. The Visa Defendants will continue to publicly disclose the U.S. interchange rates applicable within each transaction category in each product category.
Merchant Education Program
56.Following the Settlement Approval Date, Rule 23(b)(2) Class Counsel will commence a Merchant Education Program, funded by the Merchant Education Expenses identified in Paragraph 9 above. The topics of Merchant Education will include, but are not limited to, advising merchants and their processors, acquirers, and payments consultants on:
(a)the proper interpretation and application of, and compliance with, all merchant Rules, including those modified by this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, and all changes from the historical merchant rules;

(b)the benefits of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement;
(c)the benefits of steering tools that merchants may use to reduce the costs of acceptance, including those modified by this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement;
(d)the benefits of and the methods for forming and joining Merchant Buying Groups as defined in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement;
(e)using the portion of the Merchant Education Expenses specifically designated for this purpose, technical and other steering support for merchants in states that by law restrict merchants’ ability to surcharge; and
(f)using the portion of the Merchant Education Expenses specifically designated for this purpose, the steering tools that this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement provides to merchants, including those in states that by law restrict merchants’ ability to surcharge.
57.Certain Merchant Education Expenses, in amounts and allocations to be approved by the Court, will be specifically designated to facilitate and provide information about the formation of Merchant Buying Groups as defined in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement.
58.Merchant Education shall not include any lobbying activities or any activities that disparage any brand, network, issuing bank, or payment card products. For further clarity, no Merchant Education Expenses shall be used directly or indirectly to fund any lobbying or trade association activities.
59.All materials and scripts prepared for Merchant Education will be reviewed and approved by Rule 23(b)(2) Class Counsel and, if needed, provided to counsel for the Visa

Defendants for the purpose of ensuring the accuracy of all materials. The Visa Defendants agree that the Merchant Education materials may include information about permissible steering scenarios consistent with Appendices G and H.
60.The Visa Defendants shall make available at least one Visa employee knowledgeable with respect to the merchant Rules to be designated as the contact person for, and to provide reasonable assistance to, an administrator designated by Rule 23(b)(2) Class Counsel to answer questions about the Rules and other issues that might arise from the Merchant Education Program.
Limitations on Consideration Provided by the Visa Defendants
61.The Visa Defendants shall not be required to continue or modify their by-laws, Rules, operating regulations, practices, policies, or procedures in any manner other than as provided in Paragraphs 18-55 above.
62.The Visa Defendants’ obligations under Paragraphs 18-55 shall extend only up to the date that is the later of five years after the Settlement Final Date or eight years after the Settlement Approval Date. After that date, the Visa Defendants shall have the discretion to continue to provide any consideration provided in Paragraphs 18-55 above, but the Visa Defendants’ obligation to provide any of that consideration under this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall expire.
63.The Visa Defendants retain the right, but are in no way obligated, to further modify their by-laws, Rules, operating regulations, practices, policies, or procedures addressed in Paragraphs 18-55 in a manner that is more permissive of a merchant’s ability to engage in the point of sale practices described therein.
64.Nothing in the foregoing changes to the Visa Defendants’ Rules, by-laws, and/or operating regulations described in Paragraphs 18-55 above shall affect any obligation of any

Defendant or any member of the Rule 23(b)(2) Class to comply with all applicable state or federal laws, including but not limited to state laws regarding surcharging of credit or debit card transactions, and federal and state laws regarding deceptive or misleading disclosures.
Consideration Provided by the Mastercard Defendants
65.All Mastercard Rules, by-laws, operating regulations, practices, policies, or procedures effecting its obligations in Paragraphs 67-104 below shall be enforced pursuant to Mastercard’s existing Rules and standards relating to compliance.
66.No later than sixty days after the Settlement Approval Date, and before any modifications of the Mastercard Defendants’ Rules necessary to effect Paragraphs 67-104 below become effective, the Mastercard Defendants shall (a) post on the Mastercard website a written notification that describes these modifications, (b) provide that written notification to all Mastercard issuers and acquirers in the United States, and (c) direct Mastercard acquirers in the United States to provide that written notification to all merchants with whom they have acquiring relationships.2 The Mastercard Defendants agree to provide Rule 23(b)(2) Class Counsel with an opportunity to offer comments on the language of that written notification.
Mastercard “No-Discounting” or “Non-Discrimination” Rules
67.The Mastercard Defendants shall continue to maintain their revised “no discounting” and “non-discrimination” Rules consistent with the terms of Section IV of the final judgment that the court entered on July 20, 2011 in United States v. American Express Co., et al., No. 10-CV-04496 (E.D.N.Y.), the text of which is attached as Appendix G (with the marked modifications described in Paragraph 68 below), and shall maintain technology sufficient for merchants to be able to work with their acquirers to identify the card product type (e.g., World,
2 Such notification from Mastercard’s acquirers to merchants may be combined with the notification required by Visa in Paragraph 17.

World Elite, World Legend, or Commercial Credit) and category (e.g., Mastercard-Branded Commercial Credit Cards, Premium Consumer Credit Cards, Standard Consumer Credit Cards).
68.Within 90 days after the Settlement Approval Date, the Mastercard Defendants shall modify their “no discounting” and “non-discrimination” Rules to allow discounting at the issuer level—i.e., providing discounts that vary by the issuing financial institution of the Mastercard-Branded Credit Card or Mastercard-Branded Debit Card, consistent with the modifications to Section IV of the final judgment as shown in Appendix G. For the avoidance of doubt, these amended Rules permit merchant steering in, among other circumstances, all of the circumstances described in Appendix H; Mastercard will not interpret any of its Rules to the contrary.
69.Nothing in Paragraphs 67-68 shall prevent the Mastercard Defendants from maintaining or promulgating Rules against non-factual brand denigration, including specifically Mastercard Rule 4.1.1.
Mastercard “Honor All Cards” Requirements
70.The Mastercard Defendants will continue to permit a merchant in the United States to accept or decline acceptance of all “Mastercard POS Debit Devices,” as defined pursuant to Mastercard’s settlement agreement in In re Visa Check/MasterMoney Antitrust Litigation, No. 96-CV-05238 (E.D.N.Y.), and subject to the requirements set forth therein.
71.Within 90 days after the Settlement Approval Date, the Mastercard Defendants shall modify their “Honor All Cards” Rules to permit a merchant in the United States to accept or decline acceptance of (i) all Mastercard-Branded Debit Cards, (ii) all Mastercard-Branded Commercial Credit Cards, (iii) all Mastercard-Branded Standard Consumer Credit Cards, and/or (iv) all Mastercard-Branded Premium Consumer Credit Cards, subject to the disclosure and reporting requirements in Paragraph 74 below.

72.Nothing in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, including Paragraphs 70 and 71, shall preclude the Mastercard Defendants from maintaining and enforcing an “Honor All Cards” Rule that requires merchants who choose to accept any Mastercard-Branded Card product category (i.e., POS Debit Device, Debit Card, Standard Consumer Credit Card, Premium Consumer Credit Card, Commercial Credit Card) to accept all such cards within that product category (e.g., Mastercard-Branded Commercial Credit Cards, Premium Consumer Credit Cards, Standard Consumer Credit Cards), regardless of issuing financial institution or product type (e.g., Mastercard World, World Elite, or World Legend).
73.Nothing in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall prevent the Mastercard Defendants from contracting with merchants not to decline acceptance of Mastercard-Branded Cards or any product category of Mastercard-Branded Cards as long as the agreement (i) is for a fixed duration, (ii) is not subject to an evergreen clause, (iii) is individually negotiated with the merchant or merchants organized in accordance with the provisions of Paragraph 93, and (iv) is supported by independent consideration.
74.Selective Acceptance Disclosure Requirements. A merchant that declines acceptance of any Mastercard-Branded Card product category, as stated in Paragraph 71, is subject to the following notification, disclosure, and reporting requirements.
(a)A merchant must provide the merchant’s acquirer with no less than thirty days’ advance written notice that the merchant intends to decline acceptance of certain Mastercard-Branded Cards, which notice shall identify: (i) the product category or categories that the merchant will decline to accept; and (ii) any payment facilitator, processor, or third-party agent the merchant may use to facilitate non-acceptance. Nothing in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall prevent the Mastercard Defendants from requiring acquirers to provide the foregoing information to the Mastercard Defendants upon the acquirers’ receipt of the information from merchants.
(b)A merchant must provide clear disclosure to its customers of its acceptance practices, at the point of interaction or sale with the customer, in a manner that does not disparage the brand, network, or the payment card product category being declined. By way of illustration and without limitation, disparagement does not include a merchant’s accurate statement in words or substance that the merchant prefers or requests that a cardholder pay with a Credit Card or Debit Card that has a lower cost of acceptance to the merchant than the payment card presented for payment by the cardholder. The information on the merchant’s acceptance practices at the point of interaction or sale must not state or suggest that the non-acceptance decision is being made by the network instead of the merchant.
(c)To facilitate Mastercard’s ability to engage and negotiate with merchants that may adopt selective acceptance, Mastercard shall amend its Rules governing acquirers to require acquirers to report to Mastercard bi-annually or at other reasonable intervals specified by Mastercard the non-acceptance practices of their merchants (other than non-acceptance of all Mastercard-Branded Credit Cards and Debit Cards), which reports may include, but are not limited to: (i) the product category or categories that a merchant has declined to accept; and (ii) any payment facilitator, processor, or third-party agent the merchant used to facilitate non-acceptance. The report shall be in a standard format supplied by Mastercard to the acquirer. For the avoidance of doubt, nothing in this Paragraph shall prevent Mastercard from requiring acquirers to provide other information to confirm non-acceptance practices are in compliance with Mastercard’s Rules.
75.Visual Product Identification. Within 90 days after the Settlement Approval Date, the Mastercard Defendants shall adopt or maintain requirements that issuers in the United

States place visual identifiers on newly issued Commercial Credit Cards and Premium Consumer Credit Cards, and either as a product identification or as part of a product name: (i) the words “Business,” “Corporate,” or “Commercial” for Commercial Credit Cards; and (ii) the words “World,” “World Elite,” or “World Legend” for Premium Consumer Credit Cards. In addition:
(a)the category identifier must be in clear and conspicuous letters on either side of the card (either appearing alone or before or after other words in a product name); and
(b)Mastercard Defendants will require issuers to comply with the category identification requirements with respect to all Mastercard Credit Cards issued 90 days or more after the Settlement Approval Date.
For the avoidance of doubt, a permissible category identifier that appears on a Mastercard-Branded Commercial Credit Card or Mastercard-Branded Premium Consumer Credit Card in the manner set forth in the Mastercard Card Design Standards (as of November 10, 2025) will satisfy the “clear and conspicuous” requirement of this Paragraph.
76.Mastercard shall have the right to use an alternative visual product identifier or an alternative scheme for product identification for a card product category (so long as it is not reasonably expected to cause cardholder or merchant confusion) upon providing at least 90 days’ advance notice to Rule 23(b)(2) Class Counsel.  Within the first 30 days of that period, Rule 23(b)(2) Class Counsel agree to consider such alternative product identifier or scheme in good faith, meet and confer with Mastercard as necessary, and to consider the use of such alternative visual identifier or scheme in good faith.  If Rule 23(b)(2) Class Counsel object within the 30-day period, Rule 23(b)(2) Class Counsel and Mastercard agree that Mastercard may submit the dispute to a mutually-acceptable mediator to determine whether the alternative product identifier or scheme is adequate to visually identify the product category at issue. If the mediator determines that the alternative product identifier or scheme is not adequate, Mastercard may file a motion with the Court in an effort to prove why the alternative product identifier or scheme is adequate to visually identify the product category at issue.  To the extent Rule 23(b)(2) Class Counsel do not timely object to the alternative identifier or scheme at the end of the 30-day period, Mastercard may announce the new visual identifier or scheme to merchants and other relevant stakeholders in a Mastercard Bulletin or other equivalent method, and commence use of the alternative visual identifier 60 days after making such an announcement.  Mastercard and Rule 23(b)(2) Class Counsel likewise agree to discuss in good faith other limited, reasonable exceptions to these visual product identification requirements in instances where the purchase volume on the excepted Commercial Credit Cards or Premium Consumer Credit Cards is no more than 1% of Mastercard’s total U.S. credit volume. Notwithstanding the foregoing, Mastercard shall also have the right to make minor adjustments to the existing visual identifiers, so long as the identifier remains clear and conspicuous.
77.Electronic Product Identification. Within 90 days after the Settlement Approval Date, the Mastercard Defendants shall make available, free of any network charge to merchants or acquirers, technology sufficient for merchants to work with their acquirers to be able to identify the product category and type for a payment card at the point of sale and prior to authorization of the transaction so that a merchant may use the payment card product category to inform that merchant’s acceptance decision.
78.The Mastercard Defendants shall modify any other Rules as necessary to ensure that the changes set forth in Paragraph 71 above are also applicable to merchants located in all United States territories and possessions, and the Commonwealth of Puerto Rico.

79.The Mastercard Defendants shall not create default interchange rate structures that specifically target or penalize a specific merchant or have the effect of specifically targeting or penalizing a specific merchant with a higher default interchange rate relative to similarly situated merchants solely on the basis of such specific merchant declining acceptance of any particular Credit Card product category under Mastercard’s Rules. This provision is not intended to prohibit the Mastercard Defendants from establishing default interchange rate structures, subject to the Posted Interchange Rate Caps in Paragraph 100 below, generally available to similarly situated merchants where such merchants are eligible for a lower default interchange rate when all product categories are accepted (a “differential rate structure”). This provision does not prohibit the Mastercard Defendants from engaging in standard compliance actions if any merchant is not accepting any particular Credit Card product category in a manner non-compliant with Mastercard’s Rules.

(a)By way of example, Merchant X and Merchant Y are similarly situated merchants. If Merchant X elects not to accept Mastercard Commercial Credit Card transactions and Merchant Y does, the Mastercard Defendants could not create a default interchange structure or provision that specifically targets Merchant X with a higher credit interchange rate on the basis that Merchant X is selectively accepting Mastercard product categories. However, subject to the Posted Interchange Rate Caps described in Paragraph 100 below, the Mastercard Defendants could create a default interchange rate structure available to all merchants for the segment in which Merchant X and Merchant Y operate, with a higher default rate available (merchant choice not to accept) and a lower default rate available with eligibility based on merchants accepting all Mastercard Credit Card product categories. In this case Merchant X and Merchant Y could either choose not to accept all Mastercard Credit Card product categories, and be assessed the higher interchange rate (subject to the Posted Interchange Rate Caps described in Paragraph 100) or to accept all Mastercard Credit Card product categories and be subject to the lower interchange rate.
(b)Provided, however, that for the period of time from the expiration of the Posted Interchange Rate Caps described in Paragraph 100 below to the expiration of the release and covenant not to sue set forth in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, Mastercard shall not announce or implement a differential rate structure without providing 90 days’ advance notice to Rule 23(b)(2) Class Counsel.
Mastercard “All-Outlets” Rules and Non-Acceptance Pilots
80.The Mastercard Defendants will continue to permit a merchant to decline acceptance of all “Mastercard POS Debit Devices,” as defined pursuant to Mastercard’s settlement agreement in In re Visa Check/MasterMoney Antitrust Litigation, No. 96-CV-05238 (E.D.N.Y.). Mastercard Defendants will also permit a merchant to decline acceptance of (i) all

Mastercard-Branded Debit Cards, (ii) all Mastercard-Branded Commercial Credit Cards, (iii) all Mastercard-Branded Standard Consumer Credit Cards, and/or (iv) all Mastercard-Branded Premium Consumer Credit Cards, at all outlets that operate under the same trade name or banner in the United States, even if that merchant has made a different acceptance decision for outlets that operate under a different trade name or banner within or outside of the United States. The Mastercard Defendants will not promulgate or implement any Rule inconsistent with the terms of this Paragraph for the duration of the release and covenant not to sue set forth in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement. Nothing herein shall prevent the Mastercard Defendants from retaining or promulgating any Rules that require a merchant, to the extent that the merchant accepts a product category of Mastercard-Branded Cards (i.e., “Mastercard POS Debit Devices,” Mastercard-Branded Debit Cards, Mastercard-Branded Commercial Credit Cards, Mastercard-Branded Standard Consumer Credit Cards, or Mastercard-Branded Premium Consumer Credit Cards) at any of the merchant’s outlets operating under a given trade name or banner in the United States, to accept all such cards within that product category at all outlets operating under that trade name or banner. Nothing herein shall prohibit the Mastercard Defendants from (a) using volume-based pricing and pricing incentives, or (b) contracting, including for more favorable pricing, with an individual merchant, a payment facilitator, a third-party agent, a processor, or merchants organized in accordance with the provisions of Paragraph 93, based on its acceptance at all outlets in the United States; provided, however, that the agreement (i) is for a fixed duration, (ii) is not subject to an evergreen clause, (iii) is individually negotiated, and (iv) is supported by independent consideration; and further provided that the Mastercard Defendants shall not require merchant acceptance at all outlets in connection with a volume-based incentive program made generally available to all merchants in the United States.

81.Within 90 days after the Settlement Approval Date, the Mastercard Defendants shall modify their Rules, and specifically Rule 5.11.1 (Honor All Cards), to clarify that merchants may engage in the acceptance practices as provided in Paragraph 71 above. The Mastercard Defendants shall also modify those Rules to permit a merchant to decline acceptance of all “Mastercard POS Debit Devices,” as defined pursuant to Mastercard’s settlement agreement in In re Visa Check/MasterMoney Antitrust Litigation, No. 96-CV-05238 (E.D.N.Y.), all Mastercard-Branded Debit Cards, all Mastercard-Branded Commercial Credit Cards, all Mastercard-Branded Standard Consumer Credit Cards, and/or all Mastercard-Branded Premium Consumer Credit Cards, at some but not all outlets that operate under the same trade name or banner in the United States, on a pilot basis, subject to the following:
(a)the non-acceptance pilot is limited to outlets within the same trade name or banner;
(b)the merchant does not engage in any such pilot for more than 180 days every 12 months, at no more than either (i) 20% of the merchant’s outlets within the same trade name or banner, or (ii) for a merchant that operates across at least five states, in all of the merchant’s outlets within the same trade name or banner in no more than two states, where the outlets in those two states account for no more than 50% of the merchant’s outlets; and
(c)the merchant provides Mastercard and the merchant’s acquirer with no less than 30 days’ advance written notice that the merchant intends to engage in the pilot program, which notice shall identify the outlets at which non-acceptance would occur. Alternatively, the merchant can provide a pilot rollout schedule that identifies the current plans for the pilot program.
82.Within 90 days after the Settlement Approval Date, the Mastercard Defendants shall modify their Rules to clarify that merchants do not need to employ the same types of permissible steering (i.e., steering in a manner otherwise permitted by the Rules, as modified herein) in all of their outlets.
Mastercard “Honor All Wallets” Requirements
83.Within 90 days after the Settlement Approval Date, the Mastercard Defendants shall further modify their “Honor All Cards” Rules to permit a merchant in the United States to accept some digital wallets at brick-and-mortar locations but decline others, subject to the following:
(a)any such non-acceptance must be of the digital wallet itself (i.e., regardless of the payment card brands within that digital wallet); and
(b)the merchant provides Mastercard with no less than 30 days’ advance written notice that the merchant intends to decline certain digital wallets and identifies the digital wallets for which acceptance shall be declined.
84.The Mastercard Defendants agree to maintain the network system coding and technological upgrades that merchants can use to work with their acquirers to implement Paragraph 83.
85.Within 90 days after the Settlement Approval Date, the Mastercard Defendants shall modify their “Honor All Cards” Rules to confirm that a merchant in the United States may enable some digital wallets for on-line transactions but not enable others; provided, however, that any such non-acceptance must be of the digital wallet itself (i.e., regardless of the payment card brands within that digital wallet).
86.For the avoidance of doubt, if a merchant decides to accept (i) a particular digital wallet and (ii) all Mastercard-Branded Cards of a particular product category, then the merchant must accept all such Mastercard-Branded Cards of that category that are provisioned within that digital wallet.

87.Rules of the Mastercard Defendants relating to permissible steering (i.e., steering in a manner otherwise permitted by the Rules, as modified herein) will apply to Mastercard-Branded Cards provisioned in digital wallets.
Mastercard “Surcharge” Rules
88.Within 90 days after the Settlement Approval Date, the Mastercard Defendants shall modify their “surcharge” Rules to permit a merchant in the United States to surcharge Mastercard-Branded Credit Card transactions at either (but not both) the “Brand Level” or the “Product Level,” as described in Paragraphs 89 and 90, subject to the disclosure and reporting requirements in Paragraph 91. For the avoidance of doubt, a merchant may surcharge only Mastercard-Branded Credit Cards of a particular product category or type, but the merchant may not surcharge the same transaction more than 3% (see Paragraph 90) by purporting to surcharge that transaction once at the Brand Level and once at the Product Level.
89.Permissible Brand Level Surcharging.
(a)A merchant that does not surcharge at the Product Level is permitted to add the same surcharge to all Mastercard Credit Card Transactions, regardless of the card’s issuer or product category or type, after accounting for any discounts or rebates offered by the merchant on Mastercard Credit Card Transactions at the point of sale; provided, however, the surcharge on each Mastercard Credit Card Transaction may not exceed the lesser of 3% or the merchant’s Mastercard Credit Card Cost of Acceptance.
(b)For purposes of this Paragraph:
(i)“After accounting for any discounts or rebates offered by the merchant at the point of sale” means that the amount of the surcharge for a Mastercard Credit Card is to include the amount of any discount or rebate that is applied to that card at the point of sale but that is not equally applied to all Mastercard Credit Card Transactions.
(ii)“Mastercard Credit Card Cost of Acceptance” is the average effective interchange rate plus the average of all fees imposed by the network upon acquirers or merchants, expressed as a percentage of the transaction amount, applicable to Mastercard Credit Card Transactions at the merchant for the preceding one or twelve months, at the merchant’s option. If a merchant cannot determine its Mastercard Credit Card Cost of Acceptance, then the merchant may consider its Mastercard Credit Card Cost of Acceptance to be 3% for purposes of this Paragraph.
(iii)“Mastercard Credit Card Transaction” is a transaction in which a Mastercard Credit Card is presented for payment and the transaction is subject to Mastercard’s Rules.
90.Permissible Product Level Surcharging.
(a)A merchant that does not surcharge at the Brand Level is permitted to add the same surcharge to all Mastercard Credit Card Transactions of the same product type (e.g., Mastercard Standard Consumer, World, World Elite, World Legend, Commercial Credit), regardless of the card’s issuer, after accounting for any discounts or rebates offered by the merchant at the point of sale; provided, however, the surcharge on each Mastercard Credit Card Transaction may not exceed the lesser of 3% or the merchant’s Mastercard Credit Card Cost of Acceptance for that product.
(b)For purposes of this Paragraph:
(i)“After accounting for any discounts or rebates offered by the merchant at the point of sale” means that the amount of the surcharge for Mastercard Credit Cards of the same product type is to include the amount of any discount or rebate that is applied to that product at the point of sale but that is not equally applied to all Mastercard Credit Card Transactions of the same product type.
(ii)“Mastercard Credit Card Product Cost of Acceptance” is the average effective interchange rate plus the average of all fees imposed by the network upon acquirers or merchants, expressed as a percentage of the transaction amount, applicable to Mastercard Credit Card Transactions of a product type at the merchant for the preceding one or twelve months, at the merchant’s option. If a merchant cannot determine its Mastercard Credit Card Product Cost of Acceptance, including because the merchant cannot identify the specific Mastercard-Branded Card product and applicable interchange rate, using available electronic data with one swipe/dip/tap of the customer’s Credit Card, before authorizing the transaction at the point of sale, then the merchant may consider its Mastercard Credit Card Product Cost of Acceptance to be 3% for purposes of this Paragraph.
(iii)“Mastercard Credit Card Transaction” is a transaction in which a Mastercard Credit Card is presented for payment and the transaction is subject to Mastercard’s Rules.
91.Merchant Surcharging Notification, Disclosure, and Reporting Requirements. A merchant that applies either a Brand Level or Product Level Surcharge is subject to the following notification, disclosure, and reporting requirements.
(a)A merchant must provide the merchant’s acquirer with no less than 30 days’ advance written notice that the merchant intends to impose surcharges, which notice shall identify: (i) the merchant name and address, (ii) whether the merchant intends to impose surcharges at the Brand Level or the Product Level, (iii) for Brand Level surcharging, the amount of the surcharge that the merchant intends to apply, (iv) for Product Level surcharging, each

Mastercard-Branded Credit product type that the merchant intends to surcharge and the amount of the surcharge that the merchant intends to apply on that product type, and (v) any payment facilitator, processor, or third-party agent the merchant may use to facilitate the imposition of the surcharge. Nothing in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall prevent the Mastercard Defendants from requiring acquirers to provide the foregoing information to the Mastercard Defendants upon the acquirers’ receipt of the information from merchants.
(b)A merchant must provide clear disclosure to its customers of its surcharging practices, at the point of interaction or sale with the customer, in a manner that does not disparage the brand, network, issuing bank, or the payment card product being used. By way of illustration and without limitation, disparagement does not include a merchant’s accurate statement in words or substance that the merchant prefers or requests that a cardholder pay with a Credit Card or Debit Card that has a lower cost of acceptance to the merchant than the payment card presented for payment by the cardholder. The information on the merchant’s surcharging practices at the point of interaction or sale must include (A) the Credit Cards for which the merchant assesses a surcharge; (B) the amount of any surcharge that the merchant imposes; and (C) a statement that the surcharge is being imposed by the merchant. The merchant must also provide clear disclosure of the dollar amount of the surcharge on the transaction receipt provided by the merchant to the customers.
(c)To facilitate Mastercard’s ability to engage and negotiate with merchants that may adopt surcharging, Mastercard shall amend its rules governing acquirers to require acquirers to report to Mastercard bi-annually or at other reasonable intervals specified by Mastercard the surcharging practices of their merchants, which reports may include, but are not limited to: (i) whether a merchant surcharged at the Brand Level or Product Level, (ii) for Brand

Level surcharging, the amount of the surcharge that a merchant applied, (iii) for Product Level surcharging, each Mastercard-Branded Credit product type that a merchant surcharged and the amount of the surcharge that the merchant applied on that product type, and (iv) any payment facilitator, processor, or third-party agent a merchant uses to facilitate the imposition of the surcharge. The report shall be in a standard format supplied by Mastercard to the acquirer. For the avoidance of doubt, nothing in this Paragraph shall prevent Mastercard from requiring acquirers to provide other information to confirm surcharging is in compliance with Mastercard’s Rules.
(d)For the avoidance of doubt, nothing in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall prevent a merchant from employing a dual pricing program in which the merchant discloses to customers a total price for a transaction using a Mastercard Credit Card and a separate total price for a transaction using cash or another means of payment.
(e)For the avoidance of doubt, nothing in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall prevent a merchant from surcharging multiple product types (e.g., Mastercard World, Mastercard World Elite), that fall within the same product category (Mastercard-Branded Premium Consumer Credit Card), or from surcharging different product types at different amounts.
92.Additional Provisions.
(a)For the avoidance of doubt, nothing in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, including Paragraphs 88 to 90, shall preclude the Mastercard Defendants from maintaining their prohibition of surcharging at the issuer level, i.e., adding surcharges that are not the same, after accounting for any discounts or rebates offered by a merchant at the point of sale, for all Mastercard Credit Cards or all Mastercard Credit Cards of a given product type or category, based on the issuing financial institution.
(b)For the avoidance of doubt, a merchant in the United States may surcharge both Mastercard-Branded Credit Card transactions and Visa-Branded Credit Card transactions; may surcharge Mastercard-Branded Credit Card transactions, but not Visa-Branded Credit Card transactions, or vice-versa, at either the Brand Level or the Product Level, as defined above; and may surcharge Mastercard-Branded Credit Card transactions at the Brand Level, as defined above, and surcharge Visa-Branded Credit Card transactions at the Product Level, as defined above, or vice-versa.
(c)For the avoidance of doubt, a merchant may surcharge Mastercard Credit Cards under the terms of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement regardless of whether the merchant accepts or surcharges any other payment card(s), including without limitation Visa, American Express, or Discover cards.
(d)For the avoidance of doubt, nothing in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall prevent the Mastercard Defendants from contracting with merchants not to surcharge Mastercard-Branded Credit Cards or any product type or category of Mastercard-Branded Credit Card as long as the agreement (i) is for a fixed duration, (ii) is not subject to an evergreen clause, (iii) is individually negotiated with the merchant or merchants organized in accordance with the provisions of Paragraph 93 below, and (iv) is supported by independent consideration; provided, however, that nothing in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall affect any right of the Mastercard Defendants to limit or decline acceptance of Mastercard-Branded Cards by a payment aggregator or payment services provider with a proprietary acceptance mark that surcharges or discriminates against Mastercard; provided further that nothing in the immediately prior clause affects the rights of properly-formed Merchant Buying Groups, by whomever formed or sponsored, described in Paragraphs 93-96 below.
(e)The Mastercard Defendants shall modify any other Rules as necessary to ensure that the changes set forth in this Paragraph above are also applicable to merchants located in all United States territories and possessions, and the Commonwealth of Puerto Rico.
(f)The Mastercard Defendants shall not create default interchange rate structures that specifically target or penalize a specific merchant or have the effect of specifically targeting or penalizing a specific merchant with a higher default interchange rate relative to similarly situated merchants solely on the basis of such specific merchant compliantly surcharging under Mastercard’s Rules. This provision is not intended to prohibit the Mastercard Defendants from establishing differential rate structures, that is, default interchange rate structures, subject to the Posted Interchange Rate Caps in Paragraph 100 below, generally available to similarly situated merchants where such merchants are eligible for a lower default interchange rate when no cardholder fee is assessed (e.g., no surcharge or convenience fee). This provision does not prohibit the Mastercard Defendants from engaging in standard compliance actions if any merchant is surcharging in a manner non-compliant with Mastercard’s Rules.
(i)By way of example, Merchant X and Merchant Y are similarly situated merchants. If Merchant X elects to surcharge Mastercard Credit Card Transactions and Merchant Y does not, the Mastercard Defendants could not create a default interchange structure or provision that specifically targets Merchant X with a higher credit interchange rate on the basis that Merchant X is surcharging. However, subject to the Posted Interchange Rate Caps described in Paragraph 100 below, the Mastercard Defendants could create a default interchange rate structure available to all merchants for the segment in which Merchant X and Merchant Y operate, with a higher default rate available (merchant choice to surcharge) and a lower default rate available with eligibility based on merchants not surcharging. In this case Merchant X and Merchant Y could either choose to surcharge and be assessed the higher interchange rate (subject to the Posted Interchange Rate Caps described in Paragraph 100) or not surcharge and be subject to the lower interchange rate.
(ii)Provided, however, that for the period of time from the expiration of the Posted Interchange Rate Caps described in Paragraph 100 below to the expiration of the release and covenant not to sue set forth in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, Mastercard shall not announce or implement a differential rate structure without providing 90 days’ advance notice to Rule 23(b)(2) Class Counsel.
Buying Groups
93.Within 90 days after the Settlement Approval Date, the Mastercard Defendants shall modify their Rules to the extent necessary to remove any restrictions contained therein on merchants’ rights to organize Merchant Buying Groups that comply with the requirements of the FTC’s and DOJ’s “Antitrust Guidelines for Collaborations Among Competitors” dated April 2000, and any subsequent editions of that guidance; any other competition guidelines and policy statements of the FTC or DOJ; and any other applicable legal standards. As used in this Paragraph, a “Merchant Buying Group” means two or more merchants, which conform to the Mastercard Defendants’ requirements of “Merchants” under their Rules and that accept Mastercard-Branded Cards, that form a group and incorporate as a not-for-profit corporation in any state in the United States for the purpose of negotiating with the Mastercard Defendants in conformance with this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, and that comply with the requirements of the FTC’s and DOJ’s “Antitrust Guidelines for

Collaborations Among Competitors” dated April 2000, and any subsequent editions of that guidance; any other competition guidelines and policy statements of the FTC or DOJ; and any other applicable legal standards. The purpose of a Merchant Buying Group shall be to negotiate with the Mastercard Defendants on behalf of its member merchants on any proposal submitted in writing by the Merchant Buying Group to the Mastercard Defendants concerning interchange rates and rate categories; merchant rules; merchant fees; network practices and procedures; and any other aspect of the operation of the Mastercard Defendants that impacts merchants.
94.The Mastercard Defendants shall exercise their discretion and business judgment in good faith: (i) to consider each Merchant Buying Group proposal; (ii) to determine whether the proposal sets forth commercially reasonable benefits to merchants, consumers, the network, and all other stakeholders; and, if so, (iii) to conduct reasonable, bona fide negotiations with the Merchant Buying Group concerning the proposal.
95.In the event that any dispute arises with respect to Paragraphs 93-94, the parties will be subject to the jurisdiction of, and the dispute shall be resolved by, the Court presiding over this Action as part of the continuing jurisdiction of the Court over this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement and the Rule 23(b)(2) Class.
96.In the event of such dispute, the party raising the dispute shall be limited to seeking declaratory relief and no other form of relief. The declaratory relief available shall be limited to deciding whether: (i) the putative buying group is a properly organized, bona fide buying group that complies with all applicable legal standards; (ii) the Mastercard Defendants exercised their discretion and business judgment in good faith in determining whether the proposal set forth commercially reasonable benefits to merchants, consumers, the network, and all other stakeholders; and (iii) the Mastercard Defendants negotiated in good faith with the Merchant Buying Group. The parties, including all members of the Rule 23(b)(2) Class, waive all rights to appeal from any such determination of the Court. Upon resolution of the dispute by the Court, the losing party may be responsible for all attorneys’ fees and expenses of the prevailing party if the Court determines that the circumstances warrant such an award.
Mastercard Default Interchange on Applicable Domestic Credit Transactions
97.Average Effective Rate Limit.
(a)Commencing no earlier than four months following the Settlement Approval Date, with the timing to coincide with the typical cycle for updates to the Mastercard Defendants’ Rules and interchange rates—i.e., the Mastercard U.S. Region Interchange Programs and Rates issued in April and October—the Mastercard Defendants will implement a system-wide volume-weighted average Effective Interchange Rate on Applicable Domestic Credit Transactions that is at least ten basis points lower than the combined system-wide volume-weighted average Effective Interchange Rate on Applicable Domestic Credit Transactions on both Visa-Branded Credit Cards and Mastercard-Branded Credit Cards (the “Average Effective Rate Limit”).
(b)The Average Effective Rate Limit will continue for five years after it commences.
(c)Nothing in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall at any time restrict or otherwise limit the ability of the Mastercard Defendants to:
(i)implement a system-wide volume-weighted average Effective Interchange Rate on Applicable Domestic Credit Transactions that is lower than the Average Effective Rate Limit;
(ii)negotiate custom Credit Card interchange rate agreements with any merchant or any Merchant Buying Group at any rate level; except for exclusive acceptance transactions, transactions conducted pursuant to custom rate agreements (including as described in Paragraph 98 below) are Applicable Domestic Credit Transactions and will be included in the calculation of whether the Average Effective Rate Limit has been met;
(iii)modify published interchange rates on Applicable Domestic Credit Transactions at any time provided that such modifications comply with the Average Effective Rate Limit, Standard Consumer Credit Card Rate Reduction and Cap, and Posted Interchange Rate Cap referenced in this Paragraph and Paragraphs 99-100 below; and
(iv)introduce any new Credit Card product or service; if the product or service falls under the Mastercard Defendants’ “Honor All Cards” Rule, it will be included in the calculation of whether the Average Effective Rate Limit has been met and must comply with the Posted Interchange Rate Cap and Standard Consumer Credit Card Rate Reduction and Cap referenced in Paragraphs 99-100 below in the applicable product category (i.e., Mastercard-Branded Commercial Credit Cards, Mastercard-Branded Premium Consumer Credit Cards, or Mastercard-Branded Standard Consumer Credit Cards).
(d)The Independent Auditor will calculate the Average Effective Rate Limit based upon the 12-month period ending March 31, 2025.
(e)No later than 90 days after the Court’s entry of the Rule 23(b)(2) Class Settlement Notice and Scheduling Order, the Mastercard Defendants will make available to the Independent Auditor, who will in turn make available to Rule 23(b)(2) Class Counsel and their experts, reasonably requested data used by the Mastercard Defendants in the ordinary course of business, which data the Independent Auditor will use to calculate the system-wide volume-

weighted average Effective Interchange Rate on Applicable Domestic Credit Transactions on Mastercard-Branded Credit Cards for the 12-month period ending March 31, 2025. The Mastercard Defendants will make knowledgeable personnel available to the Independent Auditor and to Rule 23(b)(2) Class Counsel and their experts to understand (i) the Mastercard Defendants’ systems that maintain such data, (ii) the process by which the data was retrieved from such systems, including selection of the data fields, and (iii) in general, the nature, source, and scope of such data. The Mastercard Defendants will cooperate with reasonable requests of the Independent Auditor and of Rule 23(b)(2) Class Counsel and their experts for documents, data, and other information necessary to evaluate the Mastercard Defendants’ compliance with requirements of this Paragraph.
(f)No later than 120 days after the Court’s entry of the Rule 23(b)(2) Class Settlement Notice and Scheduling Order, the Independent Auditor will inform the Mastercard Defendants and the Rule 23(b)(2) Class Counsel of the Average Effective Rate Limit that the Independent Auditor has calculated, and will provide them with sufficient data and other information to evaluate and provide any comments on the underlying calculation. Following that evaluation, the Independent Auditor will (i) determine the Average Effective Rate Limit, and (ii) submit to the Court a summary of its findings and any other information that the Court may request. The Independent Auditor’s determination of the Average Effective Rate Limit is final and binding unless disapproved by the Court. Any confidential information that the Independent Auditor may provide to the Court shall be filed under seal consistent with the sealing provisions of the operative Protective Order(s) described in Paragraph 147. In no event shall Rule 23(b)(2) Class Counsel or their experts have any responsibility, financial obligation, or liability whatsoever, including any legal liability, for any actions, judgments, determinations, or any purported errors made by the Independent Auditor, including but not limited to the calculation of the system-wide volume-weighted average Effective Interchange Rate.
98.Proportional Interchange Reduction for Merchants with Custom Credit Card Interchange Rate Agreements. For each merchant that has a custom Credit Card interchange rate agreement with Mastercard in effect both (i) when this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement is filed publicly and (ii) during the five-year period of the Average Effective Rate Limit, Mastercard will reduce the interchange rates on its Applicable Domestic Credit Transactions subject to that agreement, so that the merchant will receive a reduction of the interchange rates on those transactions in an amount proportional to the 10 basis-point reduction in the combined system-wide volume-weighted average Effective Interchange Rate on Applicable Domestic Credit Transactions on both Visa-Branded Credit Cards and Mastercard-Branded Credit Cards. The reductions in this Paragraph will commence upon the commencement of the Average Effective Rate Limit and extend until the earlier of (i) the expiration of the Average Effective Rate Limit or (ii) the expiration of the custom interchange rate agreement. For the avoidance of doubt, merchants with agreements for exclusive acceptance shall not be subject to this Paragraph.
99.Standard Consumer Credit Card Rate Reduction and Cap. Commencing simultaneously with the Average Effective Rate Limit and continuing for the duration of the release and covenant not to sue set forth in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, the Mastercard Defendants will reduce and not increase any posted interchange rates for Applicable Domestic Credit Transactions on Mastercard-Branded Standard Consumer Credit Cards above 125 (one hundred twenty-five) basis points (“Standard Consumer Credit Card Rate Reduction and Cap”). Nothing in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall at any time restrict or otherwise limit the ability of the

Mastercard Defendants to implement posted interchange rates that are lower than the Standard Consumer Credit Card Rate Reduction and Cap.
100.Posted Interchange Rate Cap. For the duration of the Average Effective Rate Limit, the Mastercard Defendants will not increase any of their posted rates for Applicable Domestic Credit Transactions conducted with Mastercard-Branded Commercial Credit Cards, Mastercard-Branded Premium Consumer Credit Cards, or Mastercard-Branded Standard Consumer Credit Cards above Mastercard’s posted rates for Applicable Domestic Credit Transactions in such category effective as of March 31, 2025, which are attached as Appendix K (“Posted Interchange Rate Cap”). Nothing in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall at any time restrict or otherwise limit the ability of the Mastercard Defendants to implement posted interchange rates that are lower than the Posted Interchange Rate Cap.
101.Independent Verification/Certification.
(a)No less than 90 days prior to the commencement of the Average Effective Rate Limit, the Mastercard Defendants will provide to the Independent Auditor all of the following information:
(i)The new posted interchange rate schedules that will reflect, and will be used to implement, the Standard Consumer Credit Card Rate Reduction and Cap and the Posted Interchange Rate Cap.
(ii)Sufficient data to demonstrate how the Mastercard Defendants intend to satisfy the Average Effective Rate Limit for the first 12-month period, with such 12-month period commencing on the first day of the month after the Average Effective Rate Limit becomes effective under Paragraph 97(a). For purposes of clarity, if the Average Effective Rate Limit, Standard Consumer Credit Card Rate Reduction and Cap,

and Posted Interchange Rate Cap commence on April 15, 2026, then the 12-month period referenced in this Paragraph is May 1, 2026 to April 30, 2027.
(iii)A list of merchants and Merchant Buying Groups with transactions in any channel in which merchant acceptance of a credit product is exclusive such that the exclusive-acceptance transactions are excluded from the Average Effective Rate Limit, as well as verification that such exclusively-accepted transactions have been excluded from the system-wide volume-weighted average Effective Interchange Rate. Nothing in this Paragraph shall require the Mastercard Defendants to provide to the Independent Auditor the interchange rates or volume attributable to those merchants’ exclusive-acceptance transactions.
(b)Within 60 days following the expiration of the first 12-month period (with such period commencing on the first day of the month after the Average Effective Rate Limit becomes effective under Paragraph 97(a)), and on an annual basis thereafter for the period in which the Average Effective Rate Limit is in effect, the Mastercard Defendants will provide to the Independent Auditor all of the following information:
(i)The system-wide volume-weighted average Effective Interchange Rate on Applicable Domestic Credit Transactions for the prior 12-month period.
(ii)A list of merchants and Merchant Buying Groups with transactions in any channel in which merchant acceptance of a credit product is exclusive such that the exclusive-acceptance transactions are excluded from the Average Effective Rate Limit, as well as verification that such exclusively-accepted transactions have been excluded from the system-wide volume-weighted average Effective Interchange Rate. Nothing in this Paragraph shall require the Mastercard Defendants to provide to the Independent Auditor the interchange rates or volume attributable to those merchants’ exclusive-acceptance transactions.
(iii)Data sufficient to demonstrate compliance with the Interchange Adjustment Obligations below, as warranted.
(iv)A certification of compliance with the requirements of this section regarding the Average Effective Rate Limit provisions.
(c)Within 60 days following the expiration of the first 12-month period (with such period commencing on the first day of the month after the Average Effective Rate Limit becomes effective under Paragraph 97(a)), and on an annual basis thereafter for the period in which this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement is in effect, the Mastercard Defendants will provide to the Independent Auditor all of the following information:
(i)The system-wide volume of transactions on Mastercard-Branded Commercial Credit Cards, Premium Consumer Credit Cards, and Standard Consumer Credit Cards for each of the preceding 36-month, 24-month, and 12-month periods.
(ii)A certification of compliance with the requirements of this section regarding the Standard Consumer Credit Card Rate Reduction and Cap.
(d)Following the completion of each of its reviews, the Independent Auditor will submit to the Court a summary of its findings and any other information that the Court may request. The Independent Auditor’s findings as to the Mastercard Defendants’ compliance with the Average Effective Rate Limit and the Standard Consumer Credit Card Rate Reduction and Cap provisions in this section are final and binding unless disapproved by the Court. Any confidential information that the Independent Auditor may provide to the Court shall be filed under seal consistent with the sealing provisions of the operative Protective Order(s) described in Paragraph 147.

102.Interchange Adjustment Obligation. In the event that the data submitted to the Independent Auditor show that the Mastercard Defendants’ system-wide volume-weighted average Effective Interchange Rate for a 12-month period exceeds the Average Effective Rate Limit, the Mastercard Defendants will retroactively rebalance sufficient transactions within 120 days to a lower interchange level such that the system-wide volume-weighted average Effective Interchange Rate comes into compliance with the Average Effective Rate Limit. The Mastercard Defendants will rebalance transactions on posted interchange rates on a weighted, pro-rata basis for merchants, with such transactions to be rebalanced at the acquirer level. The Independent Auditor will submit to the Court a summary of its findings regarding any necessary reconciliation and rebalancing, and any other information that the Court may request. Any confidential information that the Independent Auditor may provide to the Court shall be filed under seal consistent with the sealing provisions of the operative Protective Order(s) described in Paragraph 147.
103.Anti-Circumvention. Nothing in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall prohibit the Mastercard Defendants from continuing to set default and custom interchange rates and network fees (i.e., fees other than interchange fees that the Mastercard Defendants assess to acquirers or issuers in connection with Mastercard-Branded Credit Card transactions, including any merchant location fee), subject to the commitments in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement. The Mastercard Defendants will not circumvent or attempt to circumvent these commitments either directly or indirectly. For example, the Mastercard Defendants will refrain from implementing practices that have the equivalent object or effect of interchange rates, including specifically but not limited to implementing programs whereby the Mastercard Defendants systematically transfer Mastercard network fees assessed to acquirers and pass the economics to issuers. The

Mastercard Defendants also will refrain from actions that have the effect of artificially reducing the calculated average Effective Interchange Rate for Applicable Domestic Credit Transactions, for example, manipulating which credit products are or are not subject to the “Honor All Cards” Rule for the specific purpose of affecting the calculation of the average Effective Interchange Rate. Except for the anti-circumvention provisions stated herein, these provisions are not intended to limit or restrict the Mastercard Defendants’ ability to set issuer or acquirer fee programs, or negotiate custom fee incentives with any particular issuer, acquirer, or merchant, or sets of them. The Mastercard Defendants further agree that they will not defeat the benefits that merchants receive from the commitments in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement by increasing other network fees or Merchant Fees to restore the revenues that issuers lost from the interchange commitments herein. Notwithstanding this provision, the Rule 23(b)(2) Class Plaintiffs and Rule 23(b)(2) Class Counsel agree that the Mastercard Defendants need reasonably necessary flexibility in operating the Mastercard network to respond to market conditions in the ordinary course of business.
104.Posted Rate Transparency. The Mastercard Defendants will continue to publicly disclose the U.S. interchange rates applicable within each transaction category in each product category.
Merchant Education Program
105.Following the Settlement Approval Date, Rule 23(b)(2) Class Counsel will commence a Merchant Education Program, funded by the Merchant Education Expenses identified in Paragraph 9 above. The topics of Merchant Education will include, but are not limited to, advising merchants and their processors, acquirers, and payments consultants on:

(a)the proper interpretation and application of, and compliance with, all merchant Rules, including those modified by this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, and all changes from the historical merchant rules;
(b)the benefits of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement;
(c)the benefits of steering tools that merchants may use to reduce the costs of acceptance, including those modified by this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement;
(d)the benefits of and the methods for forming and joining Merchant Buying Groups as defined in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement;
(e)using the portion of the Merchant Education Expenses specifically designated for this purpose, technical and other steering support for merchants in states that by law restrict merchants’ ability to surcharge; and
(f)using the portion of the Merchant Education Expenses specifically designated for this purpose, the steering tools that this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement provides to merchants, including those in states that by law restrict merchants’ ability to surcharge.
106.Certain Merchant Education Expenses, in amounts and allocations to be approved by the Court, will be specifically designated to facilitate and provide information about the formation of Merchant Buying Groups as defined in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement.
107.Merchant Education shall not include any lobbying activities or any activities that disparage any brand, network, issuing bank, or payment card products. For further clarity, no

Merchant Education Expenses shall be used directly or indirectly to fund any lobbying or trade association activities.
108.All materials and scripts prepared for Merchant Education will be reviewed and approved by Rule 23(b)(2) Class Counsel and, if needed, provided to counsel for the Mastercard Defendants for the purpose of ensuring the accuracy of all materials. The Mastercard Defendants agree that the Merchant Education materials may include information about permissible steering scenarios consistent with Appendices G and H.
109.The Mastercard Defendants shall make available at least one Mastercard employee knowledgeable with respect to the merchant Rules to be designated as the contact person for, and to provide reasonable assistance to, an administrator designated by Rule 23(b)(2) Class Counsel to answer questions about the Rules and other issues that might arise from the Merchant Education Program.
Limitations on Consideration Provided by the Mastercard Defendants
110.The Mastercard Defendants shall not be required to continue or modify their by-laws, Rules, operating regulations, practices, policies, or procedures in any manner other than as provided in Paragraphs 67-104 above.
111.The Mastercard Defendants’ obligations under Paragraphs 67-104 shall extend only up to the date that is the later of five years after the Settlement Final Date or eight years after the Settlement Approval Date. After that date, the Mastercard Defendants shall have the discretion to continue to provide any consideration provided in Paragraphs 67-104 above, but the Mastercard Defendants’ obligation to provide any of that consideration under this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall expire.
112.The Mastercard Defendants retain the right, but are in no way obligated, to further modify their by-laws, Rules, operating regulations, practices, policies, or procedures addressed in

Paragraphs 67-104 in a manner that is more permissive of a merchant’s ability to engage in the point of sale practices described therein.
113.Nothing in the foregoing changes to the Mastercard Defendants’ Rules, by-laws, and/or operating regulations described in Paragraphs 67-104 above shall affect any obligation of any Defendant or any member of the Rule 23(b)(2) Class to comply with all applicable state or federal laws, including but not limited to state laws regarding surcharging of credit or debit card transactions, and federal and state laws regarding deceptive or misleading disclosures.
Release and Covenant Not to Sue of the Rule 23(b)(2) Class
114.The “Rule 23(b)(2) Class Releasing Parties” are individually and collectively the Rule 23(b)(2) Class Plaintiffs and each member of the Rule 23(b)(2) Class, on behalf of themselves and any of their respective past, present, or future officers, directors, stockholders, agents, employees, legal representatives, partners, associates, trustees, parents, subsidiaries, divisions, affiliates, heirs, executors, administrators, estates, purchasers, predecessors, successors, and assigns — whether or not they object to the settlement set forth in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, and whether or not they exercise any benefit provided under this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, whether directly, representatively, derivatively, or in any other capacity.
115.The “Rule 23(b)(2) Class Released Parties” are all of the following:
(a)Visa U.S.A. Inc., Visa International Service Association, Visa International, Visa Inc., Visa Asia Pacific Region, Visa Canada Association, Visa Central & Eastern Europe, Middle East & Africa Region, Visa Latin America & Caribbean Region, Visa Europe, Visa Europe Limited, Visa Europe Services, Inc., and any other entity that now authorizes or licenses, or in the past has authorized or licensed, a financial institution to issue any Visa-Branded Cards or to acquire any Visa-Branded Card transactions.

(b)Mastercard International Incorporated, Mastercard Incorporated, and any other entity that now authorizes or licenses, or in the past has authorized or licensed, a financial institution to issue any Mastercard-Branded Cards or to acquire any Mastercard-Branded Card transactions.
(c)Bank of America, N.A.; BA Merchant Services LLC (formerly known as National Processing, Inc.); Bank of America Corporation; NB Holdings; MBNA America Bank, N.A.; and FIA Card Services, N.A.
(d)Barclays Bank plc; Barclays Delaware Holdings, LLC (formerly known as Juniper Financial Corporation); Barclays Bank Delaware (formerly known as Juniper Bank); and Barclays Financial Corp.
(e)Capital One, N.A. (as successor to Capital One F.S.B. and Capital One Bank (USA), N.A.); and Capital One Financial Corporation.
(f)JPMorgan Chase & Co.; JPMorgan Chase Bank, N.A. (and as successor in interest to Chase Bank USA, N.A. and Washington Mutual Bank); and Paymentech, LLC (and as successor to Chase Paymentech Solutions, LLC).
(g)Citibank, N.A.; Citigroup Inc.; Citicorp LLC; Citicorp Credit Services, Inc. (USA) (as successor to Citicorp Payment Services, Inc.).
(h)Fifth Third Bancorp.
(i)First National Bank of Omaha.
(j)HSBC Finance Corporation; HSBC Bank USA, N.A.; HSBC North America Holdings Inc.; HSBC Holdings plc; HSBC Bank plc; and HSBC U.S.A. Inc.
(k)National City Corporation and National City Bank of Kentucky.
(l)The PNC Financial Services Group, Inc. (and as acquirer of National City Corporation) and PNC Bank, National Association.

(m)SunTrust Banks, Inc. (now known as Truist Financial Corporation) and SunTrust Bank (now known as Truist Bank).
(n)Texas Independent Bancshares, Inc.
(o)Wachovia Bank, N.A. and Wachovia Corporation.
(p)Washington Mutual, Inc.; Washington Mutual Bank; Providian National Bank (also known as Washington Mutual Card Services, Inc.); and Providian Financial Corporation.
(q)Wells Fargo & Company (and as successor to Wachovia Corporation) and Wells Fargo Bank, N.A. (and as successor to Wachovia Bank, N.A.).
(r)Each and every entity or person alleged to be a co-conspirator of any Defendant in any of the complaints in the Action.
(s)Each of the past, present, or future member or customer financial institutions of Visa U.S.A. Inc., Visa International Service Association, Visa Inc., Visa Europe, Visa Europe Limited, Visa Europe Services, Inc., Mastercard International Incorporated, or Mastercard Incorporated.
(t)For each of the entities or persons in Paragraphs 115(a)-(s) above, each of their respective past, present, and future, direct and indirect, parents (including holding companies), subsidiaries, affiliates, and associates (all as defined in SEC Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934), or any other entity in which more than 50% of the equity interests are held.
(u)For each of the entities or persons in Paragraphs 115(a)-(t) above, each of their respective past, present, and future predecessors, successors, purchasers, and assigns (including acquirers of all or substantially all of the assets, stock, or other ownership interests of any of the Defendants to the extent a successor’s, purchaser’s, or acquirer’s liability is based on the Rule 23(b)(2) Class Released Parties as defined in Paragraphs 115(a)-(t) above).
(v)For each of the entities or persons in Paragraphs 115(a)-(u) above, each of their respective past, present, and future principals, trustees, partners, officers, directors, employees, agents, attorneys, legal or other representatives, trustees, heirs, executors, administrators, estates, shareholders, advisors, predecessors, successors, purchasers, and assigns (including acquirers of all or substantially all of the assets, stock, or other ownership interests of each of the foregoing entities to the extent a successor’s, purchaser’s, or acquirer’s liability is based on the Rule 23(b)(2) Class Released Parties as defined in Paragraphs 115(a)-(u) above).
116.In addition to the effect of the Rule 23(b)(2) Class Settlement Order and Final Judgment filed in accordance with this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, including but not limited to any res judicata effect:
(a)The Rule 23(b)(2) Class Releasing Parties hereby expressly and irrevocably waive, and fully, finally, and forever settle, discharge, and release the Rule 23(b)(2) Class Released Parties from any and all manner of claims, demands, actions, suits, and causes of action, whether individual, class, representative, parens patriae, or otherwise in nature, to the extent that they seek any form of declaratory, injunctive, or equitable relief, or attorneys’ fees, costs, expenses, or interest, to the extent such fees, costs, expenses, or interest are related to those claims, demands, actions, suits, and causes of action, whenever incurred, whether directly, indirectly, derivatively or otherwise, whether known or unknown, suspected or unsuspected, in law or in equity that any Rule 23(b)(2) Class Releasing Party ever had, now has, or hereafter can, shall, or may have and that have accrued as of the Settlement Approval Date or accrue no later than the longer of five years after the Settlement Final Date or eight years after the Settlement Approval Date, arising out of or relating to any conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act of any Rule 23(b)(2) Class Released Party that are or have been alleged or otherwise raised in the Action, or that could have been alleged or raised in the Action relating to the subject matter thereof, or arising out of or relating to a continuation or continuing effect of any such conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act. For avoidance of doubt, this release shall extend to, but only to, the fullest extent permitted by federal law.
(b)It is expressly agreed, for purposes of clarity, that any claims that seek any form of declaratory, injunctive, or equitable relief arising out of or relating to any of the following conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act are claims that were or could have been alleged in this Action and relate to the subject matter thereof:
(i)any interchange fees, interchange rates, or any Rule of any Visa Defendant or Mastercard Defendant relating to interchange fees, interchange rates, or to the setting of interchange fees or interchange rates with respect to any Visa-Branded Card transactions in the United States or any Mastercard-Branded Card transactions in the United States;
(ii)any Merchant Fee of any Rule 23(b)(2) Class Released Party relating to any Visa-Branded Card transactions in the United States or any Mastercard-Branded Card transactions in the United States;
(iii)any actual or alleged “no surcharge” rules, “honor all cards” rules, “honor all issuers” rules, “honor all devices” rules, rules requiring the honoring of all credentials or accounts, “no minimum purchase” rules, “no discounting” rules, “non-discrimination” rules, “anti-steering” rules, rules that limit merchants in favoring or steering customers to use certain payment systems, “all outlets” rules, “no bypass” rules, “no multi-issuer” rules, “no multi-bug”

rules, routing rules, cross-border acquiring rules, card authentication or cardholder verification rules, “cardholder selection” rules or requirements, PAVD rules, rules or conduct relating to routing options regarding acceptance technology for mobile, e-commerce, or online payments, or development and implementation of tokenization standards;
(iv)any reorganization, restructuring, initial or other public offering, or other corporate structuring of any Visa Defendant or Mastercard Defendant;
(v)any service of an employee or agent of any Rule 23(b)(2) Class Released Party on any board or committee of any Visa Defendant or Mastercard Defendant; or
(vi)any actual or alleged agreement (or alleged continued participation therein) (A) between or among any Visa Defendant and any Mastercard Defendant, (B) between or among any Visa Defendant or Mastercard Defendant and any other Rule 23(b)(2) Class Released Party or Parties, or (C) between or among any Defendant or Rule 23(b)(2) Class Released Party or Parties, relating to (i)-(v) above or to any Rule 23(b)(2) Class Released Party’s imposition of, compliance with, or adherence to (i)-(v) above.
(c)For purposes of clarity, references to the Rules identified in this Paragraph 116 mean those Rules as they are or were in place on December 18, 2020 and up to the Settlement Approval Date, Rules as they may be modified in the manner provided in Paragraphs 18-55 and 67-104 above, and Rules in place thereafter that are substantially similar to those Rules.
117.Each Rule 23(b)(2) Class Releasing Party further expressly and irrevocably waives, and fully, finally, and forever settles and releases, any and all defenses, rights, and benefits that the Rule 23(b)(2) Class Releasing Party may have or that may be derived from the provisions of applicable law which, absent such waiver, may limit the extent or effect of the release contained in the preceding Paragraphs 114-116. Without limiting the generality of the foregoing, each Rule 23(b)(2) Class Releasing Party expressly and irrevocably waives and releases any and all defenses, rights, and benefits that the Rule 23(b)(2) Class Releasing Party might otherwise have in relation to the release by virtue of the provisions of California Civil Code Section 1542 or similar laws of any other state or jurisdiction. SECTION 1542 PROVIDES:  “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” In addition, although each Rule 23(b)(2) Class Releasing Party may hereafter discover facts other than, different from, or in addition to those that it or he or she knows or believes to be true with respect to any claims released in the preceding Paragraphs 114-116, each Rule 23(b)(2) Class Releasing Party hereby expressly and irrevocably waives, and fully, finally, and forever settles, discharges, and releases, any known or unknown, suspected or unsuspected, contingent or non-contingent claims within the scope of the preceding Paragraphs 114-116, whether or not concealed or hidden, and without regard to the subsequent discovery or existence of such other, different, or additional facts. Rule 23(b)(2) Class Plaintiffs acknowledge, and the members of the Rule 23(b)(2) Class shall be deemed by operation of the Rule 23(b)(2) Class Settlement Order and Final Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement.
118.The release in Paragraphs 114-117 above does not bar an investigation or action, whether denominated as parens patriae, law enforcement, or regulatory, by a state, quasi-state, or local governmental entity to vindicate sovereign or quasi-sovereign interests.

119.Notwithstanding anything to the contrary in Paragraphs 114-118 above, the release in Paragraphs 114-118 above shall not release:
(a)Any claim of a Rule 23(b)(2) Class Releasing Party that is based on standard commercial disputes arising in the ordinary course of business under contracts or commercial relations regarding loans, lines of credit, or other related banking or credit relations, individual chargeback disputes, products liability, breach of warranty, misappropriation of cardholder data or invasion of privacy, compliance with technical specifications for a merchant’s acceptance of Visa-Branded Credit Cards or Debit Cards, or Mastercard-Branded Credit Cards or Debit Cards, and any other dispute arising out of a breach of any contract between any of the Rule 23(b)(2) Class Releasing Parties and any of the Rule 23(b)(2) Class Released Parties; provided, however, that Paragraphs 114-118 above and not this Paragraph shall control in the event that any such claim challenges the legality of interchange rules, interchange rates, or interchange fees, or any other Rule, fee, charge, or other conduct covered by any of the claims released in Paragraphs 114-118 above.
(b)Claims based only on an injury suffered as (i) a payment card network competitor of the Visa Defendants or the Mastercard Defendants, or (ii) an ATM operator that is not owned by, or directly or indirectly controlled by, one or more of the Rule 23(b)(2) Class Released Parties.
(c)Any claim of a Rule 23(b)(2) Class Releasing Party seeking monetary damages but not any form of declaratory, injunctive, or equitable relief with respect to the claims released herein.
120.Upon the Settlement Approval Date, each of the Rule 23(b)(2) Class Releasing Parties agrees and covenants not to: (a) sue any of the Rule 23(b)(2) Class Released Parties on the basis of any claim released herein; (b) assist any third party in commencing or maintaining any private civil lawsuit against any Rule 23(b)(2) Class Released Party related in any way to any claim released herein; or (c) take any action or make any claim until the longer of five years after the Settlement Final Date or eight years after the Settlement Approval Date that a Rule 23(b)(2) Class Released Party has continued to participate in, and failed to withdraw from, any alleged unlawful conspiracies or agreements relating to the claims released herein, which allegedly arise from or relate to the pre-IPO structure or governance of any of the Visa Defendants or the pre-IPO structure or governance of any of the Mastercard Defendants, or any Bank Defendant’s participation therein. For the avoidance of doubt, however, nothing in this Paragraph shall preclude a Rule 23(b)(2) Class Releasing Party from taking any action compelled by law or court order.
121.Each Rule 23(b)(2) Class Releasing Party further releases each of the Visa Defendants, Mastercard Defendants, and Bank Defendants and their counsel and experts in this Action from any claims that seek any form of declaratory, injunctive, or equitable relief relating to the defense and conduct of this Action, including the negotiation and terms of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement or any other settlement agreement in this Action, except for any claims relating to enforcement of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement. Each Rule 23(b)(2) Class Releasing Party releases the Rule 23(b)(2) Class Plaintiffs, Rule 23(b)(2) Class Counsel, and their respective experts in Barry’s, from any claims relating to their institution or prosecution of Barry’s, including the negotiation and terms of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, except for any claims relating to enforcement of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement.
122.For purposes of clarity, it is specifically intended for the release and covenant not to sue provisions in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement to

preclude all members of the Rule 23(b)(2) Class from seeking or obtaining any form of declaratory, injunctive, or equitable relief with respect to the claims released herein until the longer of five years after the Settlement Final Date or eight years after the Settlement Approval Date with respect to any Rule of any Visa Defendant or any Mastercard Defendant in effect between December 18, 2020 and the Settlement Approval Date, and the compliance by any Bank Defendant with any such Rule, as it is alleged to exist, now exists, may be modified in the manner provided in Paragraphs 18-55 and 67-104 above, or may in the future exist in the same or substantially similar form thereto.
123.In the event that this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement is terminated pursuant to Paragraphs 136-138 below, or any condition for the Settlement Approval Date is not satisfied, the release and covenant not to sue provisions in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall be null and void and unenforceable.
Motion for Approval of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement

124.Rule 23(b)(2) Class Plaintiffs, Rule 23(b)(2) Class Counsel, the Visa Defendants, and the Mastercard Defendants agree to use reasonable and good faith efforts to effectuate the Court’s final approval of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, including filing necessary motion papers and scheduling any necessary hearings for a date and time that are convenient for the Court.
125.Rule 23(b)(2) Class Plaintiffs and Rule 23(b)(2) Class Counsel agree to file with the Court a motion and supporting papers seeking approval of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, after providing the Visa Defendants and the

Mastercard Defendants with at least ten business days advance notice of the contents of those papers.
126.The motion and supporting papers seeking approval of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall seek the Court’s entry of the Rule 23(b)(2) Class Settlement Notice and Scheduling Order in the form in Appendix E hereto, which will:
(a)Determine that notice of Barry’s and this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement should be provided to members of the Rule 23(b)(2) Class, and appoint Epiq Systems, Inc. as the Class Administrator to assist Rule 23(b)(2) Class Counsel in effectuating and administering the Notice Plan.
(b)Approve the notice to be provided to the Rule 23(b)(2) Class in substantially the form described in the Notice Plan and budget contained in Appendix C hereto, including use of the website notice and the publication notice in substantially the form contained in Appendix D hereto, and direct any further notice (and expenses therefor) that the Court may find necessary to provide due process.
(c)Order that Defendants make the payments for Notice Costs described in Paragraph 8 above within ten business days after the Court’s entry of the Rule 23(b)(2) Class Settlement Notice and Scheduling Order.
(d)Stay Barry’s and all further proceedings in actions listed in Appendix A, to the extent that they seek declaratory, injunctive, or equitable relief against the Defendants that is being released against the Rule 23(b)(2) Class Released Parties, except for proceedings in MDL 1720 related to effectuating and complying with this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, pending the Court’s determination of whether this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement should be finally approved or the termination of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement.
(e)Pending the Court’s determination of whether this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement should be approved or the termination of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, enjoin the members of the Rule 23(b)(2) Class from commencing, maintaining, or participating in, or permitting another to commence, maintain, or participate in on their behalf, any claims being released against the Rule 23(b)(2) Class Released Parties, except for proceedings in MDL 1720 related to effectuating and complying with this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement.
(f)Order the following schedule (or as the Court may modify it) for further proceedings in connection with this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement:
(i)Within 30 days after the Court’s entry of the Rule 23(b)(2) Class Settlement Notice and Scheduling Order, the Notice Plan shall be substantially completed and any motion or motions and supporting memoranda seeking final approval of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement and approval of Attorneys’ Fees and Expenses shall be filed with the Court.
(ii)Within 90 days after the Court’s entry of the Rule 23(b)(2) Class Settlement Notice and Scheduling Order, any objections to the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement or motions seeking approval of any Attorneys’ Fees and Expenses shall be filed with the Court.
(iii)Within 120 days after the Court’s entry of the Rule 23(b)(2) Class Settlement Notice and Scheduling Order, any replies and supporting papers that respond to any objections to this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement or motions seeking approval of Attorneys’ Fees and Expenses shall be filed with the Court.
(iv)At least 150 days after the Court’s entry of the Rule 23(b)(2) Class Settlement Notice and Scheduling Order, set a date and time for a final approval hearing convenient for the Court, at which hearing the Court will conduct an inquiry into the fairness, reasonableness, and adequacy of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, address any objections to it, and determine whether to finally approve this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement and make any awards of Attorneys’ Fees and Expenses.
127.The motion and supporting papers seeking approval of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement also shall seek the Court’s entry of the Rule 23(b)(2) Class Settlement Order and Final Judgment in the form in Appendix F hereto, which will:
(a)Determine that the Court has jurisdiction over the Rule 23(b)(2) Class Plaintiffs, all members of the Rule 23(b)(2) Class, and the Defendants, and jurisdiction to approve this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement.
(b)Approve the notice procedures provided to the Rule 23(b)(2) Class as fair, adequate, and sufficient, and as reasonably calculated to apprise members of the Rule 23(b)(2) Class of the Action, this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, and their objection rights, and as fully satisfying the requirements of Federal Rule of Civil Procedure 23, any other applicable laws or rules of the Court, and due process.
(c)Finally approve this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, including its consideration and release provisions, and find that the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement was made in good faith, following arm’s-length negotiations, and was not collusive, and further find that the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement is fair, reasonable, and adequate for the Rule 23(b)(2) Class, and consistent with the requirements of federal law and all applicable court rules, including Federal Rule of Civil Procedure 23.
(d)Certify that the notification requirements of the Class Action Fairness Act, 28 U.S.C. § 1715, have been met.
(e)Incorporate all terms and conditions of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement by reference, state the settlement consideration and full terms of the release and covenant not to sue of the Rule 23(b)(2) Class, provide that each Rule 23(b)(2) Class Releasing Party unconditionally, fully, and finally releases and forever discharges each of the Rule 23(b)(2) Class Released Parties from all released claims and waives any rights of Rule 23(b)(2) Class members to the protections afforded under California Civil Code § 1542 and/or any other similar, comparable, or equivalent laws.
(f)Enjoin all members of the Rule 23(b)(2) Class, and those subject to their control, from commencing, maintaining, or participating in, or permitting another to commence, maintain, or participate in on their behalf, any claims released against Rule 23(b)(2) Class Released Parties, and enjoin all members of the Rule 23(b)(2) Class, and those subject to their control, from commencing, maintaining, or participating in, or permitting another to commence, maintain, or participate in on their behalf, any claims released against Rule 23(b)(2) Class Released Parties.
(g)Provide that the Court retains exclusive continuing jurisdiction in MDL 1720 over the Rule 23(b)(2) Class Plaintiffs, the members of the Rule 23(b)(2) Class, and the Defendants to implement, administer, consummate, and enforce this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement and the Rule 23(b)(2) Class Settlement

Order and Final Judgment, including any disputes relating to, or arising out of, the release and covenant not to sue of the Rule 23(b)(2) Class or any claim concerning declaratory, injunctive, or equitable relief with respect to any by-law, Rule, operating regulation, practice, policy, or procedure of any Visa Defendant or Mastercard Defendant.
(h)Direct the dismissal with prejudice and without costs (except as provided for herein), of all claims for declaratory, injunctive, and equitable relief released herein against any of the Defendants and any of the Rule 23(b)(2) Class Released Parties in Barry’s and in all other putative class and individual actions that are now or previously were consolidated in MDL 1720 and listed in Appendix A hereto.
(i)Determine that there is no just reason for delay in entering the final judgment, and direct that the Rule 23(b)(2) Class Settlement Order and Final Judgment shall be final and appealable.
Rule 23(b)(2) Class Settlement Notice and Objections
128.Within ten days after the filing with the Court of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement and the accompanying motion papers seeking its approval, the Visa Defendants and the Mastercard Defendants shall cause notice of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement to be served upon appropriate State and Federal officials as provided in the Class Action Fairness Act, 28 U.S.C. § 1715, and will certify to the Court that the notice was provided.
129.Rule 23(b)(2) Class Counsel and the Class Administrator shall be responsible for and shall carry out the procedures for notice to the Rule 23(b)(2) Class, as ordered by the Court, and shall perform such related duties as may be necessary to provide those notice procedures.
130.Rule 23(b)(2) Class Counsel shall pay the Class Administrator’s expenses for the foregoing notice activities, including those of any third-party vendors it uses to perform tasks necessary for the implementation or effectuation of its duties, from the Rule 23(b)(2) Class Settlement Escrow Account. In no event shall any Defendant or Rule 23(b)(2) Class Released Party have any obligation, responsibility, or liability with respect to the Class Administrator or the Notice Plan, including with respect to the costs, administration expenses, or any other charges for any notice procedures, except for the payments provided in Paragraph 8 above.
131.The Class Administrator shall complete the website and publication notice to members of the Rule 23(b)(2) Class, using the Rule 23(b)(2) Class Notices contained in Appendix D hereto, as provided in the Rule 23(b)(2) Class Settlement Notice and Scheduling Order or as otherwise ordered by the Court.
132.Within forty-five days after the Court’s entry of the Rule 23(b)(2) Class Settlement Notice and Scheduling Order, the Class Administrator shall prepare and file with the Court a report that confirms that the Notice Plan was carried out and that the website notice, publication notice, and any other notice to members of the Rule 23(b)(2) Class was provided in the manner directed by the Court.
133.As provided in the Rule 23(b)(2) Class Settlement Notice and Scheduling Order:
(a)Any Objector must file with the Court within the Class Objection Period and send to a designee of Rule 23(b)(2) Class Counsel and a designee of counsel for the Defendants, by first-class mail and postmarked within the Class Objection Period, a written statement of objections. The Objector’s statement must: (i) contain the words “In re Interchange Fee and Merchant Discount Antitrust Litigation”; (ii) state each and every objection of the Objector and the specific reasons therefor; (iii) provide all legal support and all evidence that the Objector wishes to bring to the Court’s attention in support of any objection; (iv) state the full name, address, and telephone number of the Objector; (v) provide information sufficient to establish that the Objector is a member of the Rule 23(b)(2) Class; and (f) state the full name, mail address, email address, and telephone number of any counsel representing the Objector in connection with the objections.
(b)In addition, any Objector or counsel for an Objector that desires to appear at the final approval hearing must file with the Court within the Class Objection Period, and send to a designee of Rule 23(b)(2) Class Counsel and a designee of counsel for the Defendants, by first-class mail and postmarked within the Class Objection Period, a separate notice of intention to appear that identifies by name, position, address, and telephone number each person who intends to appear at the approval hearing on behalf of the Objector.
134.Upon receipt of any objection to the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement or notice of intention to appear at the final approval hearing, Rule 23(b)(2) Class Counsel, counsel for the Defendants, and the Class Administrator shall confer to ensure that they each receive a complete copy of all objections and any notice of intention to appear.
135.The Court may consider any applications for Attorneys’ Fees and Expenses separately from the motion for approval of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, and may enter orders regarding such applications separately from the Rule 23(b)(2) Class Settlement Order and Final Judgment. Any rehearing, reconsideration, vacatur, review, appeal, or any other action taken regarding only a separate order concerning only an application for Attorneys’ Fees and Expenses, and not in any way concerning the Rule 23(b)(2) Class Settlement Order and Final Judgment, shall not delay the Settlement Final Date that otherwise would occur with respect to the Rule 23(b)(2) Class Settlement Order and Final Judgment.
Termination

136.In the event that any condition for the Settlement Approval Date is not satisfied, Rule 23(b)(2) Class Plaintiffs as a group or Defendants as a group may terminate this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement.
137.Rule 23(b)(2) Class Plaintiffs as a group or the Defendants as a group, after conferring with the other group, also may unilaterally terminate this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement by providing written notice to the other parties and the Court within twenty business days in the event that the Court’s Rule 23(b)(2) Class Settlement Order and Final Judgment are materially modified or not fully affirmed on any appeal or otherwise, including but not limited to any modification of the definition of the Rule 23(b)(2) Class (from which exclusions are not permitted), and including but not limited to any modification of the release and covenant not to sue provided by the Rule 23(b)(2) Class. Rule 23(b)(2) Class Plaintiffs and Defendants agree to confer in good faith about whether to modify the twenty business day period provided in this Paragraph based on the circumstances.
138.In the event that this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement is terminated pursuant to Paragraphs 136-137 above:
(a)Two-thirds of any sums remaining in the Rule 23(b)(2) Class Settlement Escrow Account, less any taxes due and class administration costs approved by the Court and already paid or incurred, shall promptly be paid to an account that the Visa Defendants shall designate, and one-third of any sums in the Rule 23(b)(2) Class Settlement Escrow Account, less any taxes due and class administration costs approved by the Court and already paid or incurred, shall promptly be paid to an account that the Mastercard Defendants shall designate.
(b)The Visa Defendants shall no longer be obligated to comply with Paragraphs 18-55 above, and the Mastercard Defendants shall no longer be obligated to comply with Paragraphs 67-104 above.

(c)The terms and conditions of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, any publicly disseminated information regarding this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, and any orders, motion filings (including briefs, supporting papers, or declarations), objections, or oral argument concerning this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, including any motion papers with respect to final approval of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, or for Attorneys’ Fees and Expenses, may not thereafter be used as evidence, and shall not be admissible as such, in the Action or any other civil action or other proceeding.
(d)With the exception of Paragraphs 4-7, 130, and 138(a)-(c) above and Paragraphs 147-149 below, this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, including its release and covenant not to sue, shall be null and void, and of no force and effect, and the Rule 23(b)(2) Class Plaintiffs and the Defendants shall revert to their positions before the execution of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement as if this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement had not been reached or executed.
Continuing Court Supervision and Jurisdiction
139.The Visa Defendants’ obligations under Paragraphs 18-55 are subject to modification by the Court, upon the motion of either the Visa Defendants or Rule 23(b)(2) Class Counsel, pursuant to the processes and standards for modification of consent decrees. The Mastercard Defendants’ obligations under Paragraphs 67-104 are subject to modification by the Court, upon the motion of either the Mastercard Defendants or Rule 23(b)(2) Class Counsel, pursuant to the processes and standards for modification of consent decrees.

140.The Court will retain continuing jurisdiction over the Rule 23(b)(2) Class Plaintiffs, the members of the Rule 23(b)(2) Class, and the Defendants to implement, administer, consummate, and enforce this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement and the Rule 23(b)(2) Class Settlement Order and Final Judgment. The Court’s implementation and administration of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall include, without limitation, the receipt and review of information provided to the Court by the Independent Auditor, as specified above.
141.The Defendants and the Rule 23(b)(2) Class Plaintiffs agree, and the members of the Rule 23(b)(2) Class will be deemed to have agreed, to submit irrevocably to the exclusive jurisdiction of the United States District Court for the Eastern District of New York for the resolution of any matter covered by the Rule 23(b)(2) Class Settlement Order and Final Judgment, or the applicability of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement or the Rule 23(b)(2) Class Settlement Order and Final Judgment.
142.All applications to the Court with respect to any aspect of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement or the Rule 23(b)(2) Class Settlement Order and Final Judgment shall be presented to and be determined by United States District Court Judge Brian M. Cogan for resolution as a matter within the scope of MDL 1720, or, if he is not available, any other District Court Judge designated by the Court. Without limiting the generality of the foregoing, it is hereby agreed that any suit, action, proceeding, or dispute of a Rule 23(b)(2) Class Plaintiff or member of the Rule 23(b)(2) Class, in which the provisions of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement or the Rule 23(b)(2) Class Settlement Order and Final Judgment are asserted as a ground for a defense, in whole or in part, to any claim or cause of action, or are otherwise raised as an objection, constitutes a suit, action, proceeding, or dispute arising out of or relating to this Superseding and Amended Rule

23(b)(2) Class Settlement Agreement or the Rule 23(b)(2) Class Settlement Order and Final Judgment.
143.In the event that the provisions of the Rule 23(b)(2) Class Settlement Order and Final Judgment are asserted by any Defendant or Rule 23(b)(2) Class Released Party as a ground for a defense, in whole or in part, to any claim or cause of action, or are otherwise raised as an objection in any other suit, action, or proceeding by a Rule 23(b)(2) Class Plaintiff or member of the Rule 23(b)(2) Class, it is hereby agreed that the Rule 23(b)(2) Class Released Parties shall be entitled to an immediate stay of that suit, action, or proceeding until after the Court has entered an order or judgment determining any issues relating to the defense or objections based on such provisions, and no further judicial review of such order or judgment is possible.
Additional Terms and Conditions
144.The Rule 23(b)(2) Class Plaintiffs, Rule 23(b)(2) Class Counsel, the Visa Defendants and the Mastercard Defendants, and counsel for those Defendants agree that they:
(a)Shall not in any way encourage, promote, or solicit any person, business, or entity within the definition of the Rule 23(b)(2) Class, or their counsel, to object to this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, or to seek any relief inconsistent with this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement.
(b)Shall not in any way encourage, promote, or solicit any person, business, or entity within the definition of the Rule 23(b)(2) Class, or their counsel, to facilitate, induce, or cause the non-fulfillment of a condition, or the occurrence of an event, that could result in the termination of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement.
145.The Rule 23(b)(2) Class Plaintiffs, Rule 23(b)(2) Class Counsel, the Visa Defendants, and the Mastercard Defendants shall undertake reasonable efforts to timely obtain any required approvals or consents to execute and proceed with this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement.
146.The Rule 23(b)(2) Class Plaintiffs, Rule 23(b)(2) Class Counsel, the Visa Defendants, and the Mastercard Defendants shall execute all documents and perform any additional acts reasonably necessary and proper to effectuate the terms of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement.
147.The terms and provisions of the Fourth Amended Protective Order, filed on October 29, 2009, and approved by the Court on October 30, 2009, and the terms and provisions of the Protective Order filed on April 3, 2015 on the 14-md-01720 docket and approved by the Court on April 9, 2015, shall survive and continue in effect through and after any final adjudication of the Action.
148.Each of the Defendants specifically denies any and all liability in this Action. It is expressly understood and agreed that, by entering into this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, each Defendant, and each Rule 23(b)(2) Class Released Party, is not admitting any liability or wrongdoing whatsoever to the Rule 23(b)(2) Class Plaintiffs, any member of the Rule 23(b)(2) Class, or any other person or entity, and is not admitting the truth of any allegations or circumstances, nor is any Defendant or other Rule 23(b)(2) Class Released Party waiving any defense.
149.This Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, and all negotiations, documents, and discussions associated with it, shall be without prejudice to the rights, positions, or privileges of any Rule 23(b)(2) Class Plaintiff or Defendant or other Rule 23(b)(2) Class Released Party (except as expressly provided for in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement), and shall not be construed as, or deemed to be, an admission or evidence on the part of any Defendant or other Rule 23(b)(2) Class

Released Party of any violation of any statute, regulation, law, rule, or principle of common law or equity, or of any liability or wrongdoing, or of the truth or merit of any allegations or claims in this Action, and shall not be discoverable, used, offered, or accepted, directly or indirectly, as evidence of such in this Action or any other action, litigation, arbitration, or other proceeding, and shall have no precedential value; provided, however, that nothing contained herein shall preclude use of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement in any proceeding to enforce this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement or the Rule 23(b)(2) Class Settlement Order and Final Judgment.
150.Nothing in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement is intended to waive any right to assert that any information or material is protected from discovery by reason of any individual or common interest privilege, attorney-client privilege, work product protection, or other privilege, protection, or immunity, or is intended to waive any right to contest any such claim of privilege, protection, or immunity.
151.This Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall constitute the entire, complete, and integrated agreement between and among the Rule 23(b)(2) Class Plaintiffs, on behalf of themselves and the Rule 23(b)(2) Class, the Visa Defendants, and the Mastercard Defendants, with respect to the settlement of Barry’s. All of the Appendices to this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement are material and integral parts of it and are incorporated by reference as if fully set forth herein.
152.The terms of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement are not severable, but are interdependent and have been agreed to only as a whole by the Rule 23(b)(2) Class Plaintiffs, Rule 23(b)(2) Class Counsel, the Visa Defendants, and the Mastercard Defendants.

153.This Superseding and Amended Rule 23(b)(2) Class Settlement Agreement supersedes all prior negotiations and agreements, and is not subject to any condition not provided for in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement. In entering into and executing this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, the Rule 23(b)(2) Class Plaintiffs, the Visa Defendants, and the Mastercard Defendants warrant that they are acting upon their respective independent judgments and upon the advice of their respective counsel, and not in reliance upon any warranty or representation, express or implied, of any nature or kind by any other person or entity, other than the warranties and representations expressly made in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement.
154.This Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall be governed, construed, enforced, and administered in accordance with the laws of the State of New York without reference to its conflict of laws principles.
155.This Superseding and Amended Rule 23(b)(2) Class Settlement Agreement may not be modified or amended except by a writing signed by the Rule 23(b)(2) Class Plaintiffs, the Visa Defendants, and the Mastercard Defendants, or their respective counsel, and approved by the Court.
156.This Superseding and Amended Rule 23(b)(2) Class Settlement Agreement or any portion thereof shall not be construed more strictly against any party to it merely because it may have been prepared by counsel for one of them, it being recognized that because of the arm’s-length negotiations resulting in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, all parties to this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement have contributed substantially and materially to the preparation of it.

157.All headings used in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement are for reference and convenience only and shall not affect the meaning or interpretation of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement.
158.The waiver by any Rule 23(b)(2) Class Plaintiff or Defendant of any breach of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall not be deemed or construed as a waiver of any other breach of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, whether prior, subsequent, or contemporaneous.
159.This Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall be binding upon, and shall inure to the benefit of, the Rule 23(b)(2) Class Plaintiffs, the members of the Rule 23(b)(2) Class, the Visa Defendants, and the Mastercard Defendants. The Rule 23(b)(2) Class Released Parties, other than the Visa Defendants and the Mastercard Defendants, are third party beneficiaries of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement and are authorized to enforce the provisions of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, including without limitation the release and covenant not to sue provisions in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, the continuing jurisdiction provisions in Paragraphs 139-143 above, and such other provisions of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement as are applicable to them.
160.Any notice or materials to be provided to the Rule 23(b)(2) Class Plaintiffs pursuant to this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall be sent to Rule 23(b)(2) Class Counsel, and any notice or materials to be provided to Defendants pursuant to this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall be sent to their counsel in MDL 1720, whose names and contact information are set forth in Appendix I hereto. Any notice or materials to be submitted to the Court pursuant to this

Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall also be filed in MDL 1720 through the Electronic Court Filing (ECF) system of the Court.
161.Each of the undersigned representatives of each Rule 23(b)(2) Class Plaintiff and Defendant represents that it is fully authorized to enter into, and to execute, this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement on behalf of that party. Each of the parties hereto agrees that, in return for the agreements in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, it is receiving good and valuable consideration, and the receipt and sufficiency thereof is hereby acknowledged.
162.This Superseding and Amended Rule 23(b)(2) Class Settlement Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the signatories below have read and understood this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, have executed it, represent that the undersigned are authorized to execute this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement on behalf of their respectively represented parties, have agreed to be bound by its terms, and have duly executed this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement.

FOR RULE 23(b)(2) CLASS PLAINTIFFS

Dated:  November 10, 2025.    By:  /s/ Steve D. Shadowen
Steve D. Shadowen
Hilliard & Shadowen LLP

Dated:  November 10, 2025.    By:  /s/ Robert G. Eisler
Robert G. Eisler
Grant & Eisenhofer P.A.

Dated:  November 10, 2025.    By:  /s/ Michael J. Freed
Michael J. Freed
Freed Kanner London & Millen LLC

Dated:  November 10, 2025.    By:  /s/ Linda P. Nussbaum
Linda P. Nussbaum
Nussbaum Law Group, P.C.

FOR DEFENDANTS VISA INC., VISA U.S.A. INC., AND VISA INTERNATIONAL SERVICE ASSOCIATION

Dated:  November 9, 2025.    By:  /s/ Julie B. Rottenberg
Julie B. Rottenberg
EVP, General Counsel
Visa Inc.

FOR DEFENDANTS MASTERCARD INTERNATIONAL INCORPORATED AND MASTERCARD INCORPORATED

Dated:  November 8, 2025.    By:  /s/ Tiffany Hall
Tiffany Hall
General Counsel
Mastercard International Incorporated

APPENDIX A –MDL 1720 Actions

7-Eleven, Inc., et al. v. Visa Inc., et al., No. 13-cv-04442-AKH (S.D.N.Y.), formerly No. 13-cv-05746-MKB-JAM (E.D.N.Y.).

Block, Inc. v. Visa Inc., et al., No. 23-cv-05377-BMC-JAM (E.D.N.Y.).

Camp Grounds Coffee, LLC, et al. v. Visa, Inc., et al., No. 21-cv-03401-BMC-JAM (E.D.N.Y.).

E-Z Mart Stores, Inc., et al. v. Visa Inc., et al, No. 13-cv-05352-BMC-JAM (E.D.N.Y.), formerly No. 13-cv-00697 (E.D. Tex.).

Grubhub Holdings Inc., et al. v. Visa Inc., et al., No. 19-cv-07273 (N.D. Ill.), formerly No. 19-cv-06555-MKB-JAM (E.D.N.Y.).

Intuit Inc., et al. v. Visa Inc., et al., No. 21-cv-01175-BMC-JAM (E.D.N.Y.), formerly No. 21-cv-01234-VKD (N.D. Cal.)

Lanning, et al. v. Visa, Inc., et al., No. 21-cv-02360-BMC-JAM (E.D.N.Y.).

Old Jericho Enterprise Inc., et al. v. Visa, Inc., et al., No. 20-cv-02394-BMC-JAM (E.D.N.Y.).

Palladino, et al. v. JP Morgan Chase & Co., et al., No. 23-CV-01215-BMC-JAM (E.D.N.Y.), formerly No. CGC-22-603801 (Cal. Super. Ct.).

Target Corporation, et al. v. Visa Inc., et al., No. 13-cv-3477-AKH (S.D.N.Y.), formerly No. 13-cv-05745-MKB-JAM (E.D.N.Y.).

Visa U.S.A. Inc., et al. v. National Association of Convenience Stores, et al., No. 13-cv-03074-BMC-JAM (E.D.N.Y.).

A-1

APPENDIX B – Rule 23(b)(2) Class Settlement Escrow Agreement

CUSTODIAN/ESCROW AGREEMENT
This Custodian/Escrow Agreement dated November 10, 2025, is made among Hilliard & Shadowen LLP, Grant & Eisenhofer P.A., Freed Kanner London & Millen LLC, and Nussbaum Law Group, P.C. (“Rule 23(b)(2) Class Counsel”), and THE HUNTINGTON NATIONAL BANK, as Custodian/Escrow agent (“Rule 23(b)(2) Class Escrow Agent”).

Recitals
A.    This Custodian/Escrow Agreement governs the deposit, investment and disbursement of the settlement funds that, pursuant to the Superseding and Amended Class Settlement Agreement of the Rule 23(b)(2) Class Plaintiffs and the Defendants (the “Settlement Agreement”) dated November 10, 2025 attached hereto as Exhibit A, entered into by, among others, Rule 23(b)(2) Class Counsel on behalf of the Rule 23(b)(2) Class Plaintiffs, will be paid for costs of notice, settlement administration, merchant education, independent auditor expenses, attorneys’ fees and incentive awards to class plaintiffs, tax liabilities, and other uses in connection with a class action captioned Barry’s Cut Rate Stores, Inc., et al. v. Visa, Inc., et al., MDL No. 1720 Docket No. 05-md-01720 (E.D.N.Y.) (also now known as DDMB, Inc., et al. v. Visa, Inc., et al., MDL No. 1720 Docket No. 05-md-01720 (E.D.N.Y.)) (“Class Action”), pending in the United States District Court for the Eastern District of New York (the “Court”).

B.    Pursuant to the terms of the Settlement Agreement, Defendants have agreed to pay or cause to be paid up to $236,800,000 in cash (the “Settlement Amount”) for the purposes described in paragraph A above in the Class Action.

C.    The Settlement Amount, together with any interest accrued thereon, is to be deposited into the Rule 23(b)(2) Class Settlement Escrow Account and used to satisfy payments described in paragraph A, above, and other costs pursuant to the terms of the Settlement Agreement.

D.    Unless otherwise defined herein, all capitalized terms shall have the meaning ascribed to them in the Settlement Agreement.
Agreement
1.    Appointment of Rule 23(b)(2) Class Escrow Agent. The Rule 23(b)(2) Class Escrow Agent is hereby appointed to receive, deposit and disburse the Settlement Amount upon the terms and conditions provided in this Custodian/Escrow Agreement, the Settlement Agreement and any other exhibits or schedules later annexed hereto and made a part hereof.
2.    The Rule 23(b)(2) Class Settlement Escrow Account. The Rule 23(b)(2) Class Escrow Agent shall establish and maintain one or more Custodian/Escrow accounts titled as Payment Card Interchange Fee Rule 23 Settlement Fund (the “Rule 23(b)(2) Class Settlement Escrow Account”). Payments will be made by the Defendants pursuant to Paragraphs 8 – 11 of the Settlement Agreement. The Rule 23(b)(2) Class Escrow Agent shall receive the Settlement Amount into the Rule 23(b)(2) Class Settlement Escrow Account; the Settlement Amount and all interest accrued thereon shall be referred to herein as the “Settlement Fund.” The Settlement Fund shall be held and invested on the terms and subject to the limitations set forth herein and shall be released by the Rule 23(b)(2) Class Escrow Agent in accordance with the terms and conditions hereinafter set forth and set forth in the Settlement Agreement and in orders of the Court approving the disbursement of the Settlement Fund, if appropriate.

3.    Investment of Settlement Fund. At the written direction of Rule 23(b)(2) Class Counsel, the Rule 23(b)(2) Class Escrow Agent shall invest the Settlement Fund exclusively in instruments or accounts backed by the full faith and credit of the United States Government or fully insured by the United States Government or an agency thereof, including a U.S. Treasury Fund or a bank account that is either (a) fully insured by the Federal Deposit Insurance Corporation (“FDIC”) or (b) secured by instruments backed by the full faith and credit of the United States Government. Defendants shall not bear any responsibility for, or liability related to, the investment of the Settlement Fund by the Rule 23(b)(2) Class Escrow Agent.

4.      Use of Settlement Funds.  All interest from the Qualified Settlement Fund will be paid directly to the Qualified Settlement Fund.  No payments, rebates, or financial compensation will be exchanged between Huntington and any third parties aside from approved investments set forth in paragraph 3 for this Custodian/Escrow Account.

5.    Custodian/Escrow Funds Subject to Jurisdiction of the Court. The Settlement Fund shall remain subject to the jurisdiction of the Court until such time as the Settlement Fund shall be distributed, pursuant to the Settlement Agreement and on further order(s) of the Court.

6.    Tax Treatment & Report. The Settlement Fund shall be treated at all times as a “Qualified Settlement Fund” within the meaning of Treasury Regulation §1.468B-1. Rule 23(b)(2) Class Counsel and, as required by law, the Defendants, shall jointly and timely make such elections as necessary or advisable to fulfill the requirements of such Treasury Regulation, including the “relation-back election” under Treas. Reg. § 1.468B-1(j)(2) if necessary to the earliest permitted date. For purposes of §468B of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, the “administrator” of the Settlement Fund shall be Rule 23(b)(2) Class Counsel. Rule 23(b)(2) Class Counsel shall timely and properly prepare, deliver to all necessary parties for signature, and file all necessary documentation for any elections required under Treas. Reg. §1.468B-1. Rule 23(b)(2) Class Counsel shall timely and properly prepare and file any informational and other tax returns necessary or advisable with respect to the Settlement Fund and the distributions and payments therefrom including without limitation the returns described in Treas. Reg. §1.468B-2(k), and to the extent applicable Treas. Reg. §1.468B-2(1).

7.    Tax Payments of Settlement Fund. All Taxes with respect to the Settlement Fund, as more fully described in the Settlement Agreement, shall be treated as and considered to be a cost of administration of the Settlement Fund and the Rule 23(b)(2) Class Escrow Agent shall timely pay such Taxes out of the Settlement Fund without prior order of the Court, as directed by Rule 23(b)(2) Class Counsel. Rule 23(b)(2) Class Counsel shall be responsible for the timely and proper preparation and delivery of any necessary documentation for signature by all necessary parties, and the timely filing of all tax returns and other tax reports required by law. Rule 23(b)(2) Class Counsel may engage an accounting firm or tax preparer to assist in the preparation of any tax reports or the calculation of any tax payments due as set forth in Sections 5 and 6, and the expense of such assistance shall be paid from the Settlement Fund by the Rule 23(b)(2) Class Escrow Agent at Rule 23(b)(2) Class Counsel’s direction. The Settlement Fund shall indemnify and hold the Defendants harmless for any taxes that may be deemed to be payable by the Defendants by reason of the income earned on the Settlement Fund, and the Rule 23(b)(2) Class Escrow Agent, as directed by Rule 23(b)(2) Class Counsel, shall establish such reserves as are necessary to cover the tax liabilities of the Settlement Fund and the indemnification obligations imposed by this paragraph. If the Settlement Fund is returned to the Defendants pursuant to the terms of the Settlement Agreement, each Defendant shall provide the Rule 23(b)(2) Class Escrow Agent with a properly completed Form W-9.

8.    Disbursement Instructions

(a)Rule 23(b)(2) Class Counsel may, without further order of the Court or authorization by the Defendants’ Counsel, instruct the Rule 23(b)(2) Class Escrow Agent to disburse the funds necessary to pay Notice and Administration Expenses.

(b)Disbursements other than those described in paragraph 8(a), including disbursements for distribution of the Settlement Fund, must be authorized by either (i) an order of the Court, or (ii) the written direction of all 4 of Rule 23(b)(2) Class Counsel: Michael J. Freed or William H. London; Steve D. Shadowen; Robert G. Eisler; and Linda P. Nussbaum.

(c)In the event funds transfer instructions are given (other than in writing at the time of execution of this Custodian/Escrow Agreement), whether in writing, by facsimile, e-mail, telecopier or otherwise, the Rule 23(b)(2) Class Escrow Agent will seek confirmation of such instructions by telephone call back when new wire instructions are established to the person or persons designated in subparagraphs (a) and (b) above only if it is reasonably necessary, and the Rule 23(b)(2) Class Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. It will not be reasonably necessary to seek confirmation if the Rule 23(b)(2) Class Escrow Agent receives written letters authorizing a disbursement from each of the law firms required in subparagraphs (a) and (b), as applicable, on their letterhead and signed by one of the persons designated in subparagraphs (a) and (b). To assure accuracy of the instructions it receives, the Rule 23(b)(2) Class Escrow Agent may record such call backs. If the Rule 23(b)(2) Class Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it shall not execute the instruction until all issues have been resolved. The persons and telephone numbers for call backs may be validly changed only in writing that (i) is signed by the party changing its notice designations, and (ii) is received and acknowledged by the Rule 23(b)(2) Class Escrow Agent. Rule 23(b)(2) Class Counsel will notify the Rule 23(b)(2) Class Escrow Agent of any errors, delays or other problems within 30 days after receiving notification that a transaction has been executed. If it is determined that the transaction was delayed or erroneously executed as a result of the Rule 23(b)(2) Class Escrow Agent’s error, the Rule 23(b)(2) Class Escrow Agent’s sole obligation is to pay or refund the amount of such error and any amounts as may be required by applicable law. Any claim for interest payable will be at the then-published rate for United States Treasury Bills having a maturity of 91 days.

(d)The Rule 23(b)(2) Class Escrow Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Rule 23(b)(2) Class Escrow Agent's reliance upon and compliance with such instructions notwithstanding if such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees: (i) to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Rule 23(b)(2) Class Escrow Agent, including, without limitation, the risk of the Rule 23(b)(2) Class Escrow Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to the Rule 23(b)(2) Class Escrow Agent and that there may be more secure methods of transmitting instructions than the method(s) selected by the Rule 23(b)(2) Class Escrow Agent; and (iii) that the security procedures (if any) to be followed in connection with its transmission of instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

9.    Termination of Settlement. If the Settlement Agreement terminates in accordance with its terms, Rule 23(b)(2) Class Counsel shall notify the Rule 23(b)(2) Class Escrow Agent of the termination of the Settlement Agreement. Upon such notification, the balance of the Settlement Fund, together with any interest earned thereon, less any Notice and Administration Expenses paid and actually incurred in accordance with the terms of the Settlement Agreement but not yet paid, and any unpaid taxes due, as determined by Rule 23(b)(2) Class Counsel and the Defendants, shall be returned to the Defendants in accordance with instruction from the Rule 23(b)(2) Class Counsel and Defendants.

10.    Fees. The Rule 23(b)(2) Class Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached as Exhibit B. All fees and expenses of the Rule 23(b)(2) Class Escrow Agent shall be paid solely from the Settlement Fund. The Rule 23(b)(2) Class Escrow Agent may pay itself such fees from the Settlement Fund only after such fees have been approved for payment by Rule 23(b)(2) Class Counsel. If the Rule 23(b)(2) Class Escrow Agent is asked to provide additional services, such as the preparation and administration of payments to Authorized Claimants, a separate agreement and fee schedule will be entered into.

11.    Duties, Liabilities and Rights of the Rule 23(b)(2) Class Escrow Agent. This Custodian/Escrow Agreement sets forth all of the obligations of the Rule 23(b)(2) Class Escrow Agent, and no additional obligations shall be implied from the terms of this Custodian/Escrow Agreement or any other agreement, instrument, or document.
(a)The Rule 23(b)(2) Class Escrow Agent may act in reliance upon any instructions, notice, certification, demand, consent, authorization, receipt, power of attorney or other writing delivered to it by Rule 23(b)(2) Class Counsel, as provided herein, without being required to determine the authenticity or validity thereof or the correctness of any fact stated therein, the propriety or validity of the service thereof, or the jurisdiction of the court issuing any judgment or order. The Rule 23(b)(2) Class Escrow Agent may act in reliance upon any signature which is reasonably believed by it to be genuine and may assume that such person has been properly authorized to do so.
(b)The Rule 23(b)(2) Class Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected to the extent the Rule 23(b)(2) Class Escrow Agent acts in accordance with the reasonable opinion and instructions of counsel. The Rule 23(b)(2) Class Escrow Agent shall have the right to reimburse itself for reasonable legal fees and reasonable and necessary disbursements and expenses actually incurred from the Rule 23(b)(2) Class Settlement Escrow Account only (i) upon approval by Rule 23(b)(2) Class Counsel or (ii) pursuant to an order of the Court.
(c)The Rule 23(b)(2) Class Escrow Agent, or any of its affiliates, is authorized to manage, advise, or service any money market mutual funds in which any portion of the Settlement Fund may be invested.
(d)The Rule 23(b)(2) Class Escrow Agent is authorized to hold any treasuries held hereunder in its federal reserve account.
(e)The Rule 23(b)(2) Class Escrow Agent shall not bear any risks related to the investment of the Settlement Fund in accordance with the provisions of paragraph 3 of this Custodian/Escrow Agreement. The Rule 23(b)(2) Class Escrow Agent will be indemnified by the Settlement Fund, and held harmless against, any and all claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements, losses, liabilities and expenses

(including reasonable legal fees and expenses of any in-house or outside attorneys) as and when incurred, arising out of or in connection with any act, omission, alleged act or alleged omission by the Rule 23(b)(2) Class Escrow Agent or any other cause, in any case in connection with the acceptance of, or performance or non-performance by the Rule 23(b)(2) Class Escrow Agent of, any of the Rule 23(b)(2) Class Escrow Agent’s duties under this Agreement, except as a result of the Rule 23(b)(2) Class Escrow Agent’s bad faith, willful misconduct or gross negligence.
(f)Upon distribution of all of the funds in the Rule 23(b)(2) Class Settlement Escrow Account pursuant to the terms of this Custodian/Escrow Agreement and any orders of the Court, the Rule 23(b)(2) Class Escrow Agent shall be relieved of any and all further obligations and released from any and all liability under this Custodian/Escrow Agreement, except as otherwise specifically set forth herein.
(g)In the event any dispute shall arise between the parties with respect to the disposition or disbursement of any of the assets held hereunder, the Rule 23(b)(2) Class Escrow Agent shall be permitted to interplead all of the assets held hereunder into a court of competent jurisdiction, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets. The parties further agree to pursue any redress or recourse in connection with such a dispute, without making the Rule 23(b)(2) Class Escrow Agent a party to same.
    12.    Non-Assignability by the Rule 23(b)(2) Class Escrow Agent. The Rule 23(b)(2) Class Escrow Agent’s rights, duties and obligations hereunder may not be assigned or assumed without the written consent of Rule 23(b)(2) Class Counsel.
    13.    Resignation of the Rule 23(b)(2) Class Escrow Agent. The Rule 23(b)(2) Class Escrow Agent may, in its sole discretion, resign and terminate its position hereunder at any time following 120 days prior written notice to the parties to the Custodian/Escrow Agreement herein. On the effective date of such resignation, the Rule 23(b)(2) Class Escrow Agent shall deliver this Custodian/Escrow Agreement together with any and all related instruments or documents and all funds in the Rule 23(b)(2) Class Settlement Escrow Account to the successor Rule 23(b)(2) Class Escrow Agent, subject to this Custodian/Escrow Agreement. If a successor Rule 23(b)(2) Class Escrow Agent has not been appointed prior to the expiration of 120 days following the date of the notice of such resignation, then the Rule 23(b)(2) Class Escrow Agent may petition the Court for the appointment of a successor Rule 23(b)(2) Class Escrow Agent, or other appropriate relief. Any such resulting appointment shall be binding upon all of the parties to this Custodian/Escrow Agreement.
    14.    Notices. Notice to the parties hereto shall be in writing and delivered by hand-delivery, facsimile, electronic mail or overnight courier service, addressed as follows:

If to Class Counsel:
Linda P. Nussbaum
NUSSBAUM LAW GROUP, P.C
1133 Avenue of the Americas, 31st FL
New York, NY 10036
Telephone:
Email:

Steve D. Shadowen
HILLIARD & SHADOWEN LLP
1717 W. 6th Street, Suite 290
Austin, TX 78703
Telephone:
Email:

Robert G. Eisler
GRANT & EISENHOFER P.A.
485 Lexington Ave., 39th FL
New York, NY 10017
Telephone:
Email:

Michael J. Freed
William H. London
FREED KANNER LONDON & MILLEN LLC
100 Tri-State International, Suite 128
Lincolnshire, IL 60069
Telephone:
Email:

If to Class Escrow Agent:
THE HUNTINGTON NATIONAL BANK
Liz Lambert, Senior Managing Director
650 Swedesford Road, Suite 310
Wayne, PA 19087
Telephone:
E-mail:
Susan Brizendine, Trust Officer
Huntington National Bank
7 Easton Oval – EA5W63
Columbus, Ohio 43219
Telephone:
E-mail:

15.     Patriot Act Warranties. Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56), as amended, modified or supplemented from time to time (the “Patriot Act”), requires financial institutions to obtain, verify and record information that identifies each person or legal entity that opens an account (the "Identification Information").  The parties to this Custodian/Escrow Agreement agree that they will provide the Rule 23(b)(2) Class Escrow Agent with such

Identification Information as the Rule 23(b)(2) Class Escrow Agent may request in order for the Rule 23(b)(2) Class Escrow Agent to satisfy the requirements of the Patriot Act.
16.    Entire Agreement. This Custodian/Escrow Agreement, including all Schedules and Exhibits hereto, constitutes the entire agreement and understanding of the parties hereto. Any modification of this Custodian/Escrow Agreement or any additional obligations assumed by any party hereto shall be binding only if evidenced by a writing signed by each of the parties hereto. To the extent this Custodian/Escrow Agreement conflicts in any way with the Settlement Agreement, the provisions of the Settlement Agreement shall govern.
17.    Governing Law. This Custodian/Escrow Agreement shall be governed by the law of the State of Ohio in all respects. The parties hereto submit to the jurisdiction of the Court, in connection with any proceedings commenced regarding this Custodian/Escrow Agreement, including, but not limited to, any interpleader proceeding or proceeding the Rule 23(b)(2) Class Escrow Agent may commence pursuant to this Custodian/Escrow Agreement for the appointment of a successor Rule 23(b)(2) Class Escrow Agent, and all parties hereto submit to the jurisdiction of such Court for the determination of all issues in such proceedings, without regard to any principles of conflicts of laws, and irrevocably waive any objection to venue or inconvenient forum.
18.    Termination of Rule 23(b)(2) Class Settlement Escrow Account. The Rule 23(b)(2) Class Settlement Escrow Account will terminate after all funds deposited in it, together with all interest earned thereon, are disbursed in accordance with the provisions of the Settlement Agreement and this Custodian/Escrow Agreement. The Rule 23(b)(2) Class Escrow Agent shall perform its duties solely in accordance with the terms of this Agreement, and upon termination of the Rule 23(b)(2) Class Settlement Escrow Account shall have no further obligations or liabilities related to this Agreement.
19.    Miscellaneous Provisions.
(a)Counterparts. This Custodian/Escrow Agreement may be executed in one or more counterparts, each of which counterparts shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Custodian/Escrow Agreement.
(b)Further Cooperation. The parties hereto agree to do such further acts and things and to execute and deliver such other documents as the Rule 23(b)(2) Class Escrow Agent may request from time to time in connection with the administration, maintenance, enforcement or adjudication of this Custodian/Escrow Agreement in order (a) to give the Rule 23(b)(2) Class Escrow Agent confirmation and assurance of the Rule 23(b)(2) Class Escrow Agent’s rights, powers, privileges, remedies and interests under this Agreement and applicable law, (b) to better enable the Rule 23(b)(2) Class Escrow Agent to exercise any such right, power, privilege or remedy, or (c) to otherwise effectuate the purpose and the terms and provisions of this Custodian/Escrow Agreement, each in such form and substance as may be acceptable to the Rule 23(b)(2) Class Escrow Agent.
(c)Electronic Signatures. The parties agree that the electronic signature (provided by the electronic signing service DocuSign initiated by the Rule 23(b)(2) Class Escrow Agent) of a party to this Custodian/Escrow Agreement shall be as valid as an original signature of such party and shall be effective to bind such party to this Custodian/Escrow Agreement. The parties agree that any electronically signed document shall be deemed (i) to be “written” or “in writing,” (ii) to have been signed, and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files.
(d)Non-Waiver. The failure of any of the parties hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or any other provision.
    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE HUNTINGTON NATIONAL BANK, as Class Escrow Agent

By: /s/ Liz Lambert
    Liz Lambert, Senior Managing Director

Class Counsel

By: /s/ Steve D. Shadowen
    Steve D. Shadowen

By: /s/ Michael J. Freed
    Michael J. Freed
William H. London

By: /s/ Robert G. Eisler
    Robert G. Eisler

By: /s/ Linda P. Nussbaum
    Linda P. Nussbaum

Exhibit A

Settlement Agreement

Exhibit B

Fees of Class Escrow Agent

Acceptance Fee:                                $2,500

The Acceptance Fee includes the review of the Custodian/Escrow Agreement, acceptance of the role as Class Escrow Agent, establishment of Class Settlement Escrow Account(s), and receipt of funds. Fee will be waived if using Huntington Bank’s standard
Custodian/Escrow Agreement.

Annual Administration Fee:                         $10,000

The Annual Administration Fee includes the performance of administrative duties associated with the Class Settlement Escrow Account including daily account management, generation of account statements to appropriate parties, and disbursement of funds in accordance with the Custodian/Escrow Agreement. Administration Fees are payable annually in advance without proration for partial years. Fee will be waived if funds are invested in an FDIC-insured account.

Out of Pocket Expenses:                            At Cost

Out of pocket expenses include postage, courier, overnight mail, wire transfer, and travel fees. Fee will be waived if funds are invested in an FDIC-insured account.

APPENDIX C – Notice Plan

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK

IN RE PAYMENT CARD INTERCHANGE FEE AND MERCHANT DISCOUNT ANTITRUST LITIGATION This Document Applies to:	No. 05-md-01720 (BMC) (JAM)
Barry’s Cut Rate Stores, Inc., et al. v. Visa, Inc., et al., No. 05-md-01720 (E.D.N.Y.) (BMC) (JAM), also now known as DDMB, Inc., et al. v. Visa, Inc., et al., No. 05-md-01720 (E.D.N.Y.) (BMC) (JAM)
DECLARATION OF CAMERON R. AZARI, ESQ., ON PROPOSED CLASS NOTICE PLAN FOR SUPERSEDING AND AMENDED CLASS SETTLEMENT AGREEMENT

I, Cameron R. Azari, Esq., declare as follows:
1.My name is Cameron R. Azari, Esq. I have personal knowledge of the matters set forth herein, and I believe them to be true and correct.
2.I am a nationally recognized expert in the field of legal notice, and I have served as an expert in hundreds of federal and state cases involving class action notice plans.
3.I am a Senior Vice President with Epiq Class Action & Claims Solutions, Inc. (“Epiq”) and the Managing Director of Epiq Legal Noticing (a.k.a. Hilsoft Notifications), a business unit of Epiq that specializes in designing, developing, analyzing, and implementing large-scale, un-biased, legal notification plans. Hilsoft Notifications was recently rebranded as Epiq Legal Noticing.
4.Epiq is an industry leader in class action administration, having implemented more than a thousand successful class action notice and settlement administration matters. Epiq

Legal Noticing has handled some of the most complex and significant notice programs in recent history, examples of which are discussed below. With experience in more than 700 cases, including more than 75 multidistrict litigation settlements, Epiq Legal Noticing has prepared notices that have appeared in 53 languages and been distributed in almost every country, territory, and dependency in the world. Courts have recognized and approved numerous notice plans developed by Epiq Legal Noticing, and those decisions have invariably withstood appellate review.
RELEVANT EXPERIENCE
5.I have served as a notice expert and have been recognized and appointed by courts to design and provide notice in many large and significant cases, including:
(a)A previous settlement in this litigation (“B3” Settlement), In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, MDL No. 1720 (E.D.N.Y.), affirmed by Fikes Wholesale, Inc. v. Visa U.S.A., Inc. 62 F. 4th 704 (2d Cir. 2023). The litigation involved a $5.5 billion settlement reached by Rule 23(b)(3) Plaintiffs with Visa and Mastercard. An intensive notice program was implemented with more than 19.8 million direct mail notices sent, together with insertions in more than 1,500 newspapers, consumer magazines, national business publications, and trade and specialty publications, with notices in multiple languages, and an extensive online notice campaign with digital notices that generated more than 770 million adult impressions. Sponsored search listings3 and a settlement website in eight languages expanded the notice program. Epiq also implemented a companion notice program with more than 16.3 million direct mail notices, more than 354 print publication insertions, and digital notices that generated more than 689 million impressions.

3 “Sponsored search listings” means paying a fee to display advertisements on search engine results pages for specific keyword searches, which are typically placed at the top of the results page. These ads are labeled as “sponsored” to indicate that they are paid placements, distinguishing them from unpaid, search engine only driven results.

Subsequently for the claim phase, Epiq received and analyzed more than 40 million data records and hundreds of billions of rows of transactional data, sent out more than 38 million Claim Forms, of which approximately 82% were successfully delivered, and implemented a comprehensive Media Plan with more than 1.2 billion digital and social media notices. This was one of the largest digital noticing campaigns ever implemented for a class action case.
(b)In re Juul Labs, Inc. Marketing, Sales Practices, and Products Liability Litigation, 19-md-02913 (N.D. Cal.), involved two settlements totaling $300 million with JUUL Labs, Inc. and Altria, which alleged consumers were misled about JUUL products’ addictiveness and safety, causing them to pay more, and that JUUL products were unlawfully marketed to minors. Two companion notice programs were implemented with more than 10.7 million email notices and nearly 500,000 postcard notices sent to potential class members and comprehensive media efforts (over 936 million impressions delivered). The notice programs each reached approximately 80% of the class nationwide.
(c)In Re: Zoom Video Communications, Inc. Privacy Litigation, 3:20-cv-02155 (N.D. Cal.), involved an extensive notice plan for an $85 million privacy settlement involving Zoom, the most popular videoconferencing platform. Notice was sent to more than 158 million class members by email or mail, and millions of reminder notices were sent to stimulate claim filings. The individual notice efforts reached approximately 91% of the class and were enhanced by supplemental media notice, which was provided via regional newspaper notice, nationally distributed digital and social media notice (delivering more than 280 million impressions), sponsored search, an informational release, and a settlement website.
(d)In re Takata Airbag Products Liability Litigation, MDL No. 2599, 1:15-md-02599 (S.D. Fla.), involved $1.91 billion in settlements with BMW, Mazda, Subaru, Toyota, Honda, Nissan, Ford, and Volkswagen regarding Takata airbags.  The notice plans for those settlements included individual mailed notice to more than 61.8 million potential class members and extensive nationwide media via consumer publications, U.S. Territory newspapers, radio, internet banners, mobile banners, and behaviorally targeted digital media.  Combined, the notice plans reached more than 95% of adults aged 18+ in the U.S. who owned or leased a subject vehicle, with a frequency of 4.0 times each.
(e)In Re: Capital One Consumer Data Security Breach Litigation, MDL No. 2915, 1:19-md-02915 (E.D. Va.), involved an extensive notice program for a $190 million data breach action settlement. Notice was sent to more than 93.6 million settlement class members by email or mail. The individual notice efforts reached approximately 96% of the identified settlement class members and were enhanced by a supplemental media plan that included digital notices and social media notices (delivering more than 123.4 million impressions), sponsored search, and a settlement website.
(f)In re: Disposable Contact Lens Antitrust Litigation, 3:15-md-02626 (M.D. Fla.), involved several notice programs to notify retail purchasers of disposable contact lenses regarding four settlements with different settling defendants totaling $88 million. For each notice program, more than 1.98 million email or postcard notices were sent to potential class members and a comprehensive media plan was implemented, with a well-read nationwide consumer publication, internet digital notices (delivering more than 312.9 million – 461.4 million impressions per campaign), sponsored search listings, and a case website.
(g)In re U.S. Office of Personnel Management Data Security Breach Litigation, MDL No. 2664, 15-cv-01394 (D.D.C.), involved a $63 million settlement for compromised personal information of then-current and former federal government employees and contractors, and certain applicants for federal employment. An extensive nationwide media notice campaign was implemented using magazines, digital and social media notices (delivering more than 758 million impressions), traditional and satellite radio, and other forms of media. The media notice reached at least 85% of the class. In addition, more than 3.5 million email notices and/or postcard notices were sent to identified class members. The notice program was supplemented with outreach to unions and associations, sponsored search listings, an informational release, and a settlement website.
(h)In re: fairlife Milk Products Marketing and Sales Practices Litigation, 1:19-cv-03924 (N.D. Ill.), involved a $21 million settlement with The Coca-Cola Company, fairlife, LLC, and other defendants regarding allegations of false labeling and marketing of fairlife milk products. A comprehensive media-based notice plan was designed and implemented, which included a consumer print publication notice, targeted digital notices, and social media (delivering more than 620.1 million impressions in English and Spanish nationwide). Combined with individual notice to a small percentage of the class, the notice plan reached approximately 80.2% of the class. The reach was further enhanced by sponsored search, an informational release, and a website.
(i)In re Morgan Stanley Data Security Litigation, 1:20-cv-05914 (S.D.N.Y.), involved a $60 million settlement for Morgan Stanley Smith Barney’s account holders in response to “Data Security Incidents.” More than 13.8 million emailed or mailed notices were delivered, reaching approximately 90% of the identified potential settlement class members. The individual notice efforts were supplemented with nationwide newspaper notice and a settlement website.
(j)In re: Oil Spill by the Oil Rig “Deepwater Horizon” in the Gulf of Mexico, on April 20, 2010, MDL No. 2179 (E.D. La.), involved landmark settlement notice programs to distinct “Economic and Property Damages” and “Medical Benefits” settlement classes for BP’s $7.8 billion settlement of claims related to the Deepwater Horizon oil spill. Notice efforts included more than 7,900 television spots, 5,200 radio spots, and 5,400 print insertions, and reached 95% of Gulf Coast residents.
6.Courts have recognized my testimony as to which method of notification is appropriate for a given case, and I have provided testimony on numerous occasions on whether a certain method of notice represents the best notice practicable and/or appropriate under the circumstances. Numerous court opinions and comments regarding my testimony, and the adequacy of our notice efforts, are included in the Epiq Legal Noticing curriculum vitae, which is available upon request.
7.In forming expert opinions, my staff and I draw from our in-depth class action case experience, as well as our educational and related work experiences. I am an active member of the Oregon State Bar, having received my Bachelor of Science from Willamette University and my Juris Doctor from Northwestern School of Law at Lewis and Clark College. I have served as the Director of Legal Notice for Epiq since 2008 and have overseen the detailed planning of virtually all of our court-approved notice programs during that time. Overall, I have more than 25 years of experience in the design and implementation of legal notification and claims administration programs, having been personally involved in hundreds of successful notice programs.
8.The facts in this declaration are based on my personal knowledge, as well as information provided to me by my colleagues in the ordinary course of my business at Epiq and Epiq Legal Noticing (hereinafter “Epiq”).
OVERVIEW
9.This declaration details the proposed Settlement Notice Plan (“Notice Plan”) and Notices (“Notice” or “Notices”) for the Rule 23(b)(2) Superseding and Amended Settlement (the “Settlement”)4 in In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, Case No. 1:05-md-01720 in the United States District Court for the Eastern District of New York. Epiq designed the proposed Notice Plan based on our extensive prior experience and research into the notice issues particular to this case, and specifically based on our experience with providing notice to the Rule 23(b)(3) Class. Epiq has analyzed and proposed notice that is appropriate under the circumstances to provide notice to the Rule 23(b)(2) Class.
4 Unless specified otherwise, capitalized terms used herein have the same meaning as defined in the Settlement Agreement.

10.As described in detail below, the Notice Plan includes: (i) Publication Notices placed in National Business Publications, National Trade and Specialty Publications, Local Business Journals, Specialty Language and Targeted Newspapers, and U.S. Territory Newspapers; (ii) an all-encompassing Digital Notice Campaign using digital display, social media, podcast and streaming TV advertisements, and targeted website placements; (iii) audio advertisements over Streaming and Satellite Radio; (iv) a Case Website containing all pertinent information and documents related to the Settlement, including a long-form Website Notice, as well as a toll-free telephone number, email and postal address to contact for information regarding the Settlement; and (v) Sponsored Search Listings on the three most highly visited search engines that will include links to the Case Website. Notice will be provided in English, Spanish, Chinese, Korean, Vietnamese, Japanese, Thai, and Russian as appropriate.
11.Epiq estimates that this blanket coverage of the relevant markets in both print and digital media will reach more than 82% of U.S. Business Owners and more than 84% of all U.S. Adults in Business and Finance Occupations.
12.Given the facts that: (i) the Rule 23(b)(2) Class has already been certified, (ii) there are no claim forms or opt-out forms to be disseminated to Rule 23(b)(2) Class members, who will instead automatically receive the benefits of the Settlement, and (iii) the extensive expected reach of the Notice Plan, in my opinion, there is no need here to incur the additional burden and expense of providing individual notice to millions of Rule 23(b)(2) Class members. It is my opinion that the Notice Plan provides the best practicable means to provide appropriate notice to the Class.5
DATA PRIVACY AND SECURITY
13.Epiq has procedures in place to protect the security of class data. Even though Epiq will not process any claims in this equitable relief action, as with all cases, Epiq will maintain
5 See, e.g., In re Restasis (Cyclosporine Ophthalmic Emulsion) Antitrust Litig., 527 F. Supp. 3d 269, 275 (E.D.N.Y. 2021) (“Where plaintiffs’ digital plan will reach 80 percent of the class, requiring them to supplement the plan with individual notice is unnecessarily burdensome.”); Fed. R. Civ. P. 23(c)(2)(A) (with respect to a Rule 23(b)(2) class, “the Court may direct appropriate notice”).

extensive data security and privacy safeguards in its official capacity as the Class Administrator. Epiq will also protect all non-public case materials in its possession regarding the action. A Services Agreement, which formally retains Epiq as the Class Administrator, will govern Epiq’s administration responsibilities for the action. Service changes or modification beyond the original contract scope will require formal contract addendum or modification. Epiq maintains adequate insurance in case of errors.
NOTICE PLANNING METHODOLOGY
14.It is my understanding from reviewing the Superseding and Amended Class Action Settlement Agreement of the Rule 23(b)(2) Class Plaintiffs and the Defendants (“Rule 23(b)(2) Settlement Agreement”), that the “Rule 23(b)(2) Class” means the class certified by the Court’s order dated September 27, 2021 (ECF No. 8647), as modified by the Court’s order dated June 25, 2024 (ECF No. 9333), which consists of:
[A]ll persons, businesses, and other entities that accept Visa-Branded Cards and/or Mastercard-Branded Cards in the United States at any time during the period between December 18, 2020 and the date of preliminary settlement approval, and from which no exclusions are permitted.
15.With respect to a class-wide settlement solely seeking equitable relief, Federal Rule of Civil Procedure 23 provides that the Court has the discretion to “direct appropriate notice to the class.”6 The proposed Notice Plan provides reasonable and appropriate notice under the circumstances to advise the Rule 23(b)(2) Class of the terms of the Settlement and their rights to object and be heard.
16.Data sources and tools commonly employed by experts in the advertising industry were used to analyze and develop the media component of the proposed Notice Plan. These resources
6 Fed. R. Civ. P. 23(c)(2)(A).

include MRI-Simmons,7 which provides statistically significant readership and product usage data; Comscore,8 which provides similar usage data specific to online media; and Alliance for Audited Media (“AAM”)9 statements, which certify how many readers buy or obtain copies of publications. These tools, as applicable, along with demographic breakdowns indicating how many people use each media vehicle, as well as computer software that takes the underlying data and factors out the duplication among audiences of various media vehicles, allow the net (unduplicated) reach of a particular media schedule to be determined. The combined results of this analysis are used to help determine the sufficiency and effectiveness of a notice plan.
17.Tools and data trusted by the communications industry and courts. Virtually all of the nation’s largest advertising agency media departments utilize, scrutinize, and rely upon such independent, time-tested data and tools, including net reach and de-duplication analysis methodologies, to guide the billions of dollars of advertising placements seen today, providing
7 MRI-Simmons is a leading source of publication readership and product usage data for the communications industry. MRI-Simmons is a joint venture of GfK Mediamark Research & Intelligence, LLC (“MRI”) and Simmons Market Research. MRI-Simmons offers comprehensive demographic, lifestyle, product usage and exposure to all forms of advertising media collected from a single sample. As the leading U.S. supplier of multimedia audience research, the company provides information to magazines, televisions, radio, internet, and other media, leading national advertisers, and over 450 advertising agencies—including 90 of the top 100 in the United States.  MRI-Simmons’ national syndicated data is widely used by companies as the basis for the majority of the media and marketing plans that are written for advertised brands in the United States.
8 Comscore is a global internet information provider for planning, transacting, and evaluating media across platforms. With a data footprint that combines digital, linear TV, OTT, and theatrical viewership intelligence with advanced audience insights, Comscore allows media buyers and sellers to quantify their multiscreen behavior. A leader in measuring digital and TV audiences and advertising at scale, Comscore is the industry’s emerging, third-party source for reliable and comprehensive cross-platform measurement.
9 Established in 1914 as the Audit Bureau of Circulations (“ABC”) and rebranded as Alliance for Audited Media (“AAM”) in 2012, AAM is a non-profit cooperative formed by media, advertisers, and advertising agencies to audit the paid circulation statements of magazines and newspapers. AAM is the leading third-party auditing organization in the United States. It is the industry’s leading, neutral source for documentation on the actual distribution of newspapers, magazines, and other publications. Widely accepted throughout the industry, it certifies thousands of printed publications as well as emerging digital editions read via tablet subscriptions. Its publication audits are conducted in accordance with rules established by its Board of Directors. These rules govern not only how audits are conducted, but also how publishers report their circulation figures. AAM’s Board of Directors is comprised of representatives from the publishing and advertising communities.

assurance that these figures are not overstated. These analyses and similar planning tools have become standard analytical tools for evaluating legal notice programs and have been regularly accepted by courts.
18.In fact, advertising and media planning firms around the world have long relied on such audience data and techniques: AAM data has been relied on since 1914;10 90 to 100% of media directors use reach and frequency planning;11 and all the leading advertising and communications textbooks cite the need to use reach and frequency planning.12 MRI-Simmons data is used by ninety of the top one hundred media firms. Comscore is used by major holding company agencies worldwide, including Dentsu Aegis Networking, GroupM, IPG, and Publicis, in addition to independent agencies for TV and digital media buying and planning. At least 25,000 media professionals in 100 different countries use media planning software.13
19.Demographics. In selecting media to target the Rule 23(b)(2) Class, the demographics of likely members of the Rule 23(b)(2) Class were analyzed. According to MRI-Simmons syndicated media research14, business owners have the following demographics:
•60% men;
•40% women;
10 https://auditedmedia.com/about/who-we-are.
11 See generally Peter B. Turk, Effective Frequency Report: Its Use And Evaluation By Major Agency Media Department Executives, 28 J. ADVERTISING RES. 56 (1988); Peggy J. Kreshel et al., How Leading Advertising Agencies Perceive Effective Reach and Frequency, 14 J.ADVERTISING 32 (1985).
12 Textbook sources that have identified the need for reach and frequency for years include: Jack S. Sissors & Jim Surmanek, ADVERTISING MEDIA PLANNING, 57-72 (2d ed. 1982); Kent M. Lancaster & Helen E. Katz, STRATEGIC MEDIA PLANNING 120-156 (1989); Donald W. Jugenheimer & Peter B. Turk, ADVERTISING MEDIA 123-126 (1980); Jack Z. Sissors & Lincoln Bumba, ADVERTISING MEDIA PLANNING 93 122 (4th ed. 1993); Jim Surmanek, INTRODUCTION TO ADVERTISING MEDIA: RESEARCH, PLANNING, AND BUYING 106-187 (1993).
13 For example, Telmar, founded in 1968, provides strategic targeting and media planning solutions to advertisers, agencies, data suppliers, and media sales houses. Over 25,000 media professionals in 100 countries use Telmar systems for media and marketing planning tools including reach and frequency planning functions.
14 MRI-Simmons 2025 Survey of the American Consumer®.

•64% are aged 35-64;
•55% have a household income of $100K or more;
•90% are more likely than the average adult to have a household income of $250K or more;
•58% are currently married;
•38% graduated rom college with higher than a bachelor's degree;
•72% own a home, and business owners are 9% more likely to own a home than the average adult; and
•17% identify as Spanish/Hispanic.
20.Target Audience. To determine the Target Audience for class action notice planning purposes, most often a proxy audience that closely matches the definition of the class is used. This is commonplace since the precise definition of the class is not always available as an exact match in the advertising and media planning tools. The proxy audience is generally the closest/best match to the desired audience, here the defined Rule 23(b)(2) Class. Based on the analysis of the proxy audience within the advertising and media planning tools, the Target Audience is determined. This method of using a proxy audience is standard practice throughout the advertising industry, beyond class action noticing.15 The proposed Notice Plan is designed to reach the Rule 23(b)(2) Class by targeting two broad target audiences: all U.S. Business Owners and all U.S. Adults in Business and Finance Occupations.
NOTICE PLAN DETAIL
15 “If the total population base (or number of class members) is unknown, it is accepted advertising and communication practice to use a proxy-media definition, which is based on accepted media research tools and methods that will allow the notice expert to establish that number. The percentage of the population reached by supporting media can then be established.” See Duke Law School, Guidelines and Best Practices Implementing 2018 Amendments to Rule 23 Class Action Settlement Provisions, at 56.

21.The proposed Notice Plan is designed to reach the greatest practicable number of the Rule 23(b)(2) Class. Given our experience with similar notice efforts, we expect the proposed Notice Plan media notice efforts will reach approximately 82.2% of all U.S. Business Owners with an average frequency of 4.5 times, and 84.8% of all U.S. Adults in Business and Finance Occupations with an average frequency of 4.1 times. “Reach” refers to the estimated percentage of the unduplicated audience exposed to the notice. “Frequency,” in contrast, refers to how many times, on average, each member of the target audience had the opportunity to view the notice. In my experience, the projected reach of the Notice Plan is consistent with other court-approved notice plans, provides appropriate notice to the Rule 23(b)(2) Class under the circumstances of this case, and has been designed to satisfy the requirements of due process, including its “desire to actually inform” requirement.16
22.Reflected in the calculated reach and average frequency are an extensive schedule of National Business Publications; Digital Notices: digital display, social media, podcast and streaming TV advertisements, and targeted website placements; and audio advertisements over Streaming and Satellite Radio.  Notices will also appear in National Trades and Specialty Publications; Local Business Journals; Specialty Language and Targeted Newspapers; U.S. Territory Newspapers; Sponsored Search Listings; and a Case Website, which are non-measured, and are not included in the estimated reach calculation.
Media Plan Summary
National Business Publications
16 Mullane v. Cent. Hanover Bank & Trust Co., 339 U.S. 306, 315 (1950) (“But when notice is a person’s due, process which is a mere gesture is not due process. The means employed must be such as one desirous of actually informing the absentee might reasonably adopt to accomplish it. The reasonableness and hence the constitutional validity of any chosen method may be defended on the ground that it is in itself reasonably certain to inform those affected . . .”).

23.The Publication Notice will appear in English in national business publications and will be targeted nationwide. The selected seven national business publications have a combined circulation of more than 2.2 million. More details regarding the selected publications, distribution, language, and specific ad sizes are included in the following table.

National Business Publication	Insertions	Distribution	Language	Ad Size
Barron’s	2	National	English	Half-page
Financial Times	1	National	English	Quarter-page
Forbes	1	National	English	Full-page
Fortune	1	National	English	Half-page
Investor’s Business Weekly	1	National	English	Sixth-page
New York Times	1	National	English	Sixth-page
Wall Street Journal	1	National	English	Sixth-page
24.These national business publications were selected to reach the target audience.
•Barron's - Business owners are 50% more likely to read Barron’s than the average adult.
•Financial Times - One of the world’s leading news organizations recognized internationally for its authority, integrity, and accuracy.
•Forbes - Business owners are 43% more likely to read Forbes than the average adult.
•Fortune - Business owners are 44% more likely to read Fortune than the average adult.
•Investor's Business Weekly - An American newspaper covering the stock market, international business, finance, and economics.

•New York Times - Business owners are 6% more likely to read the New York Times than the average adult.
•Forbes - Business owners are 43% more likely to read Forbes than the average adult.
•Financial Times - One of the world’s leading news organizations recognized internationally for its authority, integrity, and accuracy.
•Wall Street Journal - Business owners are 32% more likely to read the Wall Street Journal than the average adult.
Digital Notice Campaign
25.Internet advertising has become a standard component in legal notice programs. The internet has proven to be an efficient and cost-effective method to target class members as part of providing notice of a class action settlement. According to MRI-Simmons data, 97% of all business owners in the United States are online and 87% of business owners use social media.17
26.Display Digital Notices. The proposed Notice Plan includes targeted digital advertising in English and Spanish on the selected advertising networks Google Display Network and the Yahoo Audience Network, which together represent thousands of digital properties across all major content categories. The following image is an example of a digital notice.
17 MRI-Simmons 2025 Survey of the American Consumer®.

27.Business Websites. Digital Notices18 will be displayed on several business-related websites to target those interested in business and finance content, such as Bloomberg.com and Forbes.com.
28.Specialty Language Websites. The proposed Notice Plan includes Digital Notice ads that will run across a variety of websites focused on non-English speakers. Two-thirds of these Digital Notices will be in Spanish since, according to the U.S. Census Bureau, Spanish is the most spoken language after English in the United States.19 Digital Notices will run in Spanish, Chinese, Korean, Vietnamese, Japanese, Thai, and Russian as appropriate.
18 “Digital Notice” generally refers to automated electronic communications used to share information in various online settings, which can include legal and official notifications. Here, the Digital Notices will use language from the long-form Website Notice headline as an abbreviated summary notice of the Amended Settlement providing the Settlement Website address and other information as appropriate. See Amended Settlement, Exhibit D.
19 U.S. Census Bureau. “Language Spoken at Home.” American Community Survey, ACS 1-Year Estimates Subject Tables, Table S1601, 2022, https://data.census.gov/table/ACSST1Y2022.S1601?q=Language Spoken at Home.

29.Social Media. Digital Notices will also be placed on the social media sites Facebook, Instagram, X (Twitter), LinkedIn, Reddit, and YouTube. These notices will target adults likely to be business owners.
•Facebook has more than 196.9 million users, which is over 55% of the population in the United States,20 and Instagram has more than 171 million active users in the United States.21
•X (Twitter) is a popular microblogging social media website that allows posts/tweets containing images or videos and up to 280 characters. Users can like, comment and share/retweet posts. X (Twitter) has more than 103 million users in the United States.22
•LinkedIn is the world’s largest professional network on the internet with 250 million members in the United States.23
•Reddit is a widely used social forum website that contains more than a million communities known as subreddits. These communities cover specific topics making this an ideal platform to reach individuals with focused interests. Reddit has over 200 million users in the United States.24
•YouTube is the largest streaming video website in the United States with more than 253 million users.25 Video ad placements will focus on business/financial
20 Statista Digital 2025: Global Overview Report. Statista, founded in 2007, is a leading provider of worldwide market and consumer data and is trusted by thousands of companies around the world for data. Statista.com consolidates statistical data on over 80,000 topics from more than 22,500 sources and makes it available in German, English, French and Spanish.
21 Statista Digital 2025: Global Overview Report.
22 Statista Digital 2025: Global Overview Report.
23 Statista Digital 2025: The United States of America.
24 Statista Digital 2025: Global Overview Report.
25 Statista Digital 2025: Global Overview Report.

content as well as specific YouTube channels such CNBC, Forbes and Bloomberg.
30.Podcasts (Spotify, Apple, and Google). As of 2025, 63% of American internet users spent time listening to podcasts.26 Podcasts are an excellent way to reach an engaged audience based on targeted content. Thirty second audio ads will air across major podcasting platforms such as Spotify, Apple and Google targeted to entrepreneurship, business news and professional content.
31.Streaming TV. Video ads will run on streaming TV platform services such as ESPN+, Hulu, and Sling, among others, and will be targeted to adults 18+ and business owners.
32.All Digital Notices will be targeted to selected target audiences and are designed to encourage participation by members of the Rule 23(b)(2) Class—by linking directly to the Case Website, allowing visitors easy access to relevant information and documents. Consistent with best practices, the Digital Notices will use language from the long-form Website Notice headline, which will allow users to identify themselves as potential members of the Rule 23(b)(2) Class.
33.All Digital Notices will appear on desktop, mobile, and tablet devices and be displayed nationwide. Digital Notices will also be targeted (remarketed) to people who click on a Digital Notice.
34.More details regarding the target audiences, distribution, specific ad sizes of the Digital Notices, and the number of planned impressions are included in the following table.
26 Statista Digital 2025: The United States of America.

Network/Property	Target	Language	Ad Size	Planned Impressions[27]
Google Display Network	Adults 18+ and Custom Affinity for business owner and/or business and finance[28]	English & Spanish	728x90, 300x250, 300x600 & 970x250	100,000,000
Google Display Network	Adults 18+ and Custom Intent for business owner and/or business and finance[29]	English & Spanish		100,000,000
Yahoo Audience Network	Adults 18+; business and finance content	English & Spanish		50,000,000
Bizjournals.com	Adults 18+; business and finance content	English		5,000,000
Bloomberg.com	Adults 18+; business and finance content	English		2,000,000
Forbes.com	Adults 18+; business and finance content	English		4,000,000
WSJ.com	Adults 18+; business and finance content	English		2,500,000
Time.com	Adults 18+; business and finance content	English		1,000,000
Fortune.com	Adults 18+; business and finance content	English		1,000,000
Inc.com	Adults 18+; business and finance content	English		1,000,000
BusinessInsider.com	Adults 18+; business and finance content	English		1,000,000
Spanish Website Targeting[30]	Adults 18+	Spanish		50,000,000
Multi-cultural Language Targeting	Adults 18+; business and finance content	Spanish, Chinese, Japanese, Vietnamese, Korean, Thai & Russian		25,000,000
27 Impression inventory may vary slightly at the time of booking the Digital Notice ads, and as a result the number of delivered impressions may vary slightly as well.
28 “Custom Affinity Audience” allows for targeting specific websites, keywords, and/or relevant content that our target may be viewing.
29 “Custom Intent Audience” allows for targeting people who are researching or purchasing certain items on the web.
30 Spanish websites may include Univision.com, Telemundo.com, Elpais.com, CNNespanol.CNN.com and/or IndependentEspanol.com, among others.

Network/Property	Target	Language	Ad Size	Planned Impressions[27,27]
Facebook	Adults 18+ with interest in Mastercard, Visa, business, and/or small business	English	Newsfeed & Right Hand Column	100,000,000
Facebook	Adults 18+ who are in business & finance or with demographics of small business owner	English		50,000,000
Facebook	Adults 18+ with job title of business owner[31]	English		25,000,000
Instagram	Adults 18+ with interest in Mastercard, Visa, business, and/or small business	English	Newsfeed	30,000,000
Instagram	Adults 18+ who are in business & finance or small business owner demographics	English	Newsfeed	10,000,000
Instagram	Adults 18+ with job title of business owner[32]	English	Newsfeed	15,000,000
X (Twitter)	Adults 18+ with interests in business owner, business & finance, and/or small business	English	Twitter Feed Ads	20,000,000
X (Twitter)	Adults 18+ & Post Engagement Targeting for Business Owner, Small Business Owner, Visa Merchant Services, and/or Mastercard Merchant Services	English	Twitter Feed Ads	40,000,000
LinkedIn	Adults 18+ with job titles in senior management[33]	English	LinkedIn Feed Ads	20,000,000
Reddit	Adults 18+ targeted to feeds r/Business, r/SmallBusiness, r/Entrepreneurs/, /r/BusinessHub/, and /r/Businessideas/	English	Reddit Feed Ads	17,500,000
YouTube	Adults 18+ and Custom Affinity for business owner and/or business and finance	English	:30 second video ads	22,500,000
27 Impression inventory may vary slightly at the time of booking the Digital Notice ads, and as a result the number of delivered impressions may vary slightly as well.
27 Impression inventory may vary slightly at the time of booking the Digital Notice ads, and as a result the number of delivered impressions may vary slightly as well.
31 Job titles may include auto body owner, daycare owner, dry cleaner/laundromat owner, gym owner, hotel/motel owner, landscaping owner, retail merchandise store owner, salon owner, spa owner and/or restaurant owner.
32 Id.
33 Job titles to include Owner, Business Partner, CEO, President, Vice President, CFO, CTO, COO, CIO, Business Director, Chief of Staff and/or Manager, among others.

Network/Property	Target	Language	Ad Size	Planned Impressions[27,27,27]
YouTube	Adults 18+ and Custom Intent for business owner and/or business and finance	English	:30 second video ads	22,500,000
YouTube	Adults 18+ and select channel and video targeting[34]	English	:30 second video ads	20,000,000
Podcast Targeting (Spotify, Apple, Google)	Entrepreneurship, business news, and professional content	English	:30 second audio ads	5,000,000
Streaming TV	Adults 18+; business owners	English	:30 second video ads	5,000,000
Total				745,000,000
35.Combined, approximately 745 million impressions will be generated by the Digital Notices.35 The Digital Notices will run for approximately 45 days. Clicking on the Digital Notices will link the readers to the Case Website, where they can easily obtain detailed information about the Rule 23(b)(2) Settlement.
Streaming and Satellite Radio
36.Audio ads on Pandora and Sirius XM will be used to reach members of the Rule 23(b)(2) Class. Pandora is one of the most frequently used online media services in the United States. According to MRI-Simmons data, business owners are 11% more likely to listen to Pandora than the average U.S. adult.36 Thirty second audio placements across Pandora streaming radio will run across all devices targeted to business owners. Notice will run on a variety of music channels and will run for approximately 45 days. In addition, thirty second audio placements will air across Sirius XM radio to mobile devices and connected vehicles. The ads will air on news channels, talk
27 Impression inventory may vary slightly at the time of booking the Digital Notice ads, and as a result the number of delivered impressions may vary slightly as well.
27 Impression inventory may vary slightly at the time of booking the Digital Notice ads, and as a result the number of delivered impressions may vary slightly as well.
27 Impression inventory may vary slightly at the time of booking the Digital Notice ads, and as a result the number of delivered impressions may vary slightly as well.
34 Select channel and video targeting may include youtube.com/bloomberg, youtube.com/Forbes, youtube.com/InsiderBusiness, youtube.com/wsj, youtube.com/markets and/or youtube.com/CNBC, among others.
35 The third-party ad management platform, ClickCease, will be used to audit Digital Notice ad placements. This type of platform tracks all Digital Notice ad clicks to provide real-time ad monitoring, fraud traffic analysis, block clicks from fraudulent sources, and quarantine dangerous IP addresses. This helps reduce wasted, fraudulent or otherwise invalid traffic (e.g., ads being seen by ‘bots’ or non-humans, ads not being viewable, etc.).
36 MRI-Simmons 2025 Survey of the American Consumer®.

radio, and sports programming and will run for approximately 45 days. Sirius XM is a leading audio entertainment company with more than 33 million subscribers.37
National Trade & Specialty Publications
37.The Publication Notice will appear as a half-page ad unit in English in national trade and specialty publications and will be targeted throughout the U.S. The selected 13 national trade and specialty publications have a combined circulation of more than 500,000. More details regarding the selected publications, distribution, language, and specific ad sizes are included in the following table.

National Business Publication	Insertions	Distribution	Language	Ad Size
Crain’s New York	2	New York	English	Half Page
Crain’s Chicago	2	Chicago	English	Half Page
Crain’s Detroit	2	Detroit	English	Half Page
Crain’s Cleveland	2	Cleveland	English	Half Page
Convenience Store News	1	National	English	Two-Thirds Page
Mass Market Retailers	1	National	English	Half Page
Supermarket News	1	National	English	Full Page
C-Store Decisions	1	National	English	Two-Thirds Page
Total Food Service	1	National	English	Half Page
CleanFacts	1	California	English	Half Page
Fabricare	1	National	English	Half Page
Hardware Retailing	1	National	English	Half Page
Retail Merchandiser (digital only)	1	National	English	Half Page
Local Business Journals
38.The Publication Notice will appear twice as a half-page ad unit in English local business journals and cover all major metropolitan areas in the United States. The selected 56 local
37 Sirius Holdings Q2 2025 Earnings Release.

business journals have a combined circulation of more than 675,000. More details regarding the selected publications, distribution, language, and specific ad sizes are included in the following table.

Local Business Journal	Language	Ad Size
Albany Business Review	English	Half-page
Albuquerque Business First	English	Half-page
Atlanta Business Chronicle	English	Half-page
Austin Business Journal	English	Half-page
Baltimore Business Journal	English	Half-page
Birmingham Business Journal	English	Half-page
Boston Business Journal	English	Half-page
Buffalo Business Journal	English	Half-page
Charlotte Business Journal	English	Half-page
Cincinnati Business Courier	English	Half-page
Columbus Business First	English	Half-page
Dallas Business Journal	English	Half-page
Dayton Business Journal	English	Half-page
Denver Business Journal	English	Half-page
Triad Business Journal (Greensboro)	English	Half-page
Pacific Business News (Honolulu)	English	Half-page
Houston Business Journal	English	Half-page
Jacksonville Business Journal	English	Half-page
Kansas City Business Journal	English	Half-page
Louisville Business First	English	Half-page
Memphis Business Journal	English	Half-page
South Florida Business Journal	English	Half-page

Local Business Journal	Language	Ad Size
Milwaukee Business Journal	English	Half-page
Minneapolis/St. Paul Business Journal	English	Half-page
Nashville Business Journal	English	Half-page
Orlando Business Journal	English	Half-page
Philadelphia Business Journal	English	Half-page
Phoenix Business Journal	English	Half-page
Pittsburgh Business Times	English	Half-page
Portland Business Journal	English	Half-page
Triangle Business Journal (Raleigh/Durham)	English	Half-page
Sacramento Business Journal	English	Half-page
San Antonio Business Journal	English	Half-page
San Francisco Business Times	English	Half-page
Silicon Valley Business Journal	English	Half-page
Puget Sound Business Journal	English	Half-page
St. Louis Business Journal	English	Half-page
Tampa Bay Business Journal	English	Half-page
Washington Business Journal	English	Half-page
Wichita Business Journal	English	Half-page
Alaska Journal of Commerce	English	Half-page
Central New York Business Journal	English	Half-page
Business Record (Central Iowa)	English	Half-page
Fairfield County Business Journal & Westchester County Business Journal (Combined Online Issue) (NY)	English	Half-page
Long Island Business News	English	Half-page
Los Angeles Business Journal	English	Half-page
Mississippi Business Journal (Jackson)	English	Half-page
New Orleans City Business	English	Half-page

Local Business Journal	Language	Ad Size
NJBIZ	English	Half-page
Orange County Business	English	Half-page
Pacific Coast Business Times (Santa Barbara, CA)	English	Half-page
Rochester Business Journal (Rochester, NY)	English	Half-page
San Diego Business Journal	English	Half-page
San Fernando Valley Business Journal	English	Half-page
North Bay Business Journal (Sonoma & Napa, CA)	English	Half-page
The Journal Record (Oklahoma)	English	Half-page
Specialty Language and Targeted Newspapers
39.The Publication Notice will appear twice as a half-page ad unit in specialty language and targeted newspapers, targeted nationwide. The Publication Notice will run in English, Spanish, Chinese, Korean, Vietnamese, Japanese, and Russian to reach business owners for whom English is not their primary language. According to the U.S. Census Bureau, 16.7% of adult citizens in the United States speak a language at home other than English.38 The selected 85 specialty language and targeted newspaper publications have a combined circulation of more than 3.8 million. More details regarding the selected publications, distribution, language, and specific ad sizes are included in the following table.

Specialty Language & Targeted Newspapers	Distribution	Language	Ad Size
Atlanta Inquirer	Atlanta	English	Half-page
Mundo Hispanico	Atlanta	Spanish	Half-page
Atlanta Voice	Atlanta	English	Half-page
38 U.S. Census Bureau. “Language Spoken at Home.” American Community Survey, ACS 1-Year Estimates Subject Tables, Table S1601, 2022, https://data.census.gov/table/ACSST1Y2022.S1601?q=Language Spoken at Home.

Specialty Language & Targeted Newspapers	Distribution	Language	Ad Size
Boston Banner (Baystate Banner)	Boston/Manchester	English	Half-page
El Mundo	Boston/Manchester	English & Spanish	Half-page
Vocero Hispano	Boston/Manchester	Spanish	Half-page
El Planeta	Boston/Manchester	Spanish	Half-page
Sing Tao Daily – Chicago	Chicago	Chinese	Half-page
Chicago Citizen Newspaper Group (5 papers)	Chicago	English	Half-page
Crusader Group (2 papers)	Chicago	English	Half-page
La Raza	Chicago	Spanish	Half-page
Lawndale Group News	Chicago	English & Spanish	Half-page
Pinoy News (f/n/a Pinoy Monthly)	Chicago	English	Half-page
US Asian Post	Chicago	English	Half-page
Via Times	Chicago	English	Half-page
Svet	Chicago	Russian	Half-page
Epoch Times – Chicago (Chinese Edition)	Chicago	Chinese	Half-page
Korea Times – Chicago	Chicago	Korean	Half-page
Dallas Chinese News	Dallas/Ft. Worth	Chinese	Half-page
Dallas Examiner	Dallas/Ft. Worth	English	Half-page
Al Dia	Dallas/Ft. Worth	Spanish	Half-page
Epoch Times – Dallas (Chinese Edition)	Dallas/Ft. Worth	Chinese	Half-page
Novedades News	Dallas/Ft. Worth	Spanish	Half-page
The Houston Sun	Houston	English	Half-page
Forward Times	Houston	English	Half-page
La Informacion	Houston	Spanish	Half-page
La Voz De Houston	Houston	Spanish	Half-page
Houston Defender	Houston	English	Half-page
Asian Journal	Las Vegas	English	Half-page
California Journal	Los Angeles	English	Half-page

Specialty Language & Targeted Newspapers	Distribution	Language	Ad Size
Saigon Times	Los Angeles	Vietnamese	Half-page
US Asian Post	Los Angeles	English	Half-page
Chinese Daily News (World Journal Los Angeles)	Los Angeles	Chinese	Half-page
Korea Times	Los Angeles	Korean	Half-page
Asian Journal	Los Angeles	English	Half-page
La Opinion	Los Angeles	Spanish	Half-page
Philippine News	Los Angeles	English	Half-page
Viet Bao Daily News (f/n/a Viet Bao Kinh Te)	Los Angeles	Vietnamese	Half-page
Lighthouse	Los Angeles	Japanese	Half-page
Korea Daily	Los Angeles	Korean	Half-page
Sing Tao Daily	Los Angeles	Chinese	Half-page
Precinct Reporter/Tri-County Bulletin/Long Beach Leader	Los Angeles	English	Half-page
Nguoi Viet Daily News	Los Angeles	Vietnamese	Half-page
Los Angeles News Observer	Los Angeles	English	Half-page
Wave Community Newspapers (8 publications)	Los Angeles	English	Half-page
Daily Sun New York	New York	Japanese	Half-page
El Diario (f/k/a El Diario La Prensa)	New York	Spanish	Half-page
Korea Times	New York	Korean	Half-page
US Asian Post	New York	English	Half-page
El Especialito – Northern Jersey	New York	Spanish	Half-page
New York Trend	New York	English	Half-page
Rolling Out New York	New York	English	Half-page
New York Amsterdam News	New York	English	Half-page
Sing Tao Daily – New York	New York	Chinese	Half-page
World Journal New York – Chinese Daily News	New York	Chinese	Half-page
La Voz Hispana	New York	Spanish	Half-page
Russkaya Reklama	New York	Russian	Half-page

Specialty Language & Targeted Newspapers	Distribution	Language	Ad Size
Epoch Times – New York (Chinese Edition)	New York	Chinese	Half-page
Seikatsu Press	New York	Japanese	Half-page
Korean New York Daily	New York	Korean	Half-page
Korea Daily – New York	New York	Korean	Half-page
NY Japion	New York	Japanese	Half-page
Impacto Latino Newspaper	New York	Spanish	Half-page
Epoch Times	Philadelphia	Chinese	Half-page
Metro Chinese Weekly	Philadelphia	Chinese	Half-page
Metro Viet News	Philadelphia	Vietnamese	Half-page
Philadelphia Asian News	Philadelphia	Vietnamese	Half-page
China Press	Philadelphia	Chinese	Half-page
Al Dia	Philadelphia	Spanish	Half-page
El Sol Latino	Philadelphia	English & Spanish	Half-page
Philadelphia Observer	Philadelphia	English	Half-page
Philadelphia Sunday Sun	Philadelphia	English	Half-page
Philadelphia Tribune	Philadelphia	English	Half-page
Korean Phila Times	Philadelphia	Korean	Half-page
Reporter Publications (3 papers)	San Francisco/ Oakland/San Jose	English	Half-page
San Francisco Bay View Newspaper	San Francisco/ Oakland/San Jose	English	Half-page
El Observador	San Francisco/ Oakland/San Jose	English & Spanish	Half-page
La Opinion De La Bahia (f/n/a El Mensajero)	San Francisco/ Oakland/San Jose	English & Spanish	Half-page
El Reportero	San Francisco/ Oakland/San Jose	English & Spanish	Half-page
Post News Group Newspaper Network (8 Papers)	San Francisco/ Oakland/San Jose	English	Half-page
El Pregonero	Washington, DC	Spanish	Half-page
Afro-American	Washington, DC	English	Half-page

Specialty Language & Targeted Newspapers	Distribution	Language	Ad Size
El Tiempo Latino	Washington, DC	Spanish	Half-page
Washington Informer	Washington, DC	English	Half-page
Washington Hispanic	Washington, DC	Spanish	Half-page
United States Territories Newspapers
40.The Publication Notice will appear once as a full-page ad unit in English and Spanish language newspapers targeting the United States Territories. The selected five newspapers have a combined circulation of 442,500. More details regarding the selected publications, distribution, language, and specific ad sizes are included in the following table.

Newspaper Publication	Distribution	Language	Ad Size
El Nuevo Dia	Puerto Rico	Spanish	Full-page
El Vocero De Puerto Rico	Puerto Rico	Spanish	Full-page
Primera Hora	Puerto Rico	Spanish	Full-page
Samoa News	American Samoa	English	Full-page
Virgin Islands Daily News	Virgin Island	English	Full-page
Sponsored Search Listings
41.To facilitate locating the Case Website, sponsored search listings will be acquired on the three most highly visited internet search engines: Google, Yahoo! and Bing. When search engine visitors search on selected common keyword combinations related to the Rule 23(b)(2) Settlement, such as “interchange” and “swipe fee,” the sponsored search listing created for the Rule 23(b)(2) Settlement will be generally displayed at the top of the visitor’s website page prior to the search results or in the upper right-hand column of the web-browser screen. The sponsored search listings will be displayed nationwide. All sponsored search listings will link directly to the Case Website. The sponsored search listings will run for approximately 45 days.

Case Website
42.Epiq will create and maintain a website for the Rule 23(b)(2) Settlement with an easy-to-remember domain name. Members of the Rule 23(b)(2) Class will be able to obtain detailed information about the Rule 23(b)(2) Settlement and review documents including, but not limited to, the Publication Notice, the Website Notice, Rule 23(b)(2) Settlement Agreement, and other important Court documents. In addition, the Case Website will include answers to frequently asked questions (“FAQs”), instructions for how members of the Rule 23(b)(2) Class may object, contact information for the Class Administrator, and how to obtain other case-related information.
43.The existing Interchange Rule 23(b)(3) settlement website is currently available in English and translated and available in Spanish, Chinese, Japanese, Korean, Russian, Thai, and Vietnamese. The updated information regarding the Rule 23(b)(2) Settlement, as well as the Rule 23(b)(2) Publication Notice and the Long Form Notice, will also be available in English and translated and available in Spanish, Chinese, Japanese, Korean, Russian, Thai, and Vietnamese. Links for each language and corresponding country flag are displayed prominently in the top right corner of all key pages of the Case Website. The Case Website address will be displayed prominently on all Notice documents. The Digital Notices will link directly to the Case Website.
44.In addition, it is my understanding that Rule 23(b)(2) Class Counsel will coordinate with Rule 23(b)(3) Class Counsel to consider displaying an update on the existing Interchange Rule 23(b)(3) settlement website. The intent is to clearly announce the separate Rule 23(b)(2) Settlement to avoid any confusion regarding the different settlements.
Toll-free Telephone Number, Email Address, and Postal Mailing Address
45.A toll-free telephone number will be available to members of the Rule 23(b)(2) Class. Callers will be able to call for additional information, listen to answers to FAQs, and request that a Long Form Notice be mailed to them. The automated telephone system will be available

24 hours per day, 7 days per week. The toll-free telephone number will be prominently displayed in the Notice documents as appropriate.
46.An email address and postal mailing address will be provided, allowing members of the Rule 23(b)(2) Class the opportunity to request additional information or ask questions.
PLAIN LANGUAGE NOTICE DESIGN
47.The Notices are designed to be “noticed,” reviewed, and—by presenting the information in plain language—understood by members of the Rule 23(b)(2) Class. The design of the Notices follows the principles embodied in the Federal Judicial Center’s (“FJC”) illustrative “model” notices posted at www.fjc.gov. Many courts, and the FJC itself, have approved notices that we have written and designed in a similar fashion. The Notices contain substantial, albeit easy-to-read, summaries of all key information about the Rule 23(b)(2) Settlement and the rights of the members of the Rule 23(b)(2) Class, including the ability to object, and the deadline to do so. Copies of the Publication Notice and Website Notice are attached to the Settlement Agreement at Exhibit D. Consistent with our standard practice, all Notice documents will undergo a final edit prior to dissemination for grammatical errors and accuracy.
Merchant Education Program
48.It is my understanding from Rule 23(b)(2) Class Counsel that following the Settlement Approval Date and upon the Court’s final approval of the Settlement, it is anticipated that Epiq will provide additional media notice for the Merchant Education Program. This will be beyond what is detailed in the Notice Plan above. At that time Epiq will provide the Court with a separate detailed proposed Notice Plan for review and approval. It is also my understanding, that Epiq will partner with a communications company that will be selected and approved by the Court to carry out other aspects of publicity for and advertisement of the Merchant Education Program.
COST OF THE NOTICE PLAN & SETTLEMENT ADMINISTRATION

49.Based on reasonable assumptions, the cost for implementing all components of the Notice Plan and handling notice and settlement administration, including providing media components of the Merchant Education Program will be capped by Epiq at $5.3 million total.  This cost encompasses providing notice to the Rule 23(b)(2) Class with an extensive schedule of (i) Publication Notices placed in National Business Publications, National Trade and Specialty Publications, Local Business Journals, Specialty Language and Targeted Newspapers, and U.S. Territory Newspapers; (ii) an all-encompassing Digital Notice Campaign using digital display notices, social media, podcast and streaming TV advertisements, and targeted website placements; (iii) audio advertisements over Streaming and Satellite Radio; (iv) a Case Website containing all pertinent information and documents related to the Settlement, including a long-form Website Notice, as well as a toll-free telephone number, email and postal address to contact for information regarding the Settlement; and (v) Sponsored Search Listings on the three most highly visited search engines that will include links to the Case Website. Notice will be provided in English, Spanish, Chinese, Korean, Vietnamese, Japanese, Thai, and Russian as appropriate. This also includes costs associated with providing settlement administration, including the case website, toll-free telephone number, and communications with members of the Rule 23(b)(2) Class. All costs are subject to the Service Contract under which Epiq will be retained as the Class Administrator, and the terms and conditions of that agreement.
CONCLUSION
50.In class action notice planning, execution, and analysis, we are guided by due process considerations under the United States Constitution, and by case law pertaining to the recognized notice standards under Federal Rule of Civil Procedure 23. This framework directs that the notice plan be optimized to reach the class, and to provide class members with easy access to the details of how the class action may impact their rights. All of these requirements will be met in this case.
51.The proposed Notice Plan media notice efforts will reach approximately 82.2% of all U.S. Business Owners with an average frequency of 4.5 times, and 84.8% of all U.S. Adults in Business and Finance Occupations with an average frequency of 4.1 times. Reflected in the calculated reach and average frequency are an extensive schedule of National Business Publications; Digital Notices: digital display notices, social media, podcast and streaming TV advertisements, and targeted website placements; and audio advertisements over Streaming and Satellite Radio.  Notices will also appear in National Trades and Specialty Publications, Local Business Journals, Specialty Language and Targeted Newspapers, and U.S. Territory Newspapers, Sponsored Search Listings, and a Case Website, which are non-measured, and are not included in the estimated reach calculation.
52.The Notice Plan will be targeted nationwide to reach members of the Rule 23(b)(2) Class. The FJC’s Judges’ Class Action Notice and Claims Process Checklist and Plain Language Guide, which is relied upon for federal cases, provides that, “the lynchpin in an objective determination of the adequacy of a proposed notice effort is whether all the notice efforts together will reach a high percentage of the class. It is reasonable to reach between 70–95%.”39 Here, we have developed a Notice Plan that will readily achieve a reach within that standard.
53.In my opinion, the proposed Notice Plan follows the guidance for how to satisfy due process obligations that a notice expert gleans from the United States Supreme Court’s seminal decisions, which are: a) to endeavor to actually inform the class, and b) to demonstrate that notice is reasonably calculated to do so.
39 Fed. Judicial Ctr, Judges’ Class Action Notice and Claims Process Checklist and Plain Language Guide 3 (2010), available at https://www.fjc.gov/content/judges-class-action-notice-and-claims-process-checklist-and-plain-language-guide-0.

•“But when notice is a person’s due, process which is a mere gesture is not due process. The means employed must be such as one desirous of actually informing the absentee might reasonably adopt to accomplish it,” Mullane, 339 U.S. at 315.
•“[N]otice must be reasonably calculated, under all the circumstances, to apprise interested parties of the pendency of the action and afford them an opportunity to present their objections,” Eisen v. Carlisle & Jacquelin, 417 U.S. 156 (1974) citing Mullane, 339 U.S. at 314.
54.The Notice Plan is appropriate under the circumstances of this case for providing notice to the Rule 23(b)(2) Class; conforms to all aspects of Federal Rule of Civil Procedure 23; comports with the guidance for effective notice articulated in the Manual for Complex Litigation 4th Edition and FJC guidance; and meets the requirements of due process, including its “desire to actually inform” requirement.
55.The Notice Plan schedule will afford enough time to provide full and proper notice to members of the Rule 23(b)(2) Class before the Class Objection Period deadline.
56.At the conclusion of the execution of the Notice Plan, I will provide a final report to the Court and parties verifying the effective implementation of the Notice Plan.
I declare under penalty of perjury of the law of the United States that the foregoing is true and correct.
Executed on November 9, 2025.
Beaverton, Oregon

/s/ Cameron R. Azari
Cameron R. Azari, Esq.

APPENDIX D – Rule 23(b)(2) Class Notices

APPENDIX D1 – PUBLICATION NOTICE
Notice of Class Action Settlement
Authorized by the U.S. District Court, Eastern District of New York
— Notice of Class Action Settlement —
Si desea leer este aviso en español, llámenos o visite nuestro sitio web.
TO: All merchants in the U.S. who accepted Visa or Mastercard credit or debit cards at any time since December 18, 2020.
This notice (“Notice”) is authorized by the Court to inform you about an agreement to settle the equitable relief claims in a class action lawsuit, called In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, No. 05-md-01720 (BMC)(JAM) (E.D.N.Y.). The lawsuit claims that Visa and Mastercard, separately, and together with certain banks, violated antitrust laws and caused merchants to pay excessive fees for accepting Visa and Mastercard credit and debit cards, including by adopting interchange rules and rates, and other network rules, which the lawsuit has claimed constituted unlawful price fixing, unreasonable restraints of trade, and monopolization.
The defendants say they did nothing wrong. They maintain that their business practices are legal, justified, the result of independent competition, and have benefitted both merchants and consumers. The Court has not decided who is right because the parties agreed to a settlement, which was preliminarily approved by the Court on MM DD, 202Y.
A.What Merchants Will Get from the Settlement
During the lawsuit, the Court previously certified an Equitable Relief Class under Federal Rule of Civil Procedure 23(b)(2) and has now preliminarily approved a settlement of the Class claims (the “Rule 23(b)(2) Class Settlement” or “Settlement”). Under the Settlement, Visa and Mastercard have agreed to substantive changes to the Visa and Mastercard rules applicable to merchants who accept their cards as a form of payment.
The Class includes all persons, businesses, and entities that accept any Visa-Branded Cards and/or Mastercard-Branded Cards in the United States at any time during the period between December 18, 2020 and the date of preliminary settlement approval. The Court has set MM DD, 202Y as the date for a final approval and fairness hearing (the “Fairness Hearing”) in connection with the Settlement, after members of the Class have had the opportunity to evaluate the Settlement and exercise their rights, as set forth in the Notice. Further information regarding the Settlement and the Fairness Hearing will be posted on [Insert B2 Class Settlement Website Address].
Under the Rule 23(b)(2) Class Settlement, Mastercard and Visa will modify certain rules to preserve, establish, or expand the circumstances in which merchants can, among other things, do the following:
•Decline acceptance of Visa- or Mastercard-Branded Commercial Credit Cards and/or Premium Consumer Credit Cards.
•Surcharge customers a fee for the use of any Visa or Mastercard-Branded Credit Cards, including based on the type of card used (e.g., a different surcharge for rewards and non-rewards cards).
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•Offer discounts to customers who do not pay with Visa or Mastercard-Branded Credit Cards, or based on the financial institution that issued the Visa or Mastercard-Branded Credit Card.
•Decline acceptance of Visa or Mastercard-Branded Cards at all outlets that operate under the same trade name or banner, even if that merchant accepts those same cards at outlets that operate under a different trade name or banner.
•Engage in Pilot Programs whereby they accept Visa or Mastercard-Branded Credit Cards at some but not all outlets operating under the same trade name or banner for a limited duration or test out various acceptance, surcharging and discounting options at some but not all outlets operating under the same trade name or banner, including not accepting Commercial or Premium Consumer Credit Cards, for a limited duration.
•Accept some digital wallets at brick-and-mortar locations but decline others and enable some digital wallets for on-line transactions but not enable others, and “steer” among the cards within a digital wallet under the same rules that govern steering among traditional cards.
•Receive the benefit of credit interchange rate reductions: Visa and Mastercard will reduce published and negotiated Credit Card interchange rates for U.S. merchants.
•Receive the benefit of Credit Card interchange rate caps: The Settlement Agreement reduces and caps “Standard” Consumer Credit Card rates at a specified level and otherwise caps Credit Card interchange rates, such that neither Visa nor Mastercard will increase any of its published Credit Card interchange rates above the rates effective as of March 31, 2025 and will each reduce its network-wide average Credit Card interchange rate to or below the specified level.
•Form Merchant Buying Groups that meet certain criteria to negotiate with Visa and Mastercard.
•Receive access to a Merchant Education Program, established and administered under the Settlement Agreement, to help understand and maximize the benefits of the rule changes, including how to effectively “steer” in States that restrict surcharging.
B.Monetary Aspects of the Rule 23(b)(2) Class Settlement
There is no monetary payment to members of the Class in this Settlement. This Rule 23(b)(2) Class Settlement concerns only the Equitable Relief Claims set forth in the lawsuit. Claims for monetary damages arising out of the defendants’ alleged antitrust violations are the subject of a separate settlement for the Rule 23(b)(3) Class. For information concerning the separate Rule 23(b)(3) Cash Settlement Class, please visit the website: www.PaymentCardSettlement.com.
The Settlement does provide for Visa and Mastercard to make certain payments into the Rule 23(b)(2) Class Settlement Escrow Account, which money will be used to pay:
•The cost of settlement administration and notice, as approved by the Court,
•The cost of Merchant Education Program expenses, as approved by the Court,
•The cost of an Independent Auditor who will ensure that Visa and Mastercard comply with the credit card interchange-rate reduction commitments, and
•Attorneys’ fees and expenses, including any named Class Representative service awards, as approved by the Court.
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The money in this fund will be distributed only if the Court grants final approval of the Settlement, and the money for attorneys’ fees and expenses, and service awards to Class Representatives will be distributed only if the Settlement has become final and all appeals are exhausted, and the Court approves the application for attorneys’ fees and expenses, and Class Representatives’ service awards.
Attorneys’ fees and expenses, and service awards to the Class Representatives: For work done through final approval of the Settlement by the Court, Class Counsel will ask the Court for attorneys’ fees in an amount of [_________________] to compensate all of the lawyers and their law firms that have worked on the Rule 23(b)(2) Class case, including for work they will be required to do in the future. Class Counsel will also request reimbursement of their reasonable and necessary litigation expenses, not to exceed [__________], and up to [______] per named Class Representative as service awards for their efforts on behalf of the Class. The Settlement Agreement requires Visa and Mastercard to pay these fees and expenses separately from the other Settlement financial obligations and they will not reduce any other benefits of the Settlement; members of the Class will not be required to pay any amount toward these fees and expenses.
C.Legal Rights and Options

Merchants who are included in this lawsuit have the legal right to Object to the Settlement. The deadline to object is: MM DD, 202Y. To learn how to object, visit: [Insert B2 Class Settlement Website Address] or call toll-free: [______________].

Note: You cannot elect to be excluded from the Rule 23(b)(2) Class Settlement.

For more information about these rights and options, visit: [Insert B2 Class Settlement Website Address] or call toll-free: [______________].

D.If the Court Grants Final Approval of the Settlement

If the Court grants final approval to the Settlement, members of the Rule 23(b)(2) Class will be bound by the terms of the Settlement and will release all claims against all released parties listed in the Settlement Agreement. The Settlement will resolve and release any claims by payment card acceptors against Visa, Mastercard and other defendants that were or could have been alleged in the lawsuit, including any claims based on interchange or other fees, no-surcharge rules, no-discounting rules, honor-all-cards rules, and any other network rules. The Settlement will also resolve any payment card acceptor claims based upon the future effect of any Visa or Mastercard rules not modified by the Settlement, as of MM DD, 202Y, the modified rules provided for in the Settlement, or any other rules substantially similar to those rules. The release will not bar claims involving certain specified standard commercial disputes arising in the ordinary course of business.

For more information on the release, see the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement at: [Insert B2 Class Settlement Website Address].

E.The Court Hearing About This Settlement
On MM DD, 202Y, the Court will hold a hearing to decide whether to approve the proposed Settlement, Class Counsel’s request for attorneys’ fees and expenses, and service awards for the named Class Representatives. The hearing will take place at:
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United States District Court for the Eastern District of New York
U.S. District Judge Brian M. Cogan
Courtroom # XX
225 Cadman Plaza
Brooklyn, NY 11201
You do not have to attend the Court hearing or hire an attorney, though you may do either at your own expense. The Court appointed the law firms of Hilliard Shadowen LLP; Grant & Eisenhofer P.A.; Freed Kanner London & Millen LLC; and Nussbaum Law Group, P.C. to represent the Class (“Class Counsel”).

F.Questions?
For more information about this case (In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, MDL 1720), you may:
Call toll-free:
Visit: [Insert B2 Class Settlement Website Address].
Write to the Class Administrator:
or Email the Class Administrator:

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APPENDIX D2 – WEBSITE NOTICE
Notice of Class Action Settlement
Authorized by the U.S. District Court, Eastern District of New York
An Equitable Relief settlement will provide new benefits to all U.S. merchants that accepted Visa or Mastercard credit or debit cards at any time since December 18, 2020.
A federal court directed this Notice. This is not a solicitation from a lawyer.
•The Court has preliminarily approved a proposed settlement of the equitable relief claims in a class action lawsuit, called In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, No. 05-md-01720 (BMC)(JAM) (E.D.N.Y.) (the “Action”). The lawsuit claims that Visa and Mastercard separately, and together with certain banks, violated antitrust laws and caused merchants to pay excessive fees for accepting Visa and Mastercard credit and debit cards, including by adopting interchange rules and rates, and other network rules, which the lawsuit has claimed constituted unlawful price fixing, unreasonable restraints of trade, and monopolization.
•During the lawsuit, the Court previously certified a Rule 23(b)(2) Equitable Relief Class (the “Rule 23(b)(2) Class” or “Class”)) and has now preliminarily approved a settlement of the Class claims (the “Rule 23(b)(2) Class Settlement” or “Settlement”). A separate settlement, approved by the Court in 2019, addressed claims for a Rule 23(b)(3) monetary damages class (the “Cash Settlement Class”). You may visit the website www.PaymentCardSettlement.com for more information concerning the Cash Settlement Class.
•The Rule 23(b)(2) Class Settlement will require Visa and Mastercard to change certain rules for merchants who accept their cards, including changes that will preserve, establish, or expand the circumstances in which merchants may do the following:
•Decline acceptance of Visa or Mastercard-Branded Commercial Credit Cards and/or Premium Consumer Credit Cards.
•Surcharge customers a fee for the use of any Visa or Mastercard-Branded Credit Cards, including based on the type of card used (e.g., a different surcharge for rewards and non-rewards cards).
•Offer discounts to customers who do not pay with Visa or Mastercard-Branded Credit Cards, or based on the financial institution that issued the Visa or Mastercard-Branded Credit Card.
•Decline acceptance of Visa or Mastercard-Branded Cards at all outlets that operate under the same trade name or banner, even if that merchant accepts those same cards at outlets that operate under a different trade name or banner.
•Engage in Pilot Programs whereby they accept Visa or Mastercard-Branded Credit Cards at some but not all outlets operating under the same trade name or banner for a limited duration or test out various acceptance, surcharging and discounting options at some but
Questions? call 1-800-000-0000 or visit [B2 Class Settlement Website Address]
SI DESEA RECIBIR ESTA NOTIFICACIÓN EN ESPAÑOL, LLÁMENOS O VISITE NUESTRA PÁGINA WEB.

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not all outlets operating under the same trade name or banner, including not accepting Commercial or Premium Consumer Credit Cards, for a limited duration.
•Accept some digital wallets at brick-and-mortar locations but decline others and enable some digital wallets for on-line transactions but not enable others, and “steer” among the cards within a digital wallet under the same rules that govern steering among traditional cards.
•Receive the benefit of credit interchange rate reductions: Visa and Mastercard will reduce published and negotiated Credit Card interchange rates for U.S. merchants.
•Receive the benefit of Credit Card interchange rate caps: The Settlement Agreement reduces and caps “Standard” Consumer Credit Card rates at a specified level and otherwise caps Credit Card interchange rates, such that neither Visa nor Mastercard will increase any of its published Credit Card interchange rates above the rates effective as of March 31, 2025 and will each reduce its network-wide average Credit Card interchange rate to or below the specified level.
•Form Merchant Buying Groups that meet certain criteria to negotiate with Visa and Mastercard.
•Receive access to a Merchant Education Program, established and administered under the Settlement Agreement, to help understand and maximize the benefits of the rule changes, including how to effectively “steer” in States that restrict surcharging.

The rule changes are explained in greater detail below, as well as in the memoranda of law in support of preliminary approval of the Rule 23(b)(2) Class Settlement, and in the Settlement Agreement, available at [Insert B2 Class Settlement Website Address].
This notice (the “Notice”) has important information for merchants that accepted Visa or Mastercard at any time between December 18, 2020 and MMDD202Y (the date of preliminary settlement approval). The Notice explains the Settlement in the class action lawsuit. The Notice also explains your rights and options in this case.
For the full terms of the Settlement, you should look at the Superseding and Amended Class Settlement Agreement of the Rule 23(b)(2) Class Plaintiffs and Defendants, and its Appendices (“Settlement Agreement”), available at [Insert B2 Class Settlement Website Address] or by calling toll-free         . In the event of any conflict between the terms of this Notice and the Settlement Agreement, the terms of the Settlement Agreement shall control.
Legal Rights and Options
Merchants in the Rule 23(b)(2) Class:
You automatically benefit from the Visa and Mastercard rule changes described below. You do not have to file any forms.
You cannot exclude yourself from the Rule 23(b)(2) Class Settlement.
You may object to any part of the Settlement.
The Court has given its preliminary approval to this Settlement. The Court has not yet given its final approval to this Settlement.
Read this Notice to learn more about the case.
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BASIC INFORMATION    PAGE
1.Why should I review this Notice?
2.What is this lawsuit about?
3.What is an interchange fee?
4.Why is this a class action?
5.Why is there a settlement?
6.Am I part of this Settlement?
SETTLEMENT BENEFITS    PAGE
7.Will the Settlement provide money to me?
8.What do the members of the Rule 23(b)(2) Class get?
9.Can I exclude myself from the Rule 23(b)(2) Class Settlement?
HOW TO DISAGREE WITH THE SETTLEMENT    PAGE
10.What if I disagree with the Settlement?
11.Is objecting the same as being excluded?
THE LAWYERS REPRESENTING YOU    PAGE
12.Who are the lawyers that represent the Rule 23(b)(2) Class?
13.How much will the lawyers and named Class Representatives be paid?
14.How do I disagree with the requested attorneys’ fees, expenses, or service awards to the named Class Representatives?
THE COURT’S FAIRNESS HEARING    PAGE
15.When and where will the Court decide whether to approve the Settlement?
16.Do I have to come to the hearing?
17.What if I want to speak at the hearing?
IF YOU DO NOTHING    PAGE
18.What happens if I do nothing?
GETTING MORE INFORMATION    PAGE
19.How do I get more information?
THE FULL TEXT OF THE RELEASE    PAGE
20.What is the full text of the Release for the Rule 23(b)(2) Class Settlement?
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Basic Information

This Notice tells you about your rights and options in a class action lawsuit in the U.S. District Court for the Eastern District of New York. Judge Brian M. Cogan and Magistrate Judge Joseph A. Marutollo are overseeing this class action, which is called In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, MDL No. 1720, 05-md-01720 (BMC)(JAM). This Notice also explains the lawsuit, the proposed Settlement, the benefits available, and how to object to the Settlement.
The companies or entities that started this case are called the “Plaintiffs.”
This case has been brought on behalf of all merchants in the U.S. that accept Visa or Mastercard credit or debit cards. The specific merchant Plaintiffs that filed the case are the named Class Representatives and the Court has authorized them to act on behalf of all merchants in the class described below, in connection with the lawsuit and the proposed Settlement. The named Class Representatives are:
Boss Dental Care; Runcentral, LLC; CMP Consulting Serv., Inc.; Generic Depot 3, Inc. (doing business as Prescription Depot); and PureOne, LLC (doing business as Salon Pure).
The companies that the Plaintiffs have been suing are the “Defendants.” The Defendants are:
•“Visa Defendants”: Visa, Inc., Visa U.S.A. Inc. and Visa International (also known as Visa International Service Association);
•“Mastercard Defendants”: Mastercard International Incorporated and Mastercard Incorporated; and
•“Bank Defendants”: Bank of America, N.A.; BA Merchant Services LLC (formerly known as National Processing, Inc.); Bank of America Corporation; Barclays Bank plc; Barclays Bank Delaware (formerly known as Juniper Bank); Barclays Financial Corp. (formerly known as Juniper Financial Corporation); Capital One Bank (USA), N.A.; Capital One, N.A. (as successor to Capital One F.S.B.); Capital One Financial Corporation; JPMorgan Chase Bank, N.A. (and as successor to Chase Bank USA, N.A. (and as successor to Chase Manhattan Bank USA, N.A.) and Washington Mutual Bank); Paymentech, LLC (as successor to Chase Paymentech Solutions, LLC); JPMorgan Chase & Co. (and as successor to Bank One Corporation and Bank One Delaware, N.A.); Citibank, N.A. (and as successor to Citibank (South Dakota), N.A.); Citibank, N.A.; Citicorp LLC (as successor to Citicorp); and Wells Fargo & Company (and as successor to Wachovia Bank N.A.).
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•This lawsuit is principally about Visa’s and Mastercard’s interchange fees and their rules for merchants that have accepted their debit or credit cards at any time since December 18, 2020.
The Plaintiffs claim that:
•Visa and its respective member banks, including the Bank Defendants, violated the law by setting artificially high interchange fees.
•Mastercard and its respective member banks, including the Bank Defendants, violated the law by setting artificially high interchange fees.
•Visa and its respective member banks, including the Bank Defendants, violated the law because they imposed and enforced rules that restricted the merchants’ ability to steer their customers to other payment methods. Those rules include so-called no-surcharge rules, no-discounting rules, honor-all-cards rules, and certain other rules. Doing so insulated them from competitive pressure to lower the interchange fees.
•Mastercard and its respective member banks, including the Bank Defendants, violated the law because they imposed and enforced rules that restricted the merchants’ ability to steer their customers to other payment methods. Those rules include so-called no-surcharge rules, no-discounting rules, honor-all-cards rules, and certain other rules. Doing so insulated them from competitive pressure to lower the interchange fees.
•Visa and Mastercard each independently conspired with one or more of the Bank Defendants about some of the business practices challenged in this case.
•Visa and its member banks unlawfully continued those activities even after Visa changed its corporate structure and became a publicly owned corporation after this case was filed.
•Mastercard and its member banks unlawfully continued those activities even after Mastercard changed its corporate structure and became a publicly owned corporation after this case was filed.
•The Defendants’ conduct caused the merchants to pay excessive fees that were higher than a competitive level for accepting Visa and Mastercard debit or credit cards.
But for Defendants’ conduct, the interchange fees would have been lower.
The Defendants say they did nothing wrong. They maintain that their business practices are legal, justified, the result of independent competition, and have benefited merchants and consumers. The Court has not yet determined which side is right.
When a cardholder makes a purchase with a credit or debit card, there is an interchange fee attributable to those transactions, which for credit cards varies by card type, merchant category and transaction method, with current averages ranging from 1.15% to 3.15% of the purchase price. Interchange fees typically account for the greatest part of the fees paid by merchants for accepting Visa and Mastercard payment cards. Debit card rates are often lower, with regulated debit transactions capped at $0.21 plus 0.05% of the transaction value.
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Visa and Mastercard set interchange fee rates for different kinds of transactions and publish them on their websites, usually twice a year.
In a class action, people or businesses sue not only for themselves, but also on behalf of other people or businesses with similar legal claims and interests. Together, all of these people or businesses with similar claims and interests form a class and are members of that class.
When a court decides a class action case or approves a settlement, it is applicable to all members of the class. In this case, the Court has previously certified the Rule 23(b)(2) Class, and the Court has now given its preliminary approval to the Settlement and approved the publication of this Notice.
The Court has not decided which side was right or wrong or if any laws were violated. Instead, both sides agreed to settle the case and avoid the cost and risk of trial and appeals that would follow a trial.
In this case, the Settlement is the product of extensive negotiations, including mediation with an experienced mediator chosen by the parties. Settling this case allows Class members to receive the benefits of the Settlement Agreement. The named Class Representatives and their lawyers believe the Settlement is best for all Class members.
The parties agreed to settle this action after many years of extensive litigation. The Settlement was preceded by a lengthy discovery process and motion practice. Specifically, the parties engaged in extensive and voluminous fact discovery. Plaintiffs briefed and argued their motion for class certification, which the Court granted. The parties prepared and exchanged numerous—and complex—expert reports. The parties briefed several motions for summary judgment. The Court denied the Defendants’ motions for summary judgment and also denied the Class Plaintiffs’ motion for partial summary judgment.

If you accepted Visa or Mastercard credit or debit cards at any time between December 18, 2020 and DDMM20YY, you are part of this Rule 23(b)(2) Class, which consists of:
All persons, businesses, and other entities that accept Visa-Branded Cards and/or Mastercard-Branded Cards in the United States at any time during the period between December 18, 2020 and DDMM202Y (the date of preliminary settlement approval).
If you are not sure whether you are part of this Settlement, contact the Class Administrator at:
Call the toll-free number:
Visit:     [Insert B2 Class Settlement Website Address]
Write to:
Or Email:

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Settlement Benefits
There is no monetary payment to Class members in this Settlement. For information concerning the separate Rule 23(b)(3) Cash Settlement Class, please visit the website www.PaymentCardSettlement.com.
This Settlement does provide for the Visa and Mastercard Defendants to make certain payments into the Rule 23(b)(2) Class Settlement Escrow Account, which money will be used to pay:
•The cost of settlement administration and notice, as approved by the Court,
•The cost of Merchant Education Program expenses, as approved by the Court,
•The cost of an Independent Auditor who will ensure that Visa and Mastercard comply with the credit card interchange-rate reduction commitments, and
•Attorneys’ fees and expenses, including any named Class Representative Service Awards, as approved by the Court.
The money in this fund will be distributed only if the Court grants final approval of the Settlement, and the money for attorneys’ fees and expenses, and service awards to Class Representatives will be distributed only if the Settlement has become final and all appeals are exhausted, and the Court approves the application for attorneys’ fees and expenses, and Class Representatives’ service awards.
If the Court approves the Settlement, Visa and Mastercard will make changes to their rules and practices. These changes will apply to all members of the Rule 23(b)(2) Class and will remain in effect for at least eight years, unless otherwise noted below.
The rule changes and other benefits for the Class are summarized below. For a detailed description of the rule changes and other benefits, see the Settlement Agreement, paragraphs 16–60 and 65-109, available at: [Insert B2 Class Settlement Website Address].
Honor All Cards Modifications
Visa and Mastercard will modify their “Honor All Cards” Rules to permit a merchant to accept or decline acceptance of (i) all Visa or Mastercard-Branded Commercial Credit Cards, (ii) all Visa or Mastercard-Branded Standard Consumer Credit Cards, and/or (iii) all Visa or Mastercard-Branded Premium Consumer Credit Cards. The merchant can choose to accept or decline acceptance of either one, two or all three of these product categories, and can choose to accept or decline acceptance of any of these product categories differently for Visa-Branded Credit Cards than it does for Mastercard-Branded Credit Cards.
Visa and Mastercard will also require issuers to place visual identifiers on newly issued Commercial Credit Cards and Premium Consumer Credit Cards to facilitate a merchant’s selective acceptance or non-acceptance of those product categories.
Surcharge Rules on Credit (not Debit) Cards
Merchants will have an expanded ability to charge a fee to customers who pay with Visa or Mastercard-Branded Credit Cards, at the brand or product level as follows:
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Brand Level Surcharge Rules on Credit (not Debit) Cards
A brand-level surcharge is one in which the merchant imposes the same surcharge on all of a particular network’s (e.g., Visa’s) Credit Cards, regardless of the issuing bank (e.g., Chase) or the product (e.g., Visa Signature card).
Under the Settlement Agreement, a merchant can surcharge all Visa-Branded Credit Cards up to 3% (or the merchant’s cost of acceptance if it is less than 3%) regardless of whether the merchant also surcharges other comparator credit cards that it accepts, e.g., American Express or Discover.
The same rules apply to surcharging Mastercard-Branded Credit Cards at the brand level.
See the details in the Settlement Agreement, paragraphs 40 and 89, available at: [Insert B2 Class Settlement Website Address].
Product Level Surcharge Rules on Credit (not Debit) Cards
A product-level surcharge is one in which the merchant imposes the same surcharge on all of the network’s (e.g., Visa’s) credit cards of a specific product type, e.g., Visa Signature Credit Cards, regardless of the issuing bank (e.g., Chase).
Under the Settlement Agreement, a merchant can surcharge a particular Visa-Branded Credit Card product up to 3% (or the merchant’s cost of acceptance if it is less than 3%) regardless of whether the merchant also surcharges the comparable products of other comparator credit cards that it accepts (e.g., American Express or Discover). If the merchant cannot readily determine its cost of acceptance of the Visa product at the point-of-sale, before authorization using electronic data, the merchant can consider its cost of acceptance to be 3%.
The same rules apply to surcharging Mastercard-Branded Credit Cards at the product level.
See the details in the Settlement Agreement, paragraphs 41 and 90, available at: [Insert B2 Class Settlement Website Address].
Surcharging Visa but not Mastercard, and Vice-Versa
The Settlement Agreement provides that, subject to the rules described above, a merchant may surcharge Visa-Branded Credit Cards (at the brand or product level) but not Mastercard-Branded Credit Cards (at the brand or product level), or surcharge Visa-Branded Credit Cards at one level (brand or product) and surcharge Mastercard-Branded Credit Cards at a different level (brand or product), and vice versa, in any combination.
No-Discounting and Non-Discrimination Rules
Visa and Mastercard will modify their “no discounting” and “non-discrimination” rules to clarify that merchants may offer discounts to their customers at the issuer level, i.e. discounts that vary by the issuing financial institution of the credit or debit card, with specific examples of additional permissible discounting “scenarios” set forth in the Settlement Agreement.
See the details in the Rule 23(b)(2) Class Settlement Agreement, paragraphs 19 and 68 and Appendix H, available at: [Insert B2 Class Settlement Website Address].
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All-Outlets and Non-Acceptance Rules
Visa and Mastercard will permit a merchant to decline acceptance of Visa or Mastercard-Branded Cards at all outlets that operate under the same trade name or banner, even if the merchant accepts Visa or Mastercard-Branded Cards at outlets that operate under a different trade name or banner. Visa and Mastercard will also clarify that merchants do not need to employ the same types of permissible steering (i.e., steering in a manner otherwise permitted by the rules, as modified by the Settlement Agreement) in all of their outlets.
Non-Acceptance, Surcharging and Discounting Experiments and Testing
The Settlement Agreement requires the networks to modify their rules to permit merchants to run Pilot Programs. In particular, the revised rules will permit a merchant to test declining acceptance of Visa or Mastercard-Branded Credit Cards for up to 180 days at either (i) 20% of its outlets that operate under the same trade name or banner, or (ii) alternatively, for a merchant that operates in at least five states, in all of the merchant’s outlets operating under the same trade name or banner in no more than two states, where the outlets in those two states account for no more than 50% of the merchant’s outlets.
Merchants may test declining acceptance of Commercial Credit Cards while accepting Consumer Credit Cards; declining acceptance of Premium Consumer Credit Cards while accepting Standard Consumer Credit Cards; or any combination of these, with the same requirements on the number of outlets and length of the test.
Honor All Wallets Requirements
Visa and Mastercard will modify their “Honor All Cards” Rules to indicate that a merchant may: (1) accept some but not all digital wallets that are provisioned with a Visa or Mastercard-Branded Card at brick-and-mortar locations; and (2) enable some but not all digital wallets that are provisioned with a Visa or Mastercard-Branded Card for on-line transactions, subject to certain conditions.
The Settlement Agreement also allows merchants to steer cardholders among the cards within a digital wallet under the same rules that govern steering among traditional Visa and Mastercard-Branded Cards.
Rate Reductions for Merchants
Beginning upon the Court’s approval of the Settlement Agreement and when the Average Effective Rate Limit goes into effect and continuing for five years, neither Visa nor Mastercard will increase any of its posted U.S. credit card interchange rates above the rate that existed as of March 31, 2025.
In addition to these posted-rate caps, each of Visa and Mastercard will also implement a Standard Consumer Credit Card Rate Reduction and Cap, reducing any posted interchange rates for Visa or Mastercard-Branded Standard Consumer Credit Cards to no more than one hundred twenty-five basis points, and will not increase the rate on any Standard Consumer Credit Card above one hundred twenty-five basis points for a period of eight years.
In addition to the provisions regarding posted interchange rates, Visa and Mastercard will also implement an Average Effective Rate Limit. The Settlement Agreement requires each of Visa
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and Mastercard to ensure that its average effective credit card interchange rate (including posted rates and negotiated rates) is at least ten basis points lower than the combined system-wide volume-weighted average effective credit card interchange rate for both networks for the 12-month period ending on March 31, 2025. The Average Effective Rate Limit will continue in effect for five years.
For each merchant that has a custom Credit Card interchange rate agreement, Visa and Mastercard will reduce the interchange rates subject to that agreement, so that the merchant will receive a reduction of the interchange rates on those transactions in an amount proportional to the 10 basis-point reduction of the system-wide average effective credit card interchange rate.
An independent third-party auditor will monitor and review Visa’s and Mastercard’s compliance with the Average Effective Rate Limit and will submit annual summaries of its findings to the Court. Visa and Mastercard will implement any adjustments, including retroactive reconciliation or rebalancing, necessary to come into compliance with the Average Effective Rate Limit.
Merchant Buying Groups
To the extent necessary, Visa and Mastercard will modify their rules to permit merchants to form Merchant Buying Groups. Merchants that form buying groups that meet certain criteria may make proposals to Visa and Mastercard, and negotiate with Visa and Mastercard on behalf of the group’s members, concerning interchange rates and rate categories; acceptance of commercial and premium cards; surcharging; discounting; merchant rules; merchant fees; network practices and procedures; and any other aspect of the operation of Visa or Mastercard that impacts merchants. Visa or Mastercard is obliged to, in good faith consider the Merchant Buying Group’s proposals; determine if the proposal sets forth commercially reasonable benefits to merchants, consumers, the network, and all other stakeholders; and, conduct reasonable, bona fide negotiations with the Merchant Buying Group concerning the proposal.
Merchant Education Program
The Settlement Agreement establishes a fund of $21 million for a third party to set up and operate a Merchant Education Program to advise and educate merchants about the rule changes and how merchants can benefit from them. The education will include information about the benefits of and methods for forming and joining Merchant Buying Groups. It will also include specific information on technical and other steering support for merchants in states that restrict merchants’ ability to surcharge by law, and permissible ways to differentiate among Visa or Mastercard-Branded Credit Cards based on the issuing bank (i.e., issuer-level differentiation).
All of these rule changes are set forth in full in the Settlement Agreement, available at: [Insert Rule 23(b)(2) Class Settlement Website Address].

No. You cannot be excluded from the Rule 23(b)(2) Class Settlement. But you may object to the Rule 23(b)(2) Class Settlement, if you want to.
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How to Disagree with the Settlement

You may tell the Court you object to (disagree with) the Settlement for the Rule 23(b)(2) Class. The Court will consider your objection(s) when it decides whether or not to finally approve the Settlement.
How do I tell the Court I disagree with the Settlement?
You must file a Statement of Objections with the Court at this address:

United States District Court for the Eastern District of New York
Clerk of Court
225 Cadman Plaza
Brooklyn, New York 11201

You must also send a copy of your Statement of Objections to Class Counsel and Counsel for the Defendants at the following addresses:
Designated Class Counsel: Robert G. Eisler, Grant & Eisenhofer P.A., 485 Lexington Ave., 29th Floor, New York, NY 10017.
Designated Defendants’ Counsel: Matthew A. Eisenstein, Arnold & Porter Kaye Scholer LLP, 601 Massachusetts Ave., NW, Washington, DC 20001-3743.
You must send your Statement of Objections to the Court, Designated Class Counsel, and Designated Defendants’ Counsel postmarked no later than MM DD, 202Y (i.e., 90 days after the Court’s entry of the Rule 23(b)(2) Class Settlement Notice and Scheduling Order).
What should my Statement of Objections say?

Your Statement of Objections must be signed and must contain the following information:

UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF NEW YORK

In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation,
No. 05-md-01720 (BMC) (JAM)

Statement of Objections
I am a member of the Rule 23(b)(2) Class in the case called In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation.

I am a Class member because [List information that will prove you are a class member, such as your business name and address, and how long you have accepted Visa or Mastercard cards].

I object to the settlement in this lawsuit. I object to (list what part(s) of the Settlement you disagree with, e.g. the Rule 23(b)(2) Class Settlement, notice procedures, other features.) [Note that you may also object to any requests for attorneys’ fees and expenses, or service awards for the named Class Representatives as part of the same objection, or as part of a separate objection described below].
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My reasons for objecting are:

The laws and evidence that support each of my objections are:

My personal information is:

Name (first, middle, last):
Address:
Phone No.:
Email address (if any):

Business name, address, and phone number for the business that accepts Visa or Mastercard credit or debit cards.

The contact information for my lawyer (if any) is:

Can I call the Court or the Judge’s office about my objections?

No. If you have questions, you may visit the website for the Rule 23(b)(2) Class Settlement or call the Class Administrator:

Visit:    [Insert B2 Class Settlement Website Address]
Or Call toll-free:
No. Objecting means you tell the Court which part(s) of the Settlement you disagree with (including the request for attorneys’ fees and expenses, or service awards for named Class Representatives).
You cannot opt-out of or be excluded from the Rule 23(b)(2) Class.

The Lawyers Representing You
The Court has appointed the lawyers listed below to represent you. These lawyers are called Class Counsel. Many other lawyers have also worked with Class Counsel to represent you in this case. Because you are a class member, you do not have to pay any of these lawyers. They will be paid, upon Court approval, from the Rule 23(b)(2) Class Settlement Escrow Account as described in the response to Question 7, above.

Linda P. Nussbaum
Nussbaum Law Group, P.C.
1133 Avenue of the Americas, 31st Floor
New York, New York 10036

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Steve D. Shadowen
Hilliard & Shadowen LLP
1717 W. 6th Street, Suite 290
Austin, TX 78703

Robert G. Eisler
Grant & Eisenhofer P.A.
485 Lexington Ave, 29th Floor
New York, NY 10017

Michael J. Freed
Freed Kanner London & Millen LLC
100 Tri-State International
Suite 128
Lincolnshire, IL 60069

Should I hire my own lawyer?
You do not have to hire your own lawyer. But you can if you want to, at your own expense.
If you hire your own lawyer to appear in this case, you must tell the Court and send a copy of your notice to Class Counsel at any of the addresses above.
As explained in the response to Question 7 above, the Visa and Mastercard Defendants will make certain payments into the Rule 23(b)(2) Class Settlement Escrow Account, which money will be used to pay, among other things, attorneys’ fees and expenses, and any named Class Representative service awards, as approved by the Court.
Class Counsel will ask the Court for approval of __________________ for attorneys’ fees. This includes compensation for the work that Class Counsel have done to date, plus anticipated additional work to, among other things, administer the settlement and monitor the successful implementation of the relief.
Class Counsel will also request Court approval for the reimbursement of their incurred and expected, reasonable and necessary litigation expenses, not to exceed [ ], and up to [ ] per named Class Representative in service awards for their efforts on behalf of the class.
The amounts requested for attorneys’ fees, reimbursement of expenses, and named Class Representatives’ service awards will be awarded only if the Court grants final approval of the Settlement, and the money for attorneys’ fees and expenses will be distributed only if the Settlement has become final and all appeals are exhausted. Class Counsel must file their request for fees and expenses, and Class Representatives’ service awards by MM DD, 202Y. You can object to the request for attorneys’ fees, expenses, or named Class Representatives’ service awards in compliance with the instructions in response to Question 14 below.
Copies of the lawyers’ requests for fees, expenses and Class Representatives’ service awards will be posted at the Rule 23(b)(2) Class Settlement website, [Insert Rule 23(b)(2) Class Settlement Website Address], the same day they are filed, which will be no later than MM DD, 202Y.
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You may tell the Court you object to (disagree with) any request for attorneys’ fees and expenses or named Class Representatives’ service awards. The Court will consider your objection(s) when it evaluates any request for attorneys’ fees and expenses and Class Representatives’ service awards in connection with its decision on final approval of the Settlement.
To file an objection, you must file a Statement of Objections with the Court at this address:
United States District Court for the Eastern District of New York
Clerk of Court
225 Cadman Plaza
Brooklyn, New York 11201
You must also send a copy of your Statement of Objections to Class Counsel and Counsel for the Defendants at the following addresses:
Designated Class Counsel: Robert G. Eisler, Grant & Eisenhofer P.A., 485 Lexington Ave., 29th Floor, New York, NY 10017.
Designated Defendants’ Counsel: Matthew A. Eisenstein, Arnold & Porter Kaye Scholer LLP, 601 Massachusetts Ave., NW, Washington, DC 20001-3743.
You must send your Statement of Objections to the Court, Designated Class Counsel, and Designated Defendants’ Counsel postmarked no later than MM DD, 202Y.
What should my Statement of Objections say?
Your Statement of Objections must be signed and must contain the following information:

UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF NEW YORK

In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation,
No. 05-md-01720 (BMC) (JAM)

Statement of Objections

I am a member of the Rule 23(b)(2) Class in the case called In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation.

I am a class member because [List information that will prove you are a class member, such as your business name and address, and how long you have accepted Visa or Mastercard cards].

I object to Class Counsel’s request for attorneys’ fees and expenses and/or to the request for service awards to the named Class Representatives.

My reasons for objecting are:

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The laws and evidence that support each of my objections are:

My personal information is:

Name (first, middle, last):
Address:
Phone No.:
Email address (if any):
(k)Business name, address, and phone number for the business that accepts Visa or Mastercard credit or debit cards.
Personal contact information for other people (including lawyers):

Can I call the Court or the Judge’s office about my objections?

No. If you have questions, you may visit the website for the Settlement or call the Class Administrator.

Visit: [Insert Rule 23(b)(2) Class Settlement Website Address]
Call:

The Court’s Fairness Hearing
There will be a Fairness Hearing on MM DD, 202Y. The hearing will take place at:
United States District Court for the Eastern District of New York
U.S. District Judge Brian M. Cogan
Courtroom # XX
225 Cadman Plaza
Brooklyn, NY 11201

We do not know how long the Court will take to make its decision on whether to grant or deny final approval of the Settlement.
Important! The time and date of this hearing may change without additional published notice. For updated information on the hearing, be sure to visit: [Insert Rule 23(b)(2) Class Settlement Website Address]
Why is there a hearing?
The hearing is about whether or not the Settlement is fair, adequate, and reasonable and whether it should receive final approval by the Court.
The Court will consider any objections and listen to Class members who have asked to speak at the hearing.
The Court will also decide whether it should give its final approval of the Plaintiffs’ requests for attorneys’ fees and expenses, service awards to the Class Representatives, and other costs.
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No. You do not have to go to the hearing, even if you sent the Court an objection. But, you can go to the hearing or hire a lawyer to go to the hearing if you want to, at your own expense.
If you would like to speak at the fairness hearing, you must mail a Notice of Intention to Appear with the Court at this address:
United States District Court for the Eastern District of New York
Clerk of Court
225 Cadman Plaza
Brooklyn, New York 11201

Your Notice of Intention to Appear must be filed by MM DD, 202Y. You must also mail a copy of your notice to Class Counsel and Counsel for the Defendants at the addresses listed in the response to Question 14 above.
What should my Notice of Intention to Appear say?
Your Notice of Intention to Appear must be signed and contain the following information:

UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF NEW YORK

In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation,
No. 05-md-01720 (BMC) (JAM)

Notice of Intention to Appear

I want to speak at the Fairness Hearing for the case called In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation.

My personal information is:

Name (first, middle, last):
Address:
Phone No.:
Email address (if any):
(l)Business name, address, and phone number for the business that accepts Visa or Mastercard credit or debit cards.
Personal contact information for other people (including lawyers) who want to speak at the hearing:

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If You Do Nothing
Upon the Court’s approval of this Settlement, you will receive the benefits of, and be bound by the Release applicable to, the Class Settlement.

Getting More Information

There are several ways to get more information about the Settlement.

You will find the following information at: [Insert Rule 23(b)(2) Class Settlement Website Address]

•The complete Settlement Agreement, including all Appendices, and
•Other court papers and documents related to this lawsuit.

To receive a copy of the Settlement Agreement or other documents related to this lawsuit, you may:

Visit: [Insert Rule 23(b)(2) Class Settlement Website Address]
Write to:
Email:
Call:          – toll-free

Please Do Not Attempt to Contact Judge Cogan or the Clerk of Court With Any Questions.

The Full Text of the Release

Release and Covenant Not to Sue of the Rule 23(b)(2) Class
The “Rule 23(b)(2) Class Releasing Parties” are individually and collectively the Rule 23(b)(2) Class Plaintiffs and each member of the Rule 23(b)(2) Class, on behalf of themselves and any of their respective past, present, or future officers, directors, stockholders, agents, employees, legal representatives, partners, associates, trustees, parents, subsidiaries, divisions, affiliates, heirs, executors, administrators, estates, purchasers, predecessors, successors, and assigns — whether or not they object to the settlement set forth in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, and whether or not they exercise any benefit provided under this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, whether directly, representatively, derivatively, or in any other capacity.
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The “Rule 23(b)(2) Class Released Parties” are all of the following:
(a)    Visa U.S.A. Inc., Visa International Service Association, Visa International, Visa Inc., Visa Asia Pacific Region, Visa Canada Association, Visa Central & Eastern Europe, Middle East & Africa Region, Visa Latin America & Caribbean Region, Visa Europe, Visa Europe Limited, Visa Europe Services, Inc., and any other entity that now authorizes or licenses, or in the past has authorized or licensed, a financial institution to issue any Visa-Branded Cards or to acquire any Visa-Branded Card transactions.
(b)    Mastercard International Incorporated, Mastercard Incorporated, and any other entity that now authorizes or licenses, or in the past has authorized or licensed, a financial institution to issue any Mastercard-Branded Cards or to acquire any Mastercard-Branded Card transactions.
(c)    Bank of America, N.A.; BA Merchant Services LLC (formerly known as National Processing, Inc.); Bank of America Corporation; NB Holdings; MBNA America Bank, N.A.; and FIA Card Services, N.A.
(d)    Barclays Bank plc; Barclays Delaware Holdings, LLC (formerly known as Juniper Financial Corporation); Barclays Bank Delaware (formerly known as Juniper Bank); and Barclays Financial Corp.
(e)    Capital One, N.A. (as successor to Capital One F.S.B. and Capital One Bank (USA), N.A.); and Capital One Financial Corporation.
(f)    JPMorgan Chase & Co.; JPMorgan Chase Bank, N.A. (and as successor in interest to Chase Bank USA, N.A. and Washington Mutual Bank); and Paymentech, LLC (and as successor to Chase Paymentech Solutions, LLC).
(g)    Citibank, N.A.; Citigroup Inc.; Citicorp LLC; Citicorp Credit Services, Inc. (USA) (as successor to Citicorp Payment Services, Inc.).
(h)    Fifth Third Bancorp.
(i)    First National Bank of Omaha.
(j)    HSBC Finance Corporation; HSBC Bank USA, N.A.; HSBC North America Holdings Inc.; HSBC Holdings plc; HSBC Bank plc; and HSBC U.S.A. Inc.
(k)    National City Corporation and National City Bank of Kentucky.
(l)    The PNC Financial Services Group, Inc. (and as acquirer of National City Corporation) and PNC Bank, National Association.
(m)    SunTrust Banks, Inc. (now known as Truist Financial Corporation) and SunTrust Bank (now known as Truist Bank).
(n)    Texas Independent Bancshares, Inc.
(o)    Wachovia Bank, N.A. and Wachovia Corporation.
(p)    Washington Mutual, Inc.; Washington Mutual Bank; Providian National Bank (also known as Washington Mutual Card Services, Inc.); and Providian Financial Corporation.
(q)    Wells Fargo & Company (and as successor to Wachovia Corporation) and Wells Fargo Bank, N.A. (and as successor to Wachovia Bank, N.A.).
(r)    Each and every entity or person alleged to be a co-conspirator of any Defendant in any of the complaints in the Action.
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(s)    Each of the past, present, or future member or customer financial institutions of Visa U.S.A. Inc., Visa International Service Association, Visa Inc., Visa Europe, Visa Europe Limited, Visa Europe Services, Inc., Mastercard International Incorporated, or Mastercard Incorporated.
(t)    For each of the entities or persons in Paragraphs (a)-(s) above, each of their respective past, present, and future, direct and indirect, parents (including holding companies), subsidiaries, affiliates, and associates (all as defined in SEC Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934), or any other entity in which more than 50% of the equity interests are held.
(u)    For each of the entities or persons in Paragraphs (a)-(t) above, each of their respective past, present, and future predecessors, successors, purchasers, and assigns (including acquirers of all or substantially all of the assets, stock, or other ownership interests of any of the Defendants to the extent a successor’s, purchaser’s, or acquirer’s liability is based on the Rule 23(b)(2) Class Released Parties as defined in Paragraphs (a)-(t) above).
(v)    For each of the entities or persons in Paragraphs (a)-(u) above, each of their respective past, present, and future principals, trustees, partners, officers, directors, employees, agents, attorneys, legal or other representatives, trustees, heirs, executors, administrators, estates, shareholders, advisors, predecessors, successors, purchasers, and assigns (including acquirers of all or substantially all of the assets, stock, or other ownership interests of each of the foregoing entities to the extent a successor’s, purchaser’s, or acquirer’s liability is based on the Rule 23(b)(2) Class Released Parties as defined in Paragraphs (a)-(u) above).
In addition to the effect of the Rule 23(b)(2) Class Settlement Order and Final Judgment filed in accordance with this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, including but not limited to any res judicata effect:
(a)    The Rule 23(b)(2) Class Releasing Parties hereby expressly and irrevocably waive, and fully, finally, and forever settle, discharge, and release the Rule 23(b)(2) Class Released Parties from any and all manner of claims, demands, actions, suits, and causes of action, whether individual, class, representative, parens patriae, or otherwise in nature, to the extent that they seek any form of declaratory, injunctive, or equitable relief, or attorneys’ fees, costs, expenses, or interest, to the extent such fees, costs, expenses, or interest are related to those claims, demands, actions, suits, and causes of action, whenever incurred, whether directly, indirectly, derivatively or otherwise, whether known or unknown, suspected or unsuspected, in law or in equity that any Rule 23(b)(2) Class Releasing Party ever had, now has, or hereafter can, shall, or may have and that have accrued as of the Settlement Approval Date or accrue no later than the longer of five years after the Settlement Final Date or eight years after the Settlement Approval Date, arising out of or relating to any conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act of any Rule 23(b)(2) Class Released Party that are or have been alleged or otherwise raised in the Action, or that could have been alleged or raised in the Action relating to the subject matter thereof, or arising out of or relating to a continuation or continuing effect of any such conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act. For avoidance of doubt, this release shall extend to, but only to, the fullest extent permitted by federal law.
(b)    It is expressly agreed, for purposes of clarity, that any claims that seek any form of declaratory, injunctive, or equitable relief arising out of or relating to any of the following conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act are claims that were or could have been alleged in this Action and relate to the subject matter thereof:
(i)    any interchange fees, interchange rates, or any Rule of any Visa Defendant or Mastercard Defendant relating to interchange fees, interchange rates, or to the setting of
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interchange fees or interchange rates with respect to any Visa-Branded Card transactions in the United States or any Mastercard-Branded Card transactions in the United States;
(ii)    any Merchant Fee of any Rule 23(b)(2) Class Released Party relating to any Visa-Branded Card transactions in the United States or any Mastercard-Branded Card transactions in the United States;
(iii)    any actual or alleged “no surcharge” rules, “honor all cards” rules, “honor all issuers” rules, “honor all devices” rules, rules requiring the honoring of all credentials or accounts, “no minimum purchase” rules, “no discounting” rules, “non-discrimination” rules, “anti-steering” rules, rules that limit merchants in favoring or steering customers to use certain payment systems, “all outlets” rules, “no bypass” rules, “no multi-issuer” rules, “no multi-bug” rules, routing rules, cross-border acquiring rules, card authentication or cardholder verification rules, “cardholder selection” rules or requirements, PAVD rules, rules or conduct relating to routing options regarding acceptance technology for mobile, e-commerce, or online payments, or development and implementation of tokenization standards;
(iv)    any reorganization, restructuring, initial or other public offering, or other corporate structuring of any Visa Defendant or Mastercard Defendant;
(v)    any service of an employee or agent of any Rule 23(b)(2) Class Released Party on any board or committee of any Visa Defendant or Mastercard Defendant; or
(vi)    any actual or alleged agreement (or alleged continued participation therein) (A) between or among any Visa Defendant and any Mastercard Defendant, (B) between or among any Visa Defendant or Mastercard Defendant and any other Rule 23(b)(2) Class Released Party or Parties, or (C) between or among any Defendant or Rule 23(b)(2) Class Released Party or Parties, relating to (i)-(v) above or to any Rule 23(b)(2) Class Released Party’s imposition of, compliance with, or adherence to (i)-(v) above.
(c)    For purposes of clarity, references to the Rules identified in this Paragraph mean those Rules as they are or were in place on December 18, 2020 and up to the Settlement Approval Date, Rules as they may be modified in the manner provided in the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, and Rules in place thereafter that are substantially similar to those Rules.
Each Rule 23(b)(2) Class Releasing Party further expressly and irrevocably waives, and fully, finally, and forever settles and releases, any and all defenses, rights, and benefits that the Rule 23(b)(2) Class Releasing Party may have or that may be derived from the provisions of applicable law which, absent such waiver, may limit the extent or effect of the release contained in the preceding Paragraphs. Without limiting the generality of the foregoing, each Rule 23(b)(2) Class Releasing Party expressly and irrevocably waives and releases any and all defenses, rights, and benefits that the Rule 23(b)(2) Class Releasing Party might otherwise have in relation to the release by virtue of the provisions of California Civil Code Section 1542 or similar laws of any other state or jurisdiction. SECTION 1542 PROVIDES: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” In addition, although each Rule 23(b)(2) Class Releasing Party may hereafter discover facts other than, different from, or in addition to those that it or he or she knows or believes to be true with respect to any claims released in the preceding Paragraphs, each Rule 23(b)(2) Class Releasing Party hereby expressly and irrevocably waives, and fully, finally, and forever settles, discharges, and releases, any known or unknown, suspected or unsuspected, contingent or non-
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contingent claims within the scope of the preceding Paragraphs, whether or not concealed or hidden, and without regard to the subsequent discovery or existence of such other, different, or additional facts. Rule 23(b)(2) Class Plaintiffs acknowledge, and the members of the Rule 23(b)(2) Class shall be deemed by operation of the Rule 23(b)(2) Class Settlement Order and Final Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement.
The release in the Paragraphs above does not bar an investigation or action, whether denominated as parens patriae, law enforcement, or regulatory, by a state, quasi-state, or local governmental entity to vindicate sovereign or quasi-sovereign interests.
Notwithstanding anything to the contrary in the Paragraphs above, the release in the Paragraphs above shall not release:
(a)    Any claim of a Rule 23(b)(2) Class Releasing Party that is based on standard commercial disputes arising in the ordinary course of business under contracts or commercial relations regarding loans, lines of credit, or other related banking or credit relations, individual chargeback disputes, products liability, breach of warranty, misappropriation of cardholder data or invasion of privacy, compliance with technical specifications for a merchant’s acceptance of Visa-Branded Credit Cards or Debit Cards, or Mastercard-Branded Credit Cards or Debit Cards, and any other dispute arising out of a breach of any contract between any of the Rule 23(b)(2) Class Releasing Parties and any of the Rule 23(b)(2) Class Released Parties; provided, however, that the Paragraphs above and not this Paragraph shall control in the event that any such claim challenges the legality of interchange rules, interchange rates, or interchange fees, or any other Rule, fee, charge, or other conduct covered by any of the claims released in the Paragraphs above.
(b)    Claims based only on an injury suffered as (i) a payment card network competitor of the Visa Defendants or the Mastercard Defendants, or (ii) an ATM operator that is not owned by, or directly or indirectly controlled by, one or more of the Rule 23(b)(2) Class Released Parties.
(c)    Any claim of a Rule 23(b)(2) Class Releasing Party seeking monetary damages but not any form of declaratory, injunctive, or equitable relief with respect to the claims released herein.
Upon the Settlement Approval Date each of the Rule 23(b)(2) Class Releasing Parties agrees and covenants not to: (a) sue any of the Rule 23(b)(2) Class Released Parties on the basis of any claim released herein; (b) assist any third party in commencing or maintaining any private civil lawsuit against any Rule 23(b)(2) Class Released Party related in any way to any claim released herein; or (c) take any action or make any claim until the longer of five years after the Settlement Final Date or eight years after the Settlement Approval Date that a Rule 23(b)(2) Class Released Party has continued to participate in, and failed to withdraw from, any alleged unlawful conspiracies or agreements relating to the claims released herein, which allegedly arise from or relate to the pre-IPO structure or governance of any of the Visa Defendants or the pre-IPO structure or governance of any of the Mastercard Defendants, or any Bank Defendant’s participation therein. For the avoidance of doubt, however, nothing in this Paragraph shall preclude a Rule 23(b)(2) Class Releasing Party from taking any action compelled by law or court order.
Each Rule 23(b)(2) Class Releasing Party further releases each of the Visa Defendants, Mastercard Defendants, and Bank Defendants and their counsel and experts in this Action from any claims that seek any form of declaratory, injunctive, or equitable relief relating to the defense and conduct of this Action, including the negotiation and terms of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement or any other settlement agreement in this Action, except for any claims relating to enforcement of this Superseding and Amended Rule 23(b)(2) Class Settlement
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Agreement. Each Rule 23(b)(2) Class Releasing Party releases the Rule 23(b)(2) Class Plaintiffs, Rule 23(b)(2) Class Counsel, and their respective experts in Barry’s, from any claims relating to their institution or prosecution of Barry’s, including the negotiation and terms of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, except for any claims relating to enforcement of this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement.
For purposes of clarity, it is specifically intended for the release and covenant not to sue provisions in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement to preclude all members of the Rule 23(b)(2) Class from seeking or obtaining any form of declaratory, injunctive, or equitable relief with respect to the claims released herein until the longer of five years after the Settlement Final Date or eight years after the Settlement Approval Date with respect to any Rule of any Visa Defendant or any Mastercard Defendant in effect between December 18, 2020 and the Settlement Approval Date, and the compliance by any Bank Defendant with any such Rule, as it is alleged to exist, now exists, may be modified in the manner provided in the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, or may in the future exist in the same or substantially similar form thereto.
In the event that this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement is terminated pursuant to Paragraphs 136-138 of the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, or any condition for the Settlement Approval Date is not satisfied, the release and covenant not to sue provisions in this Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall be null and void and unenforceable.

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APPENDIX E – Rule 23(b)(2) Class Settlement Notice and Scheduling Order

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK

IN RE PAYMENT CARD INTERCHANGE FEE AND MERCHANT DISCOUNT ANTITRUST LITIGATION This Document Applies to:	No. 05-MD-1720 (BMC) (JAM)
Barry’s Cut Rate Stores, Inc., et al. v. Visa, Inc., et al., No. 05-md-01720 (E.D.N.Y.) (BMC) (JAM), also now known as DDMB, Inc., et al. v. Visa, Inc., et al., No. 05-md-01720 (E.D.N.Y.) (BMC) (JAM)

CLASS SETTLEMENT NOTICE AND SCHEDULING ORDER

WHEREAS, the Court has considered the Superseding and Amended Class Settlement Agreement of the Rule 23(b)(2) Class Plaintiffs and the Defendants, including its Appendices, dated as of November 10, 2025 (the “Superseding and Amended Rule 23(b)(2) Class Settlement Agreement”), which sets forth the terms and conditions for a proposed settlement of the action captioned Barry’s Cut Rate Stores, Inc., et al. v. Visa, Inc., et al., MDL No. 1720 Docket No. 05-md-01720 (E.D.N.Y.) (“Barry’s”), in MDL 1720, and the termination and disposition of all causes of action against the Defendants in the Barry’s action, and certain claims for declaratory, injunctive, and equitable relief against the Defendants in the actions that are now or previously were consolidated in MDL 1720 and listed in Appendix A to the Rule 23(b)(2) Class Settlement Agreement, with prejudice; and
WHEREAS, the Court has considered the motion of the Rule 23(b)(2) Class Plaintiffs for approval of the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, the

Memorandum of Law and evidence filed in support thereof, and all other papers submitted in connection with the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement;
NOW, THEREFORE, IT IS HEREBY ORDERED AND DECREED as follows:
1.The Court hereby approves the Rule 23(b)(2) Class Plaintiffs, the Visa Defendants, and Mastercard Defendants entering into the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement. In addition, the Court has considered whether the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement preliminarily satisfies the class action settlement requirements of Federal Rule of Civil Procedure 23. Based on its consideration, the Court hereby also preliminarily approves the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement for class action settlement purposes as within the range of a fair, reasonable, and adequate settlement within the meaning of Federal Rule of Civil Procedure 23 and applicable law, and consistent with due process.
2.This Class Settlement Notice and Scheduling Order incorporates by reference the definitions in the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, and all capitalized terms herein shall have the same meanings as set forth in the Rule 23(b)(2) Class Settlement Agreement.
3.The Court has subject matter and personal jurisdiction over the Rule 23(b)(2) Class Plaintiffs, all members of the Rule 23(b)(2) Class, and the Defendants.
4.The Court orders Rule 23(b)(2) Class Counsel, the Visa Defendants, and the Mastercard Defendants to establish and maintain the Rule 23(b)(2) Class Settlement Escrow Account as provided in Paragraphs 4-7 of the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement and the Rule 23(b)(2) Class Settlement Escrow Agreement in Appendix B to the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement.

5.Based on and pursuant to the class action criteria of Federal Rules of Civil Procedure 23(a) and 23(b)(2), on September 27, 2021, and as modified on June 25, 2024, the Court certified a Rule 23(b)(2) class, from which exclusions shall not be permitted, consisting of all persons, businesses, and other entities that accept Visa-Branded Cards and/or Mastercard-Branded Cards in the United States at any time during the period between December 18, 2020 and the date of entry of this Order.
6.The definition of the proposed class in the operative class complaint is hereby amended to be the same as that certified in the Court’s September 27, 2021 Order, as modified by the Court’s June 25, 2024 Order.
7.The Court orders Defendants to cause notice of the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement to be served upon appropriate State and Federal officials as provided in the Class Action Fairness Act, 28 U.S.C. § 1715, and certify to the Court that the notice was provided.
8.The Court appoints Epiq Systems, Inc. as the Class Administrator to assist Rule 23(b)(2) Class Counsel in effectuating and administering the Notice Plan delineated in Appendix C to the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement. The Court determines that notice should be provided to members of the Rule 23(b)(2) Class, but that exclusion rights should not be afforded to members of the Rule 23(b)(2) Class.
9.The Court approves the method of notice to be provided to the Rule 23(b)(2) Class that is described in the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement and in the Notice Plan and budget contained in Appendix C to the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, including use of the website notice and the publication notice contained in Appendix D to the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement. The Court finds and concludes that such notice: (a) is the best notice that is practicable under the circumstances, and is reasonably calculated to reach the members of the Rule 23(b)(2) Class that would be bound by the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement and to apprise them of the Action, the terms and conditions of the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, and the right to object to the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement; and (b) meets the requirements of Federal Rule of Civil Procedure 23 and due process.
10.Consistent with the Notice Plan, the Court directs the Class Administrator, as soon as practicable following the Court’s entry of this Order, but before commencement of the notice, to establish the dedicated Case Website, post office box, and toll-free telephone line for providing notice and information to members of the Rule 23(b)(2) Class.
11.Within ten business days after the Court’s entry of this Rule 23(b)(2) Class Settlement Notice and Scheduling Order, the Class Administrator’s expenses for the foregoing notice activities, including those of any third-party vendors it uses to perform tasks necessary for the implementation or effectuation of its duties, shall be paid from the Rule 23(b)(2) Class Settlement Escrow Account. In no event shall any Rule 23(b)(2) Class Released Party have any obligation, responsibility, or liability with respect to the Class Administrator or the Notice Plan.
12.Within 30 days after the Court’s entry of this Rule 23(b)(2) Class Settlement Notice and Scheduling Order, the Class Administrator shall substantially complete the notice to members of the Rule 23(b)(2) Class that is described in the Notice Plan, using the website notice and the publication notice contained in Appendix D to the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement.
13.Within 30 days after the Court’s entry of this Rule 23(b)(2) Class Settlement Notice and Scheduling Order, any motion or motions and supporting memoranda seeking final approval of the Rule 23(b)(2) Class Settlement Agreement and approval of Attorneys’ Fees and Expenses shall be filed with the Court.
14.Within 45 days after the Court’s entry of the Rule 23(b)(2) Class Settlement Notice and Order, the Class Administrator shall prepare and file with the Court a report that confirms that the Notice Plan was carried out and that the website notice, publication notice, and any other notice to members of the Rule 23(b)(2) Class was provided in the manner directed by the Court.
15.Within 90 days after the Court’s entry of this Rule 23(b)(2) Class Settlement Notice and Scheduling Order — i.e., 60 days after the date that notice under the Notice Plan is substantially completed (the “Class Objection Period”) — any objections to the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement or motions seeking approval of Attorneys’ Fees and Expenses shall be filed with the Court by any Objector.
16.Such an Objector must file a written statement of objections with the Court within the Class Objection Period, and send it to the following designees of Rule 23(b)(2) Class Counsel and counsel for the Defendants, by first-class mail and postmarked within the Class Objection Period:
Designee of Rule 23(b)(2) Class Counsel: Robert G. Eisler, Grant & Eisenhofer P.A., 485 Lexington Ave., 29th Floor, New York, NY 10017
Designee of Defendants: Matthew A. Eisenstein, Arnold & Porter Kaye Scholer LLP, 601 Massachusetts Ave., NW, Washington, DC 20001-3743
17.The Objector’s statement must: (i) contain the words “In re Interchange Fee and Merchant Discount Antitrust Litigation”; (ii) state each and every objection of the Objector and the specific reasons therefor; (iii) provide all legal support and all evidence that the Objector wishes to bring to the Court’s attention in support of any objection; (iv) state the full name, address, and telephone number of the Objector; (v) provide information sufficient to establish that the Objector is a member of the Rule 23(b)(2) Class; and (f) state the full name, mail address, email address, and telephone number of any counsel representing the Objector in connection with the objections.
18.In addition, any Objector or counsel for an Objector that desires to appear at the final approval hearing must file with the Court within the Class Objection Period, and send to a designee of Rule 23(b)(2) Class Counsel and a designee of counsel for the Defendants by first-class mail and postmarked within the Class Objection Period, a separate notice of intention to appear that identifies by name, position, address, and telephone number each person who intends to appear at the approval hearing on behalf of the Objector.
19.Within 120 days after the Court’s entry of this Rule 23(b)(2) Class Settlement Notice and Scheduling Order, any replies and supporting papers that respond to any objections to the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement or motions seeking approval of Attorneys’ Fees and Expenses shall be filed with the Court. Rule 23(b)(2) Class Counsel will provide notice of such motions and any additional details to members of the Rule 23(b)(2) Class by causing all such motions and supporting papers to be posted prominently on the Case Website prior to, or simultaneously with, their filing with the Court.
20.The Court will hold a final approval hearing at least 150 days after the Court’s entry of this Rule 23(b)(2) Class Settlement Notice and Scheduling Order, at __ o’clock on ________ __, 2026, at the Courthouse for the United States District Court for the Eastern District of New York, 225 Cadman Plaza East, Brooklyn, NY 11201. At that final approval hearing, the Court will conduct an inquiry as it deems appropriate into the fairness, reasonableness, and adequacy of the Rule 23(b)(2) Class Settlement Agreement, address any objections to it, and determine whether the Rule 23(b)(2) Class Settlement Agreement should be finally approved, whether final judgment should be entered thereon, and whether to approve any motions for Attorneys’ Fee and Expenses.
21.The Court stays Barry’s and all further proceedings listed in Appendix A to the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, to the extent they seek declaratory, injunctive, or equitable relief against any of the Defendants that is being released against the Rule 23(b)(2) Class Released Parties, except for proceedings in MDL 1720 related to effectuating and complying with the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, pending the Court’s determination of whether the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement should be finally approved or the termination of the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement.
22.The Court enjoins all members of the Rule 23(b)(2) Class, pending the Court’s determination of whether the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement should finally be approved or the termination of the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, from commencing, maintaining, or participating in, or permitting another to commence, maintain, or participate in on their behalf, any claims being released against the Rule 23(b)(2) Class Released Parties, except for proceedings in MDL 1720 related to effectuating and complying with the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement.

IT IS SO ORDERED.
DATED: _________________________         ____________________________________
THE HONORABLE BRIAN M. COGAN
UNITED STATES DISTRICT JUDGE

APPENDIX F – Rule 23(b)(2) Class Settlement Order and Final Judgment

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK

IN RE PAYMENT CARD INTERCHANGE FEE AND MERCHANT DISCOUNT ANTITRUST LITIGATION This Document Applies to:	No. 05-md-01720 (BMC) (JAM)
Barry’s Cut Rate Stores, Inc., et al. v. Visa, Inc., et al., No. 05-md-01720 (E.D.N.Y.) (BMC) (JAM), also now known as DDMB, Inc., et al. v. Visa, Inc., et al., No. 05-md-01720 (E.D.N.Y.) (BMC) (JAM).

CLASS SETTLEMENT ORDER AND FINAL JUDGMENT
On ______ __, 2026, the Court held a final approval hearing on (1) whether the terms and conditions of the Superseding and Amended Class Settlement Agreement of the Rule 23(b)(2) Class Plaintiffs and the Defendants, including all its Appendices, dated November 10, 2025 (the “Superseding and Amended Rule 23(b)(2) Class Settlement Agreement”) are fair, reasonable, and adequate for the settlement of all claims in the action captioned Barry’s Cut Rate Stores, Inc., et al. v. Visa, Inc., et al., MDL No. 1720 Docket No. 05-md-01720 (E.D.N.Y.) (“Barry’s” or the “Action”), in MDL 1720, by the Rule 23(b)(2) Class certified by the Court; and (2) whether judgment should be entered dismissing the Defendants from Barry’s, and all claims for declaratory, injunctive, and equitable relief, with respect to any and all claims released against the Rule 23(b)(2) Class Released Parties in the actions that are now or previously were consolidated in MDL 1720 and listed in Appendix A to the Rule 23(b)(2) Class Settlement Agreement, with prejudice.
The Court having considered all papers filed concerning the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, and all matters submitted to the Court at the final approval hearing and otherwise, hereby FINDS, with all capitalized terms used herein having the same meanings set forth and defined in the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, that:
A.This Court has jurisdiction over the Rule 23(b)(2) Class Plaintiffs, all members of the Rule 23(b)(2) Class, and the Defendants, and jurisdiction to finally approve the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement.
B.The notice procedures provided to the Rule 23(b)(2) Class, including but not limited to the methods of identifying and notifying members of the Rule 23(b)(2) Class, were fair, adequate, and sufficient, constituted the best practicable notice under the circumstances, and were reasonably calculated to apprise members of the Rule 23(b)(2) Class of the Action, the terms of the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, and their objection rights, and fully satisfied the requirements of Federal Rule of Civil Procedure 23, any other applicable laws or rules of the Court, and due process.
C.The notice requirements of the Class Action Fairness Act, 28 U.S.C. § 1715, have been met.
D.The Court has held a final approval hearing to consider the fairness, reasonableness, and adequacy of the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, and has been advised of all objections to the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement and has given due consideration thereto.
E.The Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, including its consideration and release provisions:
(1)was entered into in good faith, following arm’s-length negotiations, and was not collusive;

(2)is fair, reasonable, and adequate, and is in the best interests of the Rule 23(b)(2) Class;
(3)is consistent with the requirements of federal law and all applicable court rules, including Federal Rule of Civil Procedure 23; and
(4)was entered into at a time when the record was sufficiently developed and complete to enable the Rule 23(b)(2) Class Plaintiffs and the Defendants to have adequately evaluated and considered all terms of the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement.
ACCORDINGLY, pursuant to Federal Rule of Civil Procedure 23(e), the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, the terms and conditions of which are hereby incorporated by reference, is hereby fully and finally APPROVED by the Court.
NOW, THEREFORE, based on good cause appearing therefor, [and as set forth in the accompanying opinion,] it is hereby ORDERED, ADJUDGED, and DECREED that:
1.Based on and pursuant to the class action criteria of Federal Rules of Civil Procedure 23(a) and 23(b)(2), on September 27, 2021, and as modified on June 25, 2024, the Court certified a Rule 23(b)(2) class, from which exclusions shall not be permitted, consisting of all persons, businesses, and other entities that accept Visa-Branded Cards and/or Mastercard-Branded Cards in the United States at any time during the period between December 18, 2020 and the date of preliminary settlement approval, which is the same as the Rule 23(b)(2) Class.
2.The Rule 23(b)(2) Class Plaintiffs shall continue to serve as representatives of the Rule 23(b)(2) Class. The law firms of Hilliard & Shadowen LLP, Grant & Eisenhofer P.A., Freed Kanner London & Millen LLC, and Nussbaum Law Group, P.C. shall continue to serve as Class Counsel for the Rule 23(b)(2) Class.

3.Rule 23(b)(2) Class Counsel, the Visa Defendants, and the Mastercard Defendants shall maintain the Rule 23(b)(2) Class Settlement Escrow Account as provided in the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, including the Rule 23(b)(2) Class Settlement Escrow Agreement contained in Appendix B to the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement.
4.The terms and provisions of the Fourth Amended Protective Order, filed on October 29, 2009, and approved by the Court on October 30, 2009, and the terms and provisions of the Protective Order filed on April 3, 2015 on the 14-md-1720 docket and approved by the Court on April 9, 2015, shall survive and continue in effect through and after entry of this Class Settlement Order and Final Judgment.
5.Nothing in the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement or this Class Settlement Order and Final Judgment is or shall be deemed or construed to be an admission or evidence of any violation of any statute or law or of any liability or wrongdoing by any of the Defendants, or of the truth or validity or lack of truth or validity of any of the claims or allegations alleged in Barry’s or other actions in MDL 1720.
6.Nothing in this Class Settlement Order and Final Judgment is intended to or shall modify the terms of the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement.
7.Each member of the Rule 23(b)(2) Class and each Rule 23(b)(2) Class Releasing Party unconditionally, fully, and finally releases and forever discharges the Defendants and each of the other Rule 23(b)(2) Class Released Parties from all claims released in the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, and waives any rights to the protections afforded under California Civil Code §1542 and/or any other similar, comparable, or equivalent laws.

8.Specifically, the members of the Rule 23(b)(2) Class provide the following release and covenant not to sue:
a.The “Rule 23(b)(2) Class Releasing Parties” are individually and collectively the Rule 23(b)(2) Class Plaintiffs and each member of the Rule 23(b)(2) Class, on behalf of themselves and any of their respective past, present, or future officers, directors, stockholders, agents, employees, legal representatives, partners, associates, trustees, parents, subsidiaries, divisions, affiliates, heirs, executors, administrators, estates, purchasers, predecessors, successors, and assigns — whether or not they object to the settlement set forth in the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, and whether or not they exercise any benefit provided under the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, whether directly, representatively, derivatively, or in any other capacity.
b.The “Rule 23(b)(2) Class Released Parties” are all of the following:
i.Visa U.S.A. Inc., Visa International Service Association, Visa International, Visa Inc., Visa Asia Pacific Region, Visa Canada Association, Visa Central & Eastern Europe, Middle East & Africa Region, Visa Latin America & Caribbean Region, Visa Europe, Visa Europe Limited, Visa Europe Services, Inc., and any other entity that now authorizes or licenses, or in the past has authorized or licensed, a financial institution to issue any Visa-Branded Cards or to acquire any Visa-Branded Card transactions.
ii.Mastercard International Incorporated, Mastercard Incorporated, and any other entity that now authorizes or licenses, or in the past has authorized or licensed, a financial institution to issue any Mastercard-Branded Cards or to acquire any Mastercard-Branded Card transactions.
iii.Bank of America, N.A.; BA Merchant Services LLC (formerly known as National Processing, Inc.); Bank of America Corporation; NB Holdings; MBNA America Bank, N.A.; and FIA Card Services, N.A.
iv.Barclays Bank plc; Barclays Delaware Holdings, LLC (formerly known as Juniper Financial Corporation); Barclays Bank Delaware (formerly known as Juniper Bank); and Barclays Financial Corp.
v.Capital One, N.A. (as successor to Capital One F.S.B. and Capital One Bank (USA), N.A.); and Capital One Financial Corporation.
vi.JPMorgan Chase & Co.; JPMorgan Chase Bank, N.A. (and as successor in interest to Chase Bank USA, N.A. and Washington Mutual Bank); and Paymentech, LLC (and as successor to Chase Paymentech Solutions, LLC).
vii.Citibank, N.A.; Citigroup Inc.; Citicorp LLC; Citicorp Credit Services, Inc. (USA) (as successor to Citicorp Payment Services, Inc.).

viii.Fifth Third Bancorp.
ix.First National Bank of Omaha.
x.HSBC Finance Corporation; HSBC Bank USA, N.A.; HSBC North America Holdings Inc.; HSBC Holdings plc; HSBC Bank plc; and HSBC U.S.A. Inc.
xi.National City Corporation and National City Bank of Kentucky.
xii.The PNC Financial Services Group, Inc. (and as acquirer of National City Corporation) and PNC Bank, National Association.
xiii.SunTrust Banks, Inc. (now known as Truist Financial Corporation) and SunTrust Bank (now known as Truist Bank).
xiv.Texas Independent Bancshares, Inc.
xv.Wachovia Bank, N.A. and Wachovia Corporation.
xvi.Washington Mutual, Inc.; Washington Mutual Bank; Providian National Bank (also known as Washington Mutual Card Services, Inc.); and Providian Financial Corporation.
xvii.Wells Fargo & Company (and as successor to Wachovia Corporation) and Wells Fargo Bank, N.A. (and as successor to Wachovia Bank, N.A.).
xviii.Each and every entity or person alleged to be a co-conspirator of any Defendant in any of the complaints in the Action.
xix.Each of the past, present, or future member or customer financial institutions of Visa U.S.A. Inc., Visa International Service Association, Visa Inc., Visa Europe, Visa Europe Limited, Visa Europe Services, Inc., Mastercard International Incorporated, or Mastercard Incorporated.
xx.For each of the entities or persons in Paragraphs 8b(i)-(xix) above, each of their respective past, present, and future, direct and indirect, parents (including holding companies), subsidiaries, affiliates, and associates (all as defined in SEC Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934), or any other entity in which more than 50% of the equity interests are held.
xxi.For each of the entities or persons in Paragraphs 8b(i)-(xx) above, each of their respective past, present, and future predecessors, successors, purchasers, and assigns (including acquirers of all or substantially all of the assets, stock, or other ownership interests of any of the Defendants to the extent a successor’s, purchaser’s, or acquirer’s liability is based on the Rule 23(b)(2) Class Released Parties as defined in Paragraphs 8b(i)-(xx) above).

xxii.For each of the entities or persons in Paragraphs 8b(i)-(xxi) above, each of their respective past, present, and future principals, trustees, partners, officers, directors, employees, agents, attorneys, legal or other representatives, trustees, heirs, executors, administrators, estates, shareholders, advisors, predecessors, successors, purchasers, and assigns (including acquirers of all or substantially all of the assets, stock, or other ownership interests of each of the foregoing entities to the extent a successor’s, purchaser’s, or acquirer’s liability is based on the Rule 23(b)(2) Class Released Parties as defined in Paragraphs 8b(i)-(xxi) above).
c.In addition to the effect of the Rule 23(b)(2) Class Settlement Order and Final Judgment filed in accordance with the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, including but not limited to any res judicata effect:
i.The Rule 23(b)(2) Class Releasing Parties hereby expressly and irrevocably waive, and fully, finally, and forever settle, discharge, and release the Rule 23(b)(2) Class Released Parties from any and all manner of claims, demands, actions, suits, and causes of action, whether individual, class, representative, parens patriae, or otherwise in nature, to the extent that they seek any form of declaratory, injunctive, or equitable relief, or attorneys’ fees, costs, expenses, or interest, to the extent such fees, costs, expenses, or interest are related to those claims, demands, actions, suits, and causes of action, whenever incurred, whether directly, indirectly, derivatively or otherwise, whether known or unknown, suspected or unsuspected, in law or in equity that any Rule 23(b)(2) Class Releasing Party ever had, now has, or hereafter can, shall, or may have and that have accrued as of the Settlement Approval Date or accrue no later than the longer of five years after the Settlement Final Date or eight years after the Settlement Approval Date, arising out of or relating to any conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act of any Rule 23(b)(2) Class Released Party that are or have been alleged or otherwise raised in the Action, or that could have been alleged or raised in the Action relating to the subject matter thereof, or arising out of or relating to a continuation or continuing effect of any such conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act. For avoidance of doubt, this release shall extend to, but only to, the fullest extent permitted by federal law.
ii.It is expressly agreed, for purposes of clarity, that any claims that seek any form of declaratory, injunctive, or equitable relief arising out of or relating to any of the following conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act are claims that were or could have been alleged in this Action and relate to the subject matter thereof:
I.any interchange fees, interchange rates, or any Rule of any Visa Defendant or Mastercard Defendant relating to interchange fees, interchange rates, or to the setting of interchange fees or interchange rates with respect to any Visa-Branded Card transactions in the United States or any Mastercard-Branded Card transactions in the United States;

II.any Merchant Fee of any Rule 23(b)(2) Class Released Party relating to any Visa-Branded Card transactions in the United States or any Mastercard-Branded Card transactions in the United States;
III.any actual or alleged “no surcharge” rules, “honor all cards” rules, “honor all issuers” rules, “honor all devices” rules, rules requiring the honoring of all credentials or accounts, “no minimum purchase” rules, “no discounting” rules, “non-discrimination” rules, “anti-steering” rules, rules that limit merchants in favoring or steering customers to use certain payment systems, “all outlets” rules, “no bypass” rules, “no multi-issuer” rules, “no multi-bug” rules, routing rules, cross-border acquiring rules, card authentication or cardholder verification rules, “cardholder selection” rules or requirements, PAVD rules, rules or conduct relating to routing options regarding acceptance technology for mobile, e-commerce, or online payments, or development and implementation of tokenization standards;
IV.any reorganization, restructuring, initial or other public offering, or other corporate structuring of any Visa Defendant or Mastercard Defendant;
V.any service of an employee or agent of any Rule 23(b)(2) Class Released Party on any board or committee of any Visa Defendant or Mastercard Defendant; or
VI.any actual or alleged agreement (or alleged continued participation therein) (A) between or among any Visa Defendant and any Mastercard Defendant, (B) between or among any Visa Defendant or Mastercard Defendant and any other Rule 23(b)(2) Class Released Party or Parties, or (C) between or among any Defendant or Rule 23(b)(2) Class Released Party or Parties, relating to I-V above or to any Rule 23(b)(2) Class Released Party’s imposition of, compliance with, or adherence to I-V above.
iii.For purposes of clarity, references to the Rules identified in this Paragraph mean those Rules as they are or were in place on December 18, 2020 and up to the Settlement Approval Date, Rules as they may be modified in the manner provided in the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, and Rules in place thereafter that are substantially similar to those Rules.
d.Each Rule 23(b)(2) Class Releasing Party further expressly and irrevocably waives, and fully, finally, and forever settles and releases, any and all defenses, rights, and benefits that the Rule 23(b)(2) Class Releasing Party may have or that may be derived from the provisions of applicable law which, absent such waiver, may limit the extent or effect of the release contained in the preceding Paragraphs 8a-c. Without limiting the generality of the foregoing, each Rule 23(b)(2) Class Releasing Party expressly and irrevocably waives and releases any and all defenses, rights, and benefits that the Rule 23(b)(2) Class Releasing Party might otherwise have in relation to the release by virtue of the provisions of California Civil Code Section 1542 or similar laws of any other state or jurisdiction. SECTION 1542 PROVIDES: “A GENERAL

RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” In addition, although each Rule 23(b)(2) Class Releasing Party may hereafter discover facts other than, different from, or in addition to those that it or he or she knows or believes to be true with respect to any claims released in the preceding Paragraphs 8a-c, each Rule 23(b)(2) Class Releasing Party hereby expressly and irrevocably waives, and fully, finally, and forever settles, discharges, and releases, any known or unknown, suspected or unsuspected, contingent or non-contingent claims within the scope of the preceding Paragraphs 8a-c, whether or not concealed or hidden, and without regard to the subsequent discovery or existence of such other, different, or additional facts. Rule 23(b)(2) Class Plaintiffs acknowledge, and the members of the Rule 23(b)(2) Class shall be deemed by operation of the Rule 23(b)(2) Class Settlement Order and Final Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement.
e.The release in Paragraphs 8a-d above does not bar an investigation or action, whether denominated as parens patriae, law enforcement, or regulatory, by a state, quasi-state, or local governmental entity to vindicate sovereign or quasi-sovereign interests.
f.Notwithstanding anything to the contrary in Paragraphs 8a-e above, the release in Paragraphs 8a-e above shall not release:
i.Any claim of a Rule 23(b)(2) Class Releasing Party that is based on standard commercial disputes arising in the ordinary course of business under contracts or commercial relations regarding loans, lines of credit, or other related banking or credit relations, individual chargeback disputes, products liability, breach of warranty, misappropriation of cardholder data or invasion of privacy, compliance with technical specifications for a merchant’s acceptance of Visa-Branded Credit Cards or Debit Cards, or Mastercard-Branded Credit Cards or Debit Cards, and any other dispute arising out of a breach of any contract between any of the Rule 23(b)(2) Class Releasing Parties and any of the Rule 23(b)(2) Class Released Parties; provided, however, that Paragraphs 8a-e above and not this Paragraph shall control in the event that any such claim challenges the legality of interchange rules, interchange rates, or interchange fees, or any other Rule, fee, charge, or other conduct covered by any of the claims released in Paragraphs 8a-e above.
ii.Claims based only on an injury suffered as (i) a payment card network competitor of the Visa Defendants or the Mastercard Defendants, or (ii) an ATM operator that is not owned by, or directly or indirectly controlled by, one or more of the Rule 23(b)(2) Class Released Parties.

iii.Any claim of a Rule 23(b)(2) Class Releasing Party seeking monetary damages but not any form of declaratory, injunctive, or equitable relief with respect to the claims released herein.
g.Upon the Settlement Approval Date, each of the Rule 23(b)(2) Class Releasing Parties agrees and covenants not to: (a) sue any of the Rule 23(b)(2) Class Released Parties on the basis of any claim released herein; (b) assist any third party in commencing or maintaining any private civil lawsuit against any Rule 23(b)(2) Class Released Party related in any way to any claim released herein; or (c) take any action or make any claim until the longer of five years after the Settlement Final Date or eight years after the Settlement Approval Date that a Rule 23(b)(2) Class Released Party has continued to participate in, and failed to withdraw from, any alleged unlawful conspiracies or agreements relating to the claims released herein, which allegedly arise from or relate to the pre-IPO structure or governance of any of the Visa Defendants or the pre-IPO structure or governance of any of the Mastercard Defendants, or any Bank Defendant’s participation therein. For the avoidance of doubt, however, nothing in this Paragraph shall preclude a Rule 23(b)(2) Class Releasing Party from taking any action compelled by law or court order.
h.Each Rule 23(b)(2) Class Releasing Party further releases each of the Visa Defendants, Mastercard Defendants, and Bank Defendants and their counsel and experts in this Action from any claims that seek any form of declaratory, injunctive, or equitable relief relating to the defense and conduct of this Action, including the negotiation and terms of the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement or any other settlement agreement in this Action, except for any claims relating to enforcement of the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement. Each Rule 23(b)(2) Class Releasing Party releases the Rule 23(b)(2) Class Plaintiffs, Rule 23(b)(2) Class Counsel, and their respective experts in Barry’s, from any claims relating to their institution or prosecution of Barry’s, including the negotiation and terms of the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, except for any claims relating to enforcement of the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement.
i.For purposes of clarity, it is specifically intended for the release and covenant not to sue provisions of the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement to preclude all members of the Rule 23(b)(2) Class from seeking or obtaining any form of declaratory, injunctive, or equitable relief with respect to the claims released herein until the longer of five years after the Settlement Final Date or eight years after the Settlement Approval Date with respect to any Rule of any Visa Defendant or any Mastercard Defendant in effect between December 18, 2020 and the Settlement Approval Date, and the compliance by any Bank Defendant with any such Rule, as it is alleged to exist, now exists, may be modified in the manner provided in the Superseding and Amended Rule (23)(b)(2) Class Settlement Agreement, or may in the future exist in the same or substantially similar form thereto.

j.In the event that the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement is terminated pursuant to Paragraphs 136-138 of the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, or any condition for the Settlement Approval Date is not satisfied, the release and covenant not to sue provisions in the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall be null and void and unenforceable.
9.All members of the Rule 23(b)(2) Class, and those subject to their control, are hereby enjoined and forever barred from commencing, maintaining, participating in, assisting any third party in commencing or maintaining any private civil lawsuit, or permitting another to commence, maintain, or participate in on their behalf, any claims released against Rule 23(b)(2) Class Released Parties.
10.Without affecting the finality of this judgment in any way, and as further provided in Paragraphs 139-143 of the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement, this Court hereby retains continuing and exclusive jurisdiction in MDL 1720 over the Rule 23(b)(2) Class Plaintiffs, the members of the Rule 23(b)(2) Class, and the Defendants to implement, administer, consummate, and enforce the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement and this Class Settlement Order and Final Judgment, including any disputes relating to, or arising out of, the release and covenant not to sue of the Rule 23(b)(2) Class or any claim concerning declaratory, injunctive, or equitable relief with respect to any by-law, rule, operating regulation, practice, policy, or procedure of any Visa Defendant or Mastercard Defendant. The Court’s implementation and administration of the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement shall include, without limitation, the receipt and review of information provided to the Court by the Independent Auditor, as specified in the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement.
11.The Rule 23(b)(2) Class Plaintiffs, members of the Rule 23(b)(2) Class, and the Defendants irrevocably submit to the exclusive jurisdiction of this Court for the resolution of any matter covered by this Class Settlement Order and Final Judgment, or the applicability of the

Superseding and Amended Rule 23(b)(2) Class Settlement Agreement or this Class Settlement Order and Final Judgment. All applications to the Court with respect to any aspect of the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement or this Class Settlement Order and Final Judgment shall be presented to and determined by United States District Court Judge Brian M. Cogan for resolution as a matter within the scope of MDL 1720, or, if he is not available, any other District Court Judge designated by the Court.
12.In the event that the provisions of this Class Settlement Order and Final Judgment are asserted by any Defendant or Rule 23(b)(2) Class Released Party as a ground for a defense, in whole or in part, to any claim or cause of action, or are otherwise raised as an objection in any other suit, action, or proceeding by a Rule 23(b)(2) Class Plaintiff or member of the Rule 23(b)(2) Class, the Rule 23(b)(2) Class Released Parties shall be entitled to an immediate stay of that suit, action, or proceeding until after this Court has entered an order or judgment determining any issues relating to the defense or objections based on such provisions, and no further judicial review of such order or judgment is possible.
13.This Class Settlement Order and Final Judgment terminates and dismisses with prejudice any and all claims for declaratory, injunctive, and equitable relief released herein against any of the Defendants and any of the Rule 23(b)(2) Class Released Parties in Barry’s and in all other putative class and individual actions that are now or previously were consolidated in MDL 1720 and listed in Appendix A to the Superseding and Amended Rule 23(b)(2) Class Settlement Agreement. There is no just reason for delay in entering final judgment. The Court hereby directs the Clerk to enter judgment forthwith in accordance with the terms of this Class Settlement Order and Final Judgment, which judgment shall be final and appealable.

DATED: _________________________    ____________________________________
THE HONORABLE BRIAN M. COGAN
UNITED STATES DISTRICT JUDGE

APPENDIX G – Section IV of Final Judgment in United States v. American Express Co., et al., No. 10-CV-04496 (E.D.N.Y.) (NGG) (RER), as modified
I.PROHIBITED CONDUCT
A.~~The purpose of this Section IV is to allow Merchants to attempt to influence the General Purpose Card or Form of Payment Customers select by providing choices and information in a competitive market. This Final Judgment should be interpreted to promote such efforts and not limit them. Accordingly, n~~Neither Mastercard nor Visa shall adopt, maintain, or enforce any Rule, or enter into or enforce any agreement that directly or indirectly prohibits, prevents, or restrains any Merchant in the United States from
1.offering the Customer a discount or rebate, including an immediate discount or rebate at the point of sale, if the Customer uses a General Purpose Card of a particular Brand, ~~or~~ Type, or Issuing Bank ~~of General Purpose Card~~, a particular Form of Payment, or a General Purpose Card of a Brand, ~~or~~ Type, or Issuing Bank ~~of General Purpose Card~~ or a Form of Payment other than the General Purpose Card the Customer initially presents;
2.offering a free or discounted product if the Customer uses a General Purpose Card of a particular Brand, ~~or~~ Type, or Issuing Bank ~~of General Purpose Card~~, a particular Form of Payment, or a General Purpose Card of a Brand, ~~or~~ Type, or Issuing Bank ~~of General Purpose Card~~ or a Form of Payment other than the General Purpose Card the Customer initially presents;
3.offering a free or discounted or enhanced service if the Customer uses a General Purpose Card of a particular Brand, ~~or~~ Type, or Issuing Bank ~~of General Purpose Card~~, a particular Form of Payment, or a General Purpose Card of a Brand, ~~or~~ Type, or Issuing Bank ~~of General Purpose Card~~ or a Form of Payment other than the General Purpose Card the Customer initially presents;

4.offering the Customer an incentive, encouragement, or benefit for using a General Purpose Card of a particular Brand, ~~or~~ Type, or Issuing Bank ~~of General Purpose Card~~, a particular Form of Payment, or a General Purpose Card of a Brand, ~~or~~ Type, or Issuing Bank ~~of General Purpose Card~~ or a Form of Payment other than the General Purpose Card the Customer initially presents;
5.expressing a preference for the use of a General Purpose Card of a particular Brand, ~~or~~ Type, or Issuing Bank ~~of General Purpose Card~~ or a particular Form of Payment;
6.promoting the use of General Purpose Cards of a particular Brand, ~~or~~ Type, or Issuing Bank ~~of General Purpose Card~~ or a particular Form or Forms of Payment through posted information, through the size, prominence, or sequencing of payment choices, or through other communications to a Customer;
7.communicating to a Customer the reasonably estimated or actual costs incurred by the Merchant when a Customer uses a General Purpose Card of a particular Brand, ~~or~~ Type, or Issuing Bank ~~of General Purpose Card~~ or a particular Form of Payment or the relative costs of using General Purpose Cards of different Brands, ~~or~~ Types, or Issuing Banks ~~of General Purpose Cards~~ or different Forms of Payment; or
8.engaging in any other practices substantially equivalent to the practices described in Sections IV.A.1 through IV.A.7 of this Final Judgment.
B.Subject to compliance with the antitrust laws, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and any other applicable state or federal law, nothing in this Final Judgment shall prohibit Mastercard or Visa from

1.enforcing existing agreements or entering into agreements pursuant to which a Merchant selects General Purpose Cards bearing the Defendant’s Brand as the only General Purpose Cards the Merchant will accept as payment for goods and services;
2.enforcing existing agreements or entering into agreements pursuant to which a Merchant agrees that it will encourage Customers to use co-branded or affinity General Purpose Cards bearing both the Defendant’s Brand and the co-brand or affinity partner’s name, logo, or brand as payment for goods and services and will not encourage Customers to use General Purpose Cards bearing the Brand of any other General Purpose Card Network;
3.enforcing existing agreements or entering into agreements pursuant to which a Merchant agrees (i) that it will encourage Customers, through practices enumerated in Sections IV.A.1 through IV.A.8 of this Final Judgment, to use General Purpose Cards bearing the Defendant’s Brand as payment for goods and services, and (ii) that it will not use one or more practices enumerated in Sections IV.A.1 through IV.A.8 of this Final Judgment to encourage Customers to use General Purpose Cards bearing any other Person’s Brand as payment for goods and services; provided that (a) any such agreement is individually negotiated with the Merchant and is not a standard agreement or part of a standard agreement generally offered by the Defendant to multiple Merchants, and (b) the Merchant’s acceptance of the Defendant’s General Purpose Cards as payment for goods and services is unrelated to and not conditioned upon the Merchant’s entry into any such agreement;
4.adopting, maintaining, and enforcing Rules that prohibit Merchants from encouraging Customers to pay for goods or services using one of its General Purpose Cards issued by one particular Issuing Bank rather than by another of its General Purpose Cards issued by any other Issuing Bank, except as provided in Section IV.A of this Final Judgment.

C.Subject to Section IV.A of this Final Judgment, nothing in this Final Judgment shall prohibit Mastercard or Visa from adopting, maintaining, and enforcing Rules that prohibit Merchants from disparaging its Brand.
D.Neither Mastercard nor Visa shall adopt, maintain, or enforce any Rule, or enter into or enforce any agreement, that prohibits, prevents, restrains, deters, or inhibits an Acquiring Bank from supplying a Merchant, on a transaction-by-transaction or other basis, information regarding the costs or fees the Merchant would incur in accepting a General Purpose Card, including a particular Type of General Purpose Card, presented by the Customer as payment for that Customer’s transaction.

APPENDIX H – Permissible Steering Scenarios

Steering to Co-Brand Visa or Mastercard Cards

1.A merchant says to a cardholder at the POS40 or elsewhere (or posts a sign at the POS or elsewhere saying): “We prefer our [co-brand] Visa (or Mastercard) card.”
2.A merchant says to a cardholder at the POS or elsewhere (or posts a sign at the POS or elsewhere saying): “We prefer our [co-brand] card.” (without reference to the Visa or Mastercard networks)
3.Merchant displays its co-brand card before the display of network acceptance marks (on a separate display in a preceding page along the checkout path).
a.Merchant refers to its co-brand with reference to the issuer, merchant, and associated network names
b.Merchant refers to its co-brand with reference to the issuer and merchant names only
4.Merchant displays its co-brand card at the top of the display of network acceptance marks on the checkout page on the acceptance panel. (Number 1 position).
a.Merchant refers to its co-brand with reference to the issuer, merchant, and associated network names
b.Merchant refers to its co-brand with reference to the issuer and merchant names only
5.Merchant creates a special checkout lane for its co-brand card customers.
Steering to a Specific Issuer’s Visa or Mastercard Cards
6.A merchant says to a cardholder at the POS or elsewhere (or posts a sign at the POS or elsewhere saying): “We prefer [Bank Name] Visa (or Mastercard) cards.”
7.A merchant says to a cardholder at the POS or elsewhere (or posts a sign at the POS or elsewhere saying): “We prefer [Bank Name] Visa (or Mastercard) cards” “because they are cheaper for us” or “because our fees are lower” (provided that the factual assertion regarding the card’s relative cost is accurate).
8.A merchant says to a cardholder at the POS or elsewhere (or posts a sign at the POS or elsewhere saying): “We prefer [Bank Name] Visa (or Mastercard) cards” “because the card you are offering is more expensive for us” (provided that the factual assertion regarding the card’s relative cost is accurate).
40 For purposes of these scenarios, “POS” refers to the point of sale or the point of interaction.
H-1

9.A merchant says to a cardholder at the POS or elsewhere (or posts a sign at the POS or elsewhere saying): “We prefer [Bank Name] cards.”
10.A merchant says to a cardholder at the POS or elsewhere (or posts a sign at the POS or elsewhere saying): “We prefer [Bank Name] cards” “because they are cheaper for us” or “because our fees are lower.”
11.A merchant says to a cardholder at the POS or elsewhere (or posts a sign at the POS or elsewhere saying): “We prefer [Bank Name] cards” “because the card you are offering is more expensive for us” (provided that the factual assertion regarding the card’s relative cost is accurate).
12.A Visa (or Mastercard) issuer does a deal with a merchant whereby the merchant has a special checkout line that is faster but reserved for a particular issuer’s cards.
a.Merchant identifies the checkout lane as being tied to the cards of a specific issuer + network
b.Merchant identifies the checkout lane as being tied to the cards of a particular issuer (without reference to the network)
13.A merchant says to a cardholder at the POS or elsewhere (or posts a sign at the POS or elsewhere saying): “We provide a 10% discount if you use your [Bank Name] Visa (or Mastercard) card,” or “We provide a [Loyalty Program Name] [incentive or reward] if you use your [Bank Name] Visa (or Mastercard) card.”
14.A merchant says to a cardholder at the POS or elsewhere (or posts a sign at the POS or elsewhere saying): “We provide a 10% discount if you use your [Bank Name] card,” or “We provide a [Loyalty Program Name] [incentive or reward] if you use your [Bank Name] card.”
15.Merchant displays a specific issuer’s Visa (or Mastercard) brand mark(s) at the top of the display of network acceptance marks on the checkout page on the acceptance panel. (Number 1 position).
16.Merchant displays a specific issuer’s brand mark(s) at the top of the display of network acceptance marks.
17.Merchant displays a specific issuer’s Visa (or Mastercard) brand mark(s) in a reasonably bigger font or reasonably more prominently than the display of network acceptance marks.
18.Merchant displays a specific issuer’s brand mark(s) in a reasonably bigger font or reasonably more prominently than the display of network acceptance marks.
19.Merchant does not charge for a delivery fee for a specific issuer’s or network’s card but charges for delivery for other cards.

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APPENDIX I – Counsel Names and Contact Information

Co-Lead Counsel for Rule 23(b)(2) Class Plaintiffs

Robert G. Eisler
Chad B. Holtzman
Grant & Eisenhofer P.A.
485 Lexington Ave., 29th Floor
New York, NY 10017
Phone:
[email]
[email]

Linda P. Nussbaum
Susan R. Schwaiger Nussbaum Law Group, P.C.
1133 Avenue of the Americas, 31st Floor
New York, NY 10036-6710
Phone:
[email]
[email]

Steve D. Shadowen
Richard M. Brunell
Hilliard & Shadowen LLP
1717 W. 6th St., Suite 370
Austin, TX 78703
Phone:
[email]
[email]

Michael J. Freed
William H. London
Robert J. Wozniak
Freed Kanner London & Millen LLC
2201 Waukegan Road, Suite 130
Bannockburn, IL 60015
Phone:
[email]
[email]
[email]

Attorneys for the Visa Defendants

Robert J. Vizas
Arnold & Porter Kaye Scholer LLP
Three Embarcadero Center, Seventh Floor
San Francisco, CA 94111-4024
Telephone:
[email]

Anne P. Davis
Matthew A. Eisenstein
Arnold & Porter Kaye Scholer LLP
601 Massachusetts Avenue, NW
Washington, DC 20001-3743
Telephone:
[email]
[email]

Michael S. Shuster
Demian A. Ordway
Blair E. Kaminsky
Holwell Shuster & Goldberg LLP
425 Lexington Avenue
New York, NY 10017
Telephone:
[email]
[email]
[email]

Attorneys for the Mastercard Defendants

Kenneth A. Gallo
Donna M. Ioffredo
Paul, Weiss, Rifkind, Wharton & Garrison LLP
2001 K Street, N.W.
Washington, DC 20006-1047
Telephone:
[email]
[email]

William Michael
Brette Tannenbaum
Nina Kovalenko
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas

New York, New York 10019-6064
Telephone:
[email]
[email]
[email]

APPENDIX J – VISA APPLICABLE CREDIT INTERCHANGE RATES
AS OF MARCH 2025

AVisa U.S.A. Consumer Credit Interchange Reimbursement Fees

Card Present Fee Program	Visa Infinite Spend Qualified	Visa Infinite Spend Not Qualified	Visa Signature Preferred	Visa Signature	Traditional Rewards	All Other Products
Supermarket Credit— Tier* 0	1.65% + $0.05	1.55% + $0.05	1.65% + $0.05	1.55% + $0.05	1.18% + $0.05	1.18% + $0.05
Supermarket Credit— Tier* I	1.65% + $0.05	1.55% + $0.05	1.65% + $0.05	1.55% + $0.05	1.20% + $0.05	1.20% + $0.05
Supermarket Credit— Tier* II	1.65% + $0.05	1.55% + $0.05	1.65% + $0.05	1.55% + $0.05	1.22% + $0.05	1.22% + $0.05
Supermarket Credit— Tier* III	1.75% + $0.05	1.60% + $0.05	1.75% + $0.05	1.60% + $0.05	1.22% + $0.05	1.22% + $0.05
Supermarket Credit— All Other	2.00% + $0.07	1.65% + $0.07	2.00% + $0.07	1.65% + $0.07	1.50% + $0.07	1.50% + $0.07
Retail Credit-Performance Threshold* I	2.30% + $0.10	1.90% + $0.10	2.10% + $0.10	1.65% + $0.10	1.43% + $0.10	1.43% + $0.10
Retail Credit-Performance Threshold* II	2.30% + $0.10	1.90% + $0.10	2.10% + $0.10	1.65% + $0.10	1.47% + $0.10	1.47% + $0.10
Retail Credit-Performance Threshold* III	2.30% + $0.10	1.90% + $0.10	2.10% + $0.10	1.65% + $0.10	1.51% + $0.10	1.51% + $0.10
Product 2	2.30% + $0.10	1.90% + $0.10	2.10% + $0.10	1.65% + $0.10	1.65% + $0.10	1.51% + $0.10
Small Ticket	2.20% (min. $0.04)	2.20% (min. $0.04)	2.20% (min. $0.04)	2.20% (min. $0.04)	1.90% (min. $0.04)	1.90% (min. $0.04)
Fuel	1.15% + $0.25 ($1.10 Cap)	1.15% + $0.25 ($1.10 Cap)	1.15% + $0.25 ($1.10 Cap)	1.15% + $0.25 ($1.10 Cap)	1.15% + $0.25 ($1.10 Cap)	1.15% + $0.25 ($1.10 Cap)
Service Station and Government Small Ticket	na	1.65% + $0.04	na	1.65% + $0.04	1.65% + $0.04	1.65% + $0.04
Advertising 2	2.30% + $0.10	1.75% + $0.10	2.30% + $0.10	1.75% + $0.10	1.70% + $0.10	1.55% + $0.10
Insurance 2	2.25% + $0.10	1.43% + $0.05	2.25% + $0.10	1.43% + $0.05	1.43% + $0.05	1.43% + $0.05
Education 2: applies to transactions >=$500	2.15% + $0.10	1.43% + $0.05	2.15% + $0.10	1.43% + $0.05	1.43% + $0.05	1.43% + $0.05

Card Present Fee Program	Visa Infinite Spend Qualified	Visa Infinite Spend Not Qualified	Visa Signature Preferred	Visa Signature	Traditional Rewards	All Other Products
Healthcare 2: applies to transactions >=$500	2.30% + $0.10	1.43% + $0.05	2.30% + $0.10	1.43% + $0.05	1.43% + $0.05	1.43% + $0.05
Real Estate 2: applies to transactions >=$500	2.15% + $0.10	1.43% + $0.05	2.15% + $0.10	1.43% + $0.05	1.43% + $0.05	1.43% + $0.05
Services 2: applies to transactions >=$100	2.30% + $0.10	1.85% + $0.10	2.30% + $0.10	1.85% + $0.10	1.70% + $0.10	1.55% + $0.10
Travel 2	2.55% + $0.10	2.25% + $0.10	2.40% + $0.10	2.25% + $0.10	1.95% + $0.10	1.75% + $0.10
Restaurant 2	2.60% (min. $0.04)	2.60% (min. $0.04)	2.60% (min. $0.04)	2.60% (min. $0.04)	2.10% (min. $0.04)	2.10% (min. $0.04)
Taxi 2	2.60% (min. $0.04)	2.60% (min. $0.04)	2.60% (min. $0.04)	2.60% (min. $0.04)	2.10% (min. $0.04)	2.10% (min. $0.04)
Charity 2	1.35% + $0.05	1.35% + $0.05	1.35% + $0.05	1.35% + $0.05	1.35% + $0.05	1.35% + $0.05
Government 2	1.55% + $0.10	1.55% + $0.10	1.55% + $0.10	1.55% + $0.10	1.55% + $0.10	1.55% + $0.10
Consumer Bill Payment Service, Consumer Credit 2	2.60% + $0.10	2.20% + $0.10	2.50% + $0.10	2.05% + $0.10	2.04% + $0.10	1.89% + $0.10
Non-Qualified Consumer Credit	3.15% + $0.10	3.15% + $0.10	3.15% + $0.10	3.15% + $0.10	3.15% + $0.10	3.15% + $0.10

Card Not Present Fee Program	Visa Infinite Spend Qualified	Visa Infinite Spend Not Qualified	Visa Signature Preferred	Visa Signature	Traditional Rewards	All Other Products
Recurring Tier 1	1.85% + $0.05	1.33% + $0.05	1.85% + $0.05	1.33% + $0.05	1.33% + $0.05	1.33% + $0.05
Recurring Tier 2	2.20% + $0.05	1.43% + $0.05	2.20% + $0.05	1.43% + $0.05	1.43% + $0.05	1.43% + $0.05
Recurring Tier 3	2.30% + $0.05	1.53% + $0.05	2.30% + $0.05	1.53% + $0.05	1.53% + $0.05	1.53% + $0.05
Recurring	2.30% + $0.05	1.53% + $0.05	2.30% + $0.05	1.53% + $0.05	1.53% + $0.05	1.53% + $0.05
Product 1	2.60% + $0.10	2.20% + $0.10	2.50% + $0.10	2.05% + $0.10	2.04% + $0.10	1.89% + $0.10
Advertising 1	2.40% + $0.10	1.85% + $0.10	2.40% + $0.10	1.85% + $0.10	1.80% + $0.10	1.65% + $0.10
Insurance 1	2.35% + $0.10	1.53% + $0.05	2.35% + $0.10	1.53% + $0.05	1.53% + $0.05	1.53% + $0.05
Education 1: applies to transactions >=$500	2.25% + $0.10	1.53% + $0.05	2.25% + $0.10	1.53% + $0.05	1.53% + $0.05	1.53% + $0.05
Healthcare 1: applies to transactions >=$500	2.40% + $0.10	1.53% + $0.05	2.40% + $0.10	1.53% + $0.05	1.53% + $0.05	1.53% + $0.05
Real Estate 1: applies to transactions >=$500	2.25% + $0.10	1.53% + $0.05	2.25% + $0.10	1.53% + $0.05	1.53% + $0.05	1.53% + $0.05
Services 1: applies to transactions >=$100	2.40% + $0.10	1.95% + $0.10	2.40% + $0.10	1.95% + $0.10	1.80% + $0.10	1.65% + $0.10
Travel 1	2.55% + $0.10	2.25% + $0.10	2.40% + $0.10	2.25% + $0.10	1.95% + $0.10	1.75% + $0.10
Restaurant 1	2.70% (min. $0.08)	2.70% (min. $0.08)	2.70% (min. $0.08)	2.70% (min. $0.08)	2.20% (min. $0.08)	2.20% (min. $0.08)
Taxi 1	2.70% (min. $0.08)	2.70% (min. $0.08)	2.70% (min. $0.08)	2.70% (min. $0.08)	2.20% (min. $0.08)	2.20% (min. $0.08)
Charity 1	1.35% + $0.05	1.35% + $0.05	1.35% + $0.05	1.35% + $0.05	1.35% + $0.05	1.35% + $0.05
Government 1	1.55% + $0.10	1.55% + $0.10	1.55% + $0.10	1.55% + $0.10	1.55% + $0.10	1.55% + $0.10
Consumer Bill Payment Service, Consumer Credit 1	2.60% + $0.10	2.20% + $0.10	2.50% + $0.10	2.05% + $0.10	2.04% + $0.10	1.89% + $0.10
CPS/Utility	$0.75	$0.75	$0.75	$0.75	$0.75	$0.75
Non-Qualified Consumer Credit	3.15% + $0.10	3.15% + $0.10	3.15% + $0.10	3.15% + $0.10	3.15% + $0.10	3.15% + $0.10

Card Not Present Incentive Type Type 1	-0.05%	-0.05%	-0.05%	-0.05%	-0.05%	-0.05%
Card Not Present Incentive Type Type 2	-0.10%	-0.10%	-0.10%	-0.10%	-0.10%	-0.10%
Card Not Present Incentive Type Type 3	-0.15%	-0.15%	-0.15%	-0.15%	-0.15%	-0.15%
Card Not Present Incentives require CPS qualification and are subject to change.
EMV Token transactions qualify for Card Not Present Incentive Type 2, except for Travel 1, Charity 1, Government 1, Consumer Bill Payment Service, Consumer Credit 1, and CPS/Utility. Note: Fees in this table are listed in U.S. dollars; fees are paid to cardholder financial institutions.

Small Merchant Fee Program#	Visa Infinite Spend Qualified	Visa Infinite Spend Not Qualified	Visa Signature Preferred	Visa Signature	Traditional Rewards	All Other Products
Small Merchant Product 2	1.88% + $0.10	1.43% + $0.10	1.88% + $0.10	1.43% + $0.10	1.43% + $0.10	1.29% + $0.10
Small Merchant Product 1	2.18% + $0.10	1.73% + $0.10	2.18% + $0.10	1.73% + $0.10	1.73% + $0.10	1.58% + $0.10
Small Merchant Advertising 1 & 2	2.30% + $0.10	1.75% + $0.10	2.30% + $0.10	1.75% + $0.10	1.70% + $0.10	1.55% + $0.10
Small Merchant Education 1 & 2	2.15% + $0.10	1.43% + $0.05	2.15% + $0.10	1.43% + $0.05	1.43% + $0.05	1.43% + $0.05
Small Merchant Healthcare1 & 2	2.30% + $0.10	1.43% + $0.05	2.30% + $0.10	1.43% + $0.05	1.43% + $0.05	1.43% + $0.05
Small Merchant Insurance 1 & 2	2.25% + $0.10	1.43% + $0.05	2.25% + $0.10	1.43% + $0.05	1.43% + $0.05	1.43% + $0.05
Small Merchant Real Estate 1 & 2	2.15% + $0.10	1.43% + $0.05	2.15% + $0.10	1.43% + $0.05	1.43% + $0.05	1.43% + $0.05
Small Merchant Recurring 1 & 2	2.20% + $0.05	1.43% + $0.05	2.20% + $0.05	1.43% + $0.05	1.43% + $0.05	1.43% + $0.05
Small Merchant Services 1 & 2	2.30% + $0.10	1.85% + $0.10	2.30% + $0.10	1.85% + $0.10	1.70% + $0.10	1.55% + $0.10
Small Merchant Restaurant 1 & 2	2.60% (min. $0.04)	2.60% (min. $0.04)	2.60% (min. $0.04)	2.60% (min. $0.04)	2.10% (min. $0.04)	2.10% (min. $0.04)
Small Merchant Supermarket 1 & 2	2.00% + $0.07	1.65% + $0.07	2.00% + $0.07	1.65% + $0.07	1.50% + $0.07	1.50% + $0.07
Small Merchant Taxi 1 & 2	2.60% (min. $0.04)	2.60% (min. $0.04)	2.60% (min. $0.04)	2.60% (min. $0.04)	2.10% (min. $0.04)	2.10% (min. $0.04)
# Small merchant transaction that disqualifies for Small Merchant Fee Program will be assessed at next applicable rate.

BVisa U.S.A. Credit Performance Threshold Criteria For Retail, Supermarket, and Small Merchant Categories

Retail Performance Thresholds**	Transaction Minimum	Volume Minimum	Maximum Dispute Financials Ratio*	PCI Compliance
Threshold I	123.4 million	$8.33 billion	0.020%
Threshold II	79.8 million	$4.46 billion	0.020%
Threshold III	17.8 million	$1.01 billion	0.020%

Recurring Telecommunications and Cable Performance Thresholds	Transaction Minimum	Volume Minimum	Maximum Dispute Financials Ratio*	PCI Compliance
Threshold I	50.0 million	$10.0 billion	0.100%
Threshold II	40.0 million	$7.5 billion	0.100%
Threshold III	30.0 million	$5.0 billion	0.100%

Supermarket Performance Tiers**	Transaction Minimum	Volume Minimum	Maximum Dispute Financials Ratio*	PCI Compliance
Tier 0	437.3 million	$23.26 billion	0.020%
Tier I	156.5 million	$12.64 billion	0.020%
Tier II	85.6 million	$4.99 billion	0.020%
Tier III	19.5 million	$1.13 billion	0.020%
* Dispute Financials ratio calculated as a percentage of a merchant’s gross transaction count.

Small Merchant Category	Volume Maximum
Gross Visa Consumer Credit Sales **	$280,000
** based on 12 months of Visa system activity ending September 30 of each year and applicable upon Visa’s Business Enhancement Release the April immediately thereafter

CVisa U.S.A. Corporate and Purchasing Interchange Fees

Fee Program	Purchasing* & Corporate T&E
Commercial Level III	1.90% + $0.10
Commercial Level II – Fuel	2.20% + $0.10
Commercial Level II	2.50% + $0.10
Commercial Card Present	2.50% + $0.10
Commercial Travel Service	2.65% + $0.10
Commercial Card Not Present	2.70% + $0.10
Consumer Bill Payment Service, Commercial	2.70% + $0.10
Non-Qualified	2.95% + $0.10
Non-Qualified with Data	2.95% + $0.10
Commercial Product Large Ticket	1.45% + $35.00
    * Includes Fleet cards

Fee Program	Purchasing Only
Government-to-Government (G2G)	1.65% + $0.10
GSA Large Ticket	1.20% + $39.00

Straight Through Processing (STP) Fee Program	Applicable Interchange Rate
Tier 1 – Less than $7,000	2.00% + $0.10
Tier 2 – $7,000 - $14,999.99	1.30% + $35.00
Tier 3 - $15,000 - $49,999.99	1.10% + $35.00
Tier 4 - $50,000 - $99,999.99	0.95% + $35.00
Tier 5 - $100,000 and greater	0.80% + $35.00

Visa Large Purchase Advantage Fee Program	Applicable Interchange Rate
Card Present: All Ticket Sizes	Visa Purchasing card rates apply
Card Not Present: $10,000 or less	Visa Purchasing card rates apply
Card Not Present: $10,000.01 - $25,000	0.70% + $49.50
Card Not Present: $25,000.01 - $100,000	0.60% + $52.50
Card Not Present: $100,000.01 - $500,000	0.50% + $55.50
Card Not Present: Greater than $500,000	0.40% + $58.50

DVisa U.S.A. Business Interchange Reimbursement Fees

Business Credit Fee Program	Business Credit Spend Tier I	Business Credit Spend Tier II	Business Credit Spend Tier III	Business Credit Spend Tier IV	Business Credit Spend Tier V
Business Level II	1.90% + $0.10	2.05% + $0.10	2.10% + $0.10	2.20% + $0.10	2.25% + $0.10
Business Product 2	1.90% + $0.10	2.05% + $0.10	2.10% + $0.10	2.20% + $0.10	2.25% + $0.10
Business Product 1	2.65% + $0.10	2.80% + $0.10	2.85% + $0.10	2.95% + $0.10	3.00% + $0.10
Consumer Bill Payment Service, Business Credit	2.65% + $0.10	2.80% + $0.10	2.85% + $0.10	2.95% + $0.10	3.00% + $0.10
Business Travel	2.35% + $0.10	2.50% + $0.10	2.55% + $0.10	2.65% + $0.10	2.70% + $0.10
Business Non-Qualified	3.15% + $0.20	3.15% + $0.20	3.15% + $0.20	3.15% + $0.20	3.15% + $0.20
Business Utility Program	$1.50	$1.50	$1.50	$1.50	$1.50

EVisa U.S.A. Other Transactions Interchange Reimbursement Fees

Credit Voucher Transaction Type	Rate
Passenger Transport Service Category—Credit	2.33%
Non-Passenger Transport—Consumer Credit	1.76%
Non-Passenger Transport—Corporate and Business Card	2.35%
Mail/Phone Order and eCommerce Merchants—Consumer Credit	2.05%
Non-Passenger Transport—Non GSA Purchasing $0 - $10,000	2.40%
Non-Passenger Transport—Non GSA Purchasing $10,000.01 - $25,000	2.30%
Non-Passenger Transport—Non GSA Purchasing $25,000.01 - $100,000	2.20%
Non-Passenger Transport—Non GSA Purchasing $100,000.01 - $500,000	2.00%
Non-Passenger Transport—Non GSA Purchasing $500,000.01 +	1.80%
Non-Passenger Transport—GSA Purchasing $0 - $10,000	2.35%
Non-Passenger Transport—GSA Purchasing $10,000.01 - $25,000	2.15%
Non-Passenger Transport—GSA Purchasing $25,000.01 - $100,000	2.00%
Non-Passenger Transport—GSA Purchasing $100,000.01 +	1.80%

FPuerto Rico Consumer Credit Domestic Transactions Interchange Reimbursement Fees
The following table sets forth the interchange reimbursement fees applied on Visa financial transactions completed within Puerto Rico on Visa transactions originating at merchants acquired by Visa Puerto Rico clients on Visa cards issued by Visa Puerto Rico clients.

Fee Program	Visa Classic, Visa Gold	Visa Platinum	Visa Signature / Visa Infinite Non-Spend Qualified	Visa Signature Preferred / Visa Infinite Spend Qualified
Gas Stations	1.00%	1.15%	1.23%	1.30%
Supermarket	1.05%	1.18%	1.33%	1.50%
Emerging and Small Ticket – General Industry	1.10%	1.25%	1.48%	1.55%
Emerging and Small Ticket – Utilities	1.10%	1.15%	1.38%	1.55%
Emerging and Small Ticket – Discount Clubs	1.10%	1.15%	1.38%	1.55%
Retail Group 1	1.35%	2.05%	2.20%	2.40%
Retail Group 2	1.30%	2.00%	2.15%	2.35%
Standard	1.65%	2.05%	2.30%	2.60%

APPENDIX K – MASTERCARD APPLICABLE CREDIT INTERCHANGE RATES
AS OF MARCH 2025

AU.S. Region Mastercard Consumer Credit Rates

Program Name	Core	Enhanced Value	World	World High Value	World Elite
Airline	N/A	N/A	N/A	2.55% + 0.10	2.55% + 0.10
Charities	2.00% + 0.10	2.00% + 0.10	2.00% + 0.10	2.00% + 0.10	2.00% + 0.10
Convenience Purchases Base	1.65% + 0.04	1.80% + 0.04	1.90% + 0.04	2.30% + 0.04	2.30% + 0.04
Convenience Purchases Tier I	1.35% + 0.00	1.35% + 0.00	1.45% + 0.00	1.60% + 0.00	1.60% + 0.00
Full UCAF	1.95% + 0.10	2.10% + 0.10	2.20% + 0.10	2.60% + 0.10	2.60% + 0.10
Key-entered	1.95% + 0.10	2.10% + 0.10	2.20% + 0.10	2.60% + 0.10	2.60% + 0.10
Lodging and Auto Rental	1.65% + 0.10	1.75% + 0.10	N/A	N/A	N/A
Merchant UCAF	1.95% + 0.10	2.10% + 0.10	2.20% + 0.10	2.60% + 0.10	2.60% + 0.10
Merit I	1.95% + 0.10	2.10% + 0.10	2.20% + 0.10	2.60% + 0.10	2.60% + 0.10

Merit I (Insurance MCCs1)	1.43% + 0.05	1.43% + 0.05	1.43% + 0.05	2.25% + 0.10	2.25% + 0.10
Merit I (Real Estate MCCs2)	1.43% + 0.05	1.43% + 0.05	1.43% + 0.05	2.20% + 0.10	2.20% + 0.10
Merit I (Day Care MCCs3)	1.60% + 0.10	1.60% + 0.10	1.60% + 0.10	N/A	N/A
Merit III Base	1.65% + 0.10	1.80% + 0.10	1.90% + 0.10	2.30% + 0.10	2.30% + 0.10
Merit III Tier 1	1.43% + 0.10	1.43% + 0.10	1.53% + 0.10	2.05% + 0.10	2.05% + 0.10
Merit III Tier 2	1.48% + 0.10	1.48% + 0.10	1.58% + 0.10	2.10% + 0.10	2.10% + 0.10
Merit III Tier 3	1.55% + 0.10	1.55% + 0.10	1.65% + 0.10	2.15% + 0.10	2.15% + 0.10
[1] Applies to Insurance MCCs (5960 and 6300) [2] Applies to Real Estate MCC (6513) [3] Applies to Child Day Care Services MCC (8351)

Passenger Transport	1.65% + 0.10	1.75% + 0.10	N/A	N/A	N/A
Payment Transaction (Gaming Payments MCCs4)	0.00% + 0.10	0.00% + 0.10	0.00% + 0.10	0.00% + 0.10	0.00% + 0.10
Payment Transaction	0.19% + 0.53	0.19% + 0.53	0.19% + 0.53	0.19% + 0.53	0.19% + 0.53
Petroleum Base	1.90% + 0.00 (0.95 max)	1.90% + 0.00 (0.95 max)	2.00% + 0.00 (0.95 max)	2.00% + 0.00 (0.95 max)	2.00% + 0.00 (0.95 max)
Public Sector	1.55% + 0.10	1.55% + 0.10	1.55% + 0.10	1.55% + 0.10	1.55% + 0.10
Restaurant	N/A	N/A	1.85% + 0.10	2.00% + 0.10	2.00% + 0.10
Service Industries	1.15% + 0.05	1.15% + 0.05	1.15% + 0.05	1.15% + 0.05	1.15% + 0.05
Small Ticket[5] Card Present	1.65% + 0.02	1.80% + 0.02	1.90% + 0.02	2.30% + 0.02	2.30% + 0.02
Small Ticket[5] Card-Not-Present	1.95% + 0.02	2.10% + 0.02	2.20% + 0.02	2.60% + 0.02	2.60% + 0.02
Standard	3.15% + 0.10	3.15% + 0.10	3.15% + 0.10	3.15% + 0.10	3.15% + 0.10
Supermarket Base	1.45% + 0.10	1.60% + 0.10	1.70% + 0.10	2.10% + 0.10	2.10% + 0.10
Supermarket Tier 1	1.15% + 0.05	1.15% + 0.05	1.25% + 0.05	1.25% + 0.05	1.25% + 0.05
Supermarket Tier 2	1.15% + 0.05	1.15% + 0.05	1.25% + 0.05	1.25% + 0.05	1.25% + 0.05
Supermarket Tier 3	1.22% + 0.05	1.22% + 0.05	1.32% + 0.05	1.32% + 0.05	1.32% + 0.05
T&E	N/A	N/A	2.25% + 0.10	2.55% + 0.10	2.55% + 0.10
T&E Large Ticket	N/A	N/A	N/A	2.55% + 0.00	2.55% + 0.00
Utilities	0.00% + 0.75	0.00% + 0.75	0.00% + 0.75	0.00% + 0.75	0.00% + 0.75
Consumer Credit Refund Group 1	N/A	N/A	2.30% + 0.00	2.30% + 0.00	2.30% + 0.00
Consumer Credit Refund Group 2	1.75% + 0.00	1.75% + 0.00	1.75% + 0.00	1.75% + 0.00	1.75% + 0.00
Consumer Credit Refund Group 3	1.75% + 0.00	1.75% + 0.00	1.75% + 0.00	1.75% + 0.00	1.75% + 0.00
Consumer Credit Refund Group 4	1.75% + 0.00	1.75% + 0.00	1.75% + 0.00	1.75% + 0.00	1.75% + 0.00
Consumer Credit Refund Group 5	1.75% + 0.00	1.75% + 0.00	1.75% + 0.00	1.75% + 0.00	1.75% + 0.00
4 Gaming and Lottery MCCs (7800 , 7801, 7802, 7994, and 7995)
5 New Small Ticket effective 21.Q2 Small Ticket rates will apply to transactions $5 and below.

AB U.S. Region Mastercard Consumer Credit Tier Qualifying Criteria

Tier – Minimum Annual Consumer Credit Core Value, Enhanced Value, World, World High Value, and World Elite Volume[6]
Merit III
Tier 1	USD 1.80 billion
Tier 2	USD 1.25 billion
Tier 3	USD 750 million
Supermarket
Tier 1	USD 6.00 billion
Tier 2	USD 2.00 billion
Tier 3	USD 750 million
Convenience Purchases
Tier 1[7]	USD 1.00 billion

6 A merchant may also qualify for the Convenience Purchases tier if ALL the following requirements are met (1) Minimum annual Mastercard Consumer Credit volume of USD 75 million settled through GCMS that qualified for the Convenience Purchases interchange rate programs, (2) 60% of Mastercard Consumer Credit transactions are USD 20 or lower, (3) Merchant must offer Mastercard prepaid products (gift or reloadable), (4) Provide acceptance message at the point-of-sale (POS) AND (5) Not a tiered merchant for Consumer Credit Merit 3.
7 The minimum annual Consumer Credit Core Value, Enhanced Value, World, World High Value, and World Elite volume is based on a merchant’s volume settled for the 12-month period ending September 30 of the prior year through the Global Clearing Management System (GCMS) that qualified for the Merit III, Supermarket, or the Convenience Purchase interchange programs and requires a Mastercard approved and assigned Merchant ID. Only retail and restaurant MCCs may qualify for Merit III Tier 1, 2, or 3.

AC U.S. Region Mastercard Commercial Rates – Small Business Credit

Program Name	Level 1 / Business Core	Level 2 / Business Word	Level 3/ Business World Elite	Level 4	Level 5
Charities	2.00% + 0.10	2.00% + 0.10	2.00% + 0.10	2.00% + 0.10	2.00% + 0.10
Data Rate I	2.65% + 0.10	2.80% + 0.10	2.85% + 0.10	2.95% + 0.10	3.00% + 0.10
Data Rate II	1.90% + 0.10	2.05% + 0.10	2.10% + 0.10	2.20% + 0.10	2.25% + 0.10
Payment Transaction	0.19% + 0.53	0.19% + 0.53	0.19% + 0.53	0.19% + 0.53	0.19% + 0.53
Rebate	0.00% + 0.00	0.00% + 0.00	0.00% + 0.00	0.00% + 0.00	0.00% + 0.00
Standard	2.95% + 0.10	3.10% + 0.10	3.15% + 0.10	3.25% + 0.10	3.30% + 0.10
T&E Rate	2.35% + 0.10	2.50% + 0.10	2.55% + 0.10	2.65% + 0.10	2.70% + 0.10
Utilities	0.00% + 1.50	0.00% + 1.50	0.00% + 1.50	0.00% + 1.50	0.00% + 1.50
Commercial Refund Group 1	2.37% + 0.00	2.37% + 0.00	2.37% + 0.00	2.37% + 0.00	2.37% + 0.00
Commercial Refund Group 2	2.30% + 0.00	2.30% + 0.00	2.30% + 0.00	2.30% + 0.00	2.30% + 0.00
Commercial Refund Group 3	2.21% + 0.00	2.21% + 0.00	2.21% + 0.00	2.21% + 0.00	2.21% + 0.00
Commercial Refund Group 4	2.16% + 0.00	2.16% + 0.00	2.16% + 0.00	2.16% + 0.00	2.16% + 0.00

AD U.S. Region Mastercard Commercial Rates –Large Market Credit

Program Name	Large Market Credit (USD)
Charities	2.00% + 0.10
Data Rate I	2.70% + 0.10
Data Rate II	2.50% + 0.10
Data Rate II (Petroleum MCCs)	2.20% + 0.10
Data Rate III	1.90% + 0.10
Large Ticket	1.45% + 35.00
Payment Transaction	0.19% + 0.53
Rebate	0.00% + 0.00
Standard	2.95% + 0.10
T&E Rate	2.65% + 0.10
Utilities	N/A
Commercial Refund Group 1	2.37% + 0.00
Commercial Refund Group 2	2.30% + 0.00
Commercial Refund Group 3	2.21% + 0.00
Commercial Refund Group 4	2.16% + 0.00

AE U.S. Region Mastercard Commercial Rates – Commercial BPayments Account

Commercial Payments Account Transaction Amount	Rate (USD)
Less than USD 10,000.00	Commercial rates apply
Large Ticket 1 (USD 10,000.00–25,000)	1.20%
Large Ticket 2 (USD 25,000.01–100,000)	1.00%
Large Ticket 3 (USD 100,000.01–500,000)	0.90%
Large Ticket 4 (USD 500,000.01–1,000,000)	0.80%
Large Ticket 5 (More than USD 1,000,000)	0.70%

Bill Pay Commercial (BPC)	Rate (USD)
Commercial Bill Pay Standard	2.50% + 0.10

F Puerto Rico Intracountry Mastercard Credit Rates
Transactions meeting interchange program criteria qualify for associated rates.

IRD and Program Name	Rate (USD)
IRD 30—Puerto Rico Intracountry Petroleum–Core Consumer	1.16% + 0.00
IRD 30—Puerto Rico Intracountry Petroleum–Premium	1.85% + 0.00
IRD 30—Puerto Rico Intracountry Petroleum–Super Premium	1.98% + 0.00
IRD 30—Puerto Rico Intracountry Petroleum–Commercial	2.00% + 0.00
IRD 31—Puerto Rico Intracountry Warehouse–Core Consumer	1.00% + 0.00
IRD 31—Puerto Rico Intracountry Warehouse–Premium	1.85% + 0.00
IRD 31—Puerto Rico Intracountry Warehouse–Super Premium	1.98% + 0.00
IRD 31—Puerto Rico Intracountry Warehouse–Commercial	2.00% + 0.00
IRD 40—Puerto Rico Intracountry Government–Core Consumer	1.65% + 0.00
IRD 40—Puerto Rico Intracountry Government–Premium	1.85% + 0.00
IRD 40—Puerto Rico Intracountry Government–Super Premium	1.98% + 0.00
IRD 40—Puerto Rico Intracountry Government–Commercial	2.00% + 0.00
IRD 60—Puerto Rico Intracountry Supermarket–Core Consumer	1.20% + 0.00
IRD 60—Puerto Rico Intracountry Supermarket–Premium	1.85% + 0.00
IRD 60—Puerto Rico Intracountry Supermarket–Super Premium	1.98% + 0.00
IRD 60—Puerto Rico Intracountry Supermarket–Commercial	2.00% + 0.00
IRD 61, 62, 63, 67—Puerto Rico Intracountry Commercial	2.37% + 0.00
IRD 70—Puerto Rico Intracountry Emerging Markets–Core Consumer	1.94% + 0.00
IRD 70—Puerto Rico Intracountry Emerging Markets–Premium	2.12% + 0.00
IRD 70—Puerto Rico Intracountry Emerging Markets–Super Premium	2.18% + 0.00
IRD 70—Puerto Rico Intracountry Emerging Markets–Commercial	2.37% + 0.00
IRD 71—Puerto Rico Intracountry Utilities Markets–Core Consumer	1.15% + 0.00
IRD 71—Puerto Rico Intracountry Utilities Markets–Premium	1.85% + 0.00
IRD 71—Puerto Rico Intracountry Utilities Markets–Super Premium	1.98% + 0.00
IRD 71—Puerto Rico Intracountry Utilities Markets–Commercial	2.00% + 0.00

IRD 72—Puerto Rico Intracountry Rapid Payments–Core Consumer	1.16% + 0.00
IRD 72—Puerto Rico Intracountry Rapid Payments–Premium	2.12% + 0.00
IRD 72—Puerto Rico Intracountry Rapid Payments–Super Premium	2.18% + 0.00
IRD 72—Puerto Rico Intracountry Rapid Payments–Commercial	2.37% + 0.00
IRD 73, 83—Puerto Rico Intracountry Core Consumer Electronic
Transactions conducted with these cards that qualify for one of the other categories in this table are eligible for the lower interchange rate.
1.73% + 0.00
IRD 75, 85, 95—Puerto Rico Intracountry Core Consumer Standard
Transactions conducted with these cards that qualify for one of the other categories in this table are eligible for the lower interchange rate.
1.73% + 0.00
IRD 76—Puerto Rico Intracountry Charities–Core Consumer	0.00% + 0.00
IRD 76—Puerto Rico Intracountry Charities–Core Consumer–Premium	1.85% + 0.00
IRD 76—Puerto Rico Intracountry Charities–Core Consumer–Super Premium	1.98% + 0.00
IRD 76—Puerto Rico Intracountry Charities–Core Consumer–Commercial	2.00% + 0.00
IRD ES—Puerto Rico Intracountry Super Premium	2.18% + 0.00
IRD MS—Puerto Rico Intracountry Consumer Mastercard MoneySend	2.12% + 0.00
IRD PS—Puerto Rico Intracountry Premium	2.12% + 0.00

G Puerto Rico Intracountry Mastercard Credit Rates for Digital First Transactions
Transactions meeting interchange program criteria qualify for associated rates.

IRD and Program Name	Rate (USD)
IRD 30—Puerto Rico Intracountry Petroleum–Core Consumer	1.26% + 0.00
IRD 30—Puerto Rico Intracountry Petroleum–Premium	1.95% + 0.00
IRD 30—Puerto Rico Intracountry Petroleum–Super Premium	2.08% + 0.00
IRD 30—Puerto Rico Intracountry Petroleum–Commercial	2.10% + 0.00
IRD 31—Puerto Rico Intracountry Warehouse–Core Consumer	1.10% + 0.00
IRD 31—Puerto Rico Intracountry Warehouse–Premium	1.95% + 0.00
IRD 31—Puerto Rico Intracountry Warehouse–Super Premium	2.08% + 0.00
IRD 31—Puerto Rico Intracountry Warehouse–Commercial	2.10% + 0.00
IRD 40—Puerto Rico Intracountry Government–Core Consumer	1.75% + 0.00
IRD 40—Puerto Rico Intracountry Government–Premium	1.95% + 0.00
IRD 40—Puerto Rico Intracountry Government–Super Premium	2.08% + 0.00
IRD 40—Puerto Rico Intracountry Government–Commercial	2.10% + 0.00
IRD 60—Puerto Rico Intracountry Supermarket–Core Consumer	1.30% + 0.00
IRD 60—Puerto Rico Intracountry Supermarket–Premium	1.95% + 0.00
IRD 60—Puerto Rico Intracountry Supermarket–Super Premium	2.08% + 0.00
IRD 60—Puerto Rico Intracountry Supermarket–Commercial	2.10% + 0.00
IRD 61, 62, 63, 67—Puerto Rico Intracountry Commercial	2.47% + 0.00
IRD 70—Puerto Rico Intracountry Emerging Markets–Core Consumer	2.04% + 0.00
IRD 70—Puerto Rico Intracountry Emerging Markets–Premium	2.22% + 0.00
IRD 70—Puerto Rico Intracountry Emerging Markets–Super Premium	2.28% + 0.00
IRD 70—Puerto Rico Intracountry Emerging Markets–Commercial	2.47% + 0.00
IRD 71—Puerto Rico Intracountry Utilities Markets–Core Consumer	1.25% + 0.00
IRD 71—Puerto Rico Intracountry Utilities Markets–Premium	1.95% + 0.00
IRD 71—Puerto Rico Intracountry Utilities Markets–Super Premium	2.08% + 0.00

IRD 71—Puerto Rico Intracountry Utilities Markets–Commercial	2.10% + 0.00
IRD 72—Puerto Rico Intracountry Rapid Payments–Core Consumer	1.26% + 0.00
IRD 72—Puerto Rico Intracountry Rapid Payments–Premium	2.22% + 0.00
IRD 72—Puerto Rico Intracountry Rapid Payments–Super Premium	2.28% + 0.00
IRD 72—Puerto Rico Intracountry Rapid Payments–Commercial	2.47% + 0.00
IRD 73, 83—Puerto Rico Intracountry Core Consumer Electronic
Transactions conducted with these cards that qualify for one of the other categories in this table are eligible for the lower interchange rate.
1.83% + 0.00
IRD 75, 85, 95—Puerto Rico Intracountry Core Consumer Standard
Transactions conducted with these cards that qualify for one of the other categories in this table are eligible for the lower interchange rate.
1.83% + 0.00
IRD 76—Puerto Rico Intracountry Charities–Core Consumer	0.00% + 0.00
IRD 76—Puerto Rico Intracountry Charities–Core Consumer–Premium	1.95% + 0.00
IRD 76—Puerto Rico Intracountry Charities–Core Consumer–Super Premium	2.08% + 0.00
IRD 76—Puerto Rico Intracountry Charities–Core Consumer–Commercial	2.10% + 0.00
IRD ES—Puerto Rico Intracountry Super Premium	2.28% + 0.00
IRD MS—Puerto Rico Intracountry Consumer Mastercard MoneySend	2.22% + 0.00
IRD PS—Puerto Rico Intracountry Premium	2.22% + 0.00